UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF MICHIGAN
SOUTHERN DIVISION

PARK CONSULTING GROUP, a Michigan Limited Liability Company, and PW MI CANRE MARENGO, LLC, a Michigan Limited Liability Company,

Plaintiff,

Case No. 1:22-cv-00321
Hon. Hala Y. Jarbou

v.

MARENGO TOWNSHIP
a Michigan Civil Township.

Defendant.

JAFFE, RAITT, HEUER & WEISS, P.C.
Ethan R. Holtz (P71884)
Salvatore A. Amodeo (P80290)
Attorneys for Plaintiffs
27777 Franklin Road, Suite 2500
Southfield, MI 48034
(248) 351-3000
eholtz@jaffelaw.com
samodeo@jaffelaw.com

COMPLAINT, PETITION FOR WRIT OF MANDAMUS, AND JURY DEMAND

PARK CONSULTING GROUP, a Michigan Limited Liability Company ("Park"), and PW MI CANRE MARENGO, LLC, a Michigan Limited Liability Company ("PW") (collectively, "Plaintiffs"), through their attorneys, JAFFE, RAITT, HEUER & WEISS, P.C., for their Complaint, Petition for Writ of Mandamus, and Jury Demand against Defendant Marengo Township ("Township"), allege as follows:

PRELIMINARY STATEMENT

1. This is an action for equitable, declaratory and injunctive relief arising out of Township's false promises, constitutional violations by the Township's deprivation of Plaintiffs' civil rights through its refusal and failure to comply with its own ordinances and state law as well as a common dispute resolution mechanism.

2. PW was induced to purchase 22695 J. Drive North, Marshall, MI 49068 ("Property") and subsequently invest significant monies into the Property based upon representations from Township officials that an existing greenhouse ("Greenhouse") on Property that had been built and used to commercially grow peppers by the prior owner was "fully approved," "ready to go," and could be utilized for the cultivation of cannabis without further Township approval beyond issuance of a Township Class C Grower License ("Grower License") and appropriate State of Michigan licenses.

3. After Plaintiffs paid for and received their Grower Licenses from the Township, Plaintiffs proceeded to apply to the Michigan Marijuana Regulatory Agency ("MRA") for a state license.

4. MRA Regulation 420.9(5)(a) requires that an applicant provide MRA with a certificate of occupancy ("CO") for its proposed location, where such documentation is required by the municipality or "alternative documentation from the building authority," when a CO is not applicable ("CO equivalent").

5. The existing Greenhouse was constructed on the Property in or about 2013, without the issuance of any building permits of any kind, and then operated as a commercial greenhouse, growing peppers, without either a CO or building permits, and never received any building violations as a result thereof the whole time it was in operation until 2019.

6. Since the existing Greenhouse at the Property was and always has been treated by the Township as an agricultural structure, Township never required it to have CO or building permits and is "grandfathered" exempt from the Michigan Building Code ("MBC") and Stille-Derossett-Hale Single State Construction Code, MCL 125.1510(8).

7. Accordingly, Plaintiffs requested that the Township execute the CO equivalent, a simple two-sentence letter confirming that the Property never had a CO because it was an agricultural property, which the MRA agreed it would accept in lieu of a CO.

8. At that point, however, Township Building Official Joseph Israel ("Mr. Israel") and Township Building and Zoning Manager Hamilton ("Ms. Hamilton") intervened and would not permit the Township to execute the requested letter, simply because they believed that changing the plant grown in the existing Greenhouse from peppers to cannabis changed the use and occupancy of the existing Greenhouse from agricultural to industrial and thus the existing Greenhouse was now required to apply for building permits and seek a CO, despite that it had been built and operated for years without either.

9. The Greenhouse/Nursery is and never was an industrial or commercial building, simply changing the plant grown in the Greenhouse does not change the use or occupancy of the Greenhouse, and it thus remains exempt from the MBC and State Construction Code.

10. The Township contracts and/or employs South Central Michigan Construction Code Inspection, Inc. ("SCMCCI") and its principals, employees, and agents, including Mr. Israel and Township Building and Ms. Hamilton, to conduct its code inspection. The Township pays SCMCCI for its rulings and findings.

11. Upon information and belief, if the Greenhouse is designated industrial, the Greenhouse will be subject to SCMCCI's inspections and will generate significant revenues for SCMCCI.

12. Mr. Israel and Ms. Hamilton's position with regard to the change in use from agricultural to industrial is not grounded in law or fact and, upon information and belief, is motivated by their positions with SCMCCI and its role as the Township's code enforcement subcontractor.

13. In fact, as is custom and practice in Michigan, in the event of a dispute with a building official, Plaintiffs can seek an opinion from a building official from an adjacent township.

14. The Township confirmed that this is a common dispute resolution mechanism.

15. Plaintiffs obtained opinions from three building officials representing twelve neighboring townships who agreed and supported Plaintiffs' position that the Greenhouse was not subject to the MBC.

16. The Township and Township Supervisor David Fountain ("Mr. Fountain"), however, refused to accept these opinions and still refused to execute the requested letter, stalling Plaintiffs' application with MRA and causing Plaintiffs millions of dollars in damages.

17. The Township insists that Plaintiffs are required to raise this issue before the Township Construction Board of Appeals ("CBA"), but this is inaccurate.

18. The CBA's purview, pursuant to MBC 113.1, is to provide a means of appeal of a decision of an enforcing agency and, upon information and belief, the Township must have a CBA.

19. Because SCMCCI, upon information and belief, has the right to review and approve the Township's budget, the rulings of the CBA could financially benefit SCMCCI.

20. Upon information and belief, the members of the CBA are selected by the same individuals who prepare the Township's budget. SCMCCI's ties to the CBA therefore undermine its independence with respect to its ability to fairly and impartially evaluated Plaintiffs' use designation.

21. Additionally, upon information and belief, SCMCCI appears to have a conflict of interest and greatly benefits if this existing Greenhouse property falls under its jurisdiction.

22. SCMCCI stands to earn revenues if the Property requires building permits and is not exempt from the MBC.

23. Plaintiffs, through the Property and its cultivation operation, will pay annual fees in excess of $100,000, create approximately 100 jobs, and pay applicable taxes, generating significant revenue for the Township that has a population of 2,200 and annual revenues of approximately $700,000.

24. Indeed, Park paid the Township in excess of $100,000 for permits alone and SCMCCI's demand's could increase that number significantly.

25. Fundamentally, greenhouses are exempt from the State Construction Code and MBC as pursuant to MCL 125.1502a and the definition of "building" pursuant to the MBC, because "The term does not include a building incidental to the use for agricultural purposes of the land on which the building is located if it is not used in the business of retail trade."

26. The Township has no authority to require a CO or building permits in the first place, since the existing Greenhouse is "grandfathered" and exempt from the MBC, as pursuant to MBC 101.2, it only applies to a "building," which the existing Greenhouse is not as described above.

27. Accordingly, the Township's CBA does not have jurisdiction because the existing Greenhouse is exempt from the MBC, and the MBC provides that the CBA only has authority to

hear an appeal in accordance with Stille-Derossett-Hale Single State Construction Code, which the Greenhouse is exempt from pursuant to MCL 125.1510(8).

28. Since the existing Greenhouse is exempt from the MBC and State Construction Code and there are issues associated with SCMCCI's motivations and control over the CBA, an administrative appeal is futile and Plaintiffs should not be forced to proceed through an administrative process that has no jurisdiction over them and will likely forestall relief Plaintiffs are entitled to, causing further delay and damage.

29. Plaintiffs have repeatedly sought to meet with the Township Board, but these attempts have been rebuffed and all communications have been with Matthew Kuschel, attorney for the Township.

30. All acts alleged herein of the Township, its officers, agents, employees, elected or appointed officials, or persons acting at its behest or direction, have been and are continuing to be done under the color and presence of law.

31. The Township and its officers, agents, employees, elected or appointed officials, or persons acting at its behest or direction, with those officials having official policymaking and decision-making authority, including but not limited to the Township Board, Township Supervisor, Township Planning Commission, and Township Building and Zoning Officials, have failed to fulfill their duties to Plaintiffs and have engaged in a policy, practice, and pattern of constitutional violations.

32. The Township's refusal to execute the requested letter is unjustified and arbitrary based upon a position contrary to law and contrary to the representations made to Plaintiffs both prior to and after its purchase of the Property upon which Plaintiffs relied to their detriment.

33. The Township's false representations and its misapplication of law are imposing an unreasonable and arbitrary restriction on the use of the Property.

34. Plaintiffs are unable to operate their marihuana cultivation business and has suffered substantial monetary damages that escalate daily as well as constitutional damages and bring this action seeking declaratory relief and damages including:

A. Issue a writ of mandamus requiring that the Township issue a CO equivalent, by a date certain, which is a ministerial act by the Township's Ordinances, representations, and attestations, including the Township Clerk Doreen VanSickle's January 21, 2022 signed attestation that Plaintiffs' establishment had complied with all local regulations and ordinances that the Township provided to Plaintiffs in support of their application with the MRA and now, seemingly disavow;

B. Enter an expedited declaratory judgment, trial, speedy decision, and advancement on this Court's calendar under Fed. R. Civ. P. 57 and 28 U.S.C. § 2201, 2202, because without such expedited relief Plaintiffs will suffer significant losses which could force them out of business if required to wait until the conclusion of this case;

C. Enter a judgment that the Township should be equitably estopped from changing Plaintiffs' Property designation to an industrial use and require a building permit, pursuant to Michigan law and 28 U.S.C. § 1343(a)(4);

D. Enter a judgment that the Township violated Plaintiffs' constitutional rights of substantive and procedural due process because Plaintiffs cannot operate their business and have been deprived of their property rights in the Property

and their costly permits and licenses, including a Class C Grower License, that cost in excess of $100,000;

E. Enter a judgment that the Township violated Plaintiffs' constitutional rights of equal protection because Plaintiffs have been treated differently from the prior owner, who was similarly situated to Plaintiffs operating the Greenhouse/Nursery on the Property in an agricultural zone, growing plants;

F. Enter a judgment that the Township violated the Takings Clause by depriving Plaintiffs of the use of their Property;

G. Enter a declaratory judgment that the Greenhouse is not subject to an administrative process nor the CBA, because it is an agricultural structure exempt from the MBC as it was built, operated, and "grandfathered" without building permits and a CO, and simply changing the plant from peppers to cannabis, which is not an industrial use under Michigan law, does not change the use or occupancy from agricultural to industrial;

H. Enter a judgment for money damages for Plaintiffs' actual damages including escalating lost profits and revenue caused by the Township's unjustified and arbitrary delays pursuant to Michigan law, 42 U.S.C. § 2202, 42 U.S.C. § 1983, 42 U.S.C. § 1988;

I. Enter a judgment entering all equitable and declaratory relief under 28 U.S.C. § 1343(a)(4) and 28 U.S.C. § 2201, 2202, respectively;

J. Enter a judgment requiring the payment by the Township of Plaintiffs' attorney fees and costs pursuant to 42 U.S.C. § 1988.

THE PARTIES

35. PW is a Michigan LLC, with a principal place of business in Marengo Township.

36. Park is a Michigan LLC, with a principal place of business in Kalamazoo, Michigan.

37. The Township is a civil township located in Calhoun County, Michigan.

JURISDICTION

38. This Court has subject matter jurisdiction pursuant to 28 U.S.C. § 1331 because Plaintiffs' Equal Protection, Procedural Due Process, Substantive Due Process, and Takings Clause claims arise under the laws of the United States Constitution; because Plaintiffs seek to redress constitutional violations and deprivations of law under color of law, of rights, privileges, and immunities secured by the United States Constitution pursuant to 28 U.S.C. § 1343(a)(3); because Plaintiffs seek equitable relief under 28 U.S.C. § 1343(a)(4); because Plaintiffs seek declaratory injunctive relief under 28 U.S.C. § 2201; 2202; and under 42 U.S.C. § 1988 to secure costs and reasonable attorney fees as part of this case.

39. This Court has supplemental jurisdiction over Plaintiffs' claims for Writ of Mandamus, Equitable and Promissory Estoppel, and claims brought under the Michigan Constitution pursuant to 28 U.S.C. § 1367 because they occurred in this District, Plaintiffs suffered damages in this District, and because the state law claims are so related to the claims arising under federal law that they form part of the same case or controversy under Article III of the U.S. Constitution.

40. The Court has personal jurisdiction over Defendant because it is located and in this District.

41. Venue is proper under 28 U.S.C. § 1391(b)(1) because the Township resides in this District.

42. Venue is also proper under 28 U.S.C. § 1391(b)(2) because a substantial part of the events giving rise to this litigation occurred in this District.

43. Plaintiffs include their request for an expedited declaratory judgment, speedy decision, and advancement on this Court's calendar under Fed. R. Civ. P. 57 and 28 U.S.C. § 2201; 2202.

GENERAL ALLEGATIONS

A. THE TOWNSHIP ADOPTS ORDINANCES PERMITTING MARIHUANA GROWERS IN AGRICULURAL ZONES

44. In 2019 and 2020, following many other municipalities, the Township opted into the Michigan Marihuana Facilities Licensing Act ("MMFLA") and allowed commercial marihuana activity within its borders and accordingly adopted ordinances permitting marihuana businesses to operate within its borders.

45. Specifically, Township adopted Ordinance No. 2019-5 at a Township Board Meeting on August 27, 2019, accepting and implementing the provisions of the MMFLA permitting grower operations, among other marihuana operations. *Exhibit 1, Ordinance 2019-5*.

46. Township also adopted Ordinance No. 2019-6 at a Township Board Meeting on October 29, 2019, accepting and implementing the provisions of the Michigan Regulation and Taxation of Marihuana Act ("MRTMA") permitting grower operations, among other operations. *Exhibit 2, Ordinance 2019-6*.

47. Finally, Township adopted Ordinance No. 2020-01 at a Township Board Meeting on March 31, 2020, amending the Township's Zoning Ordinance to provide for the zoning

regulation of Commercial Medical Marihuana Facilities and Recreational Marihuana Establishments. *Exhibit 3, Ordinance 2020-01.*

48. This Ordinance placed the Township's designated area for marihuana cultivation over ("Marihuana Overlay") an existing agriculturally-zoned district ("Agricultural Zone"). *Ex. 3, Ord. 2020-01.*

49. The Township's Ordinance, 17B.02 stated that the Marihuana Overlay "is established as an overlay zoning district over portions of the AG Agricultural District in Section 2..." and "Land located within such overlay district may be developed according to the provisions of the underlying zoning district or according to the provisions of this Section." *Ex. 3, Ord. 2020-01.*

50. The Township's MO Ordinance does not alter the land's current zoning classification pursuant to Section 11 of Ordinance No. 2020-01:

> ***Those properties within the MO District shall maintain their current zoning classification in addition to those uses provided by the newly-established MO District.***
>
> *Ex. 3, Ord. 2020-01 (Emphasis added).*

51. The MMFLA and MRTMA allow a grower license to be issued in an area zoned for agricultural use. MCL 333.27501(9); MCL 333.27959.

52. Agricultural uses do not require building permits under the State Construction Code, MCL 125.1501, *et. seq*. or the MBC.

53. Under the MMFLA, MRTMA, the Township's Ordinances, and the State Construction Code, a marihuana grower business operates within the Township's Marihuana Overlay District as an agricultural use, not requiring a building permit or certificate of occupancy.

B. PLAINTIFFS' BUSINESS FOCUSES ON SUSTAINABLE AND ENVIRONMENTALLY CONSCIOUS LAND USES

54. PW is a subsidiary of Power REIT. *Exhibit 4, David Lesser Affidavit*.

55. Power REIT is a real estate investment trust that focuses on sustainable real estate.

56. POWER REIT uses controlled environmental agricultural practices to grow cannabis and other plants using environmentally sustainable methods with minimal carbon footprint.

57. In line with its central purpose, Plaintiffs sought a property that could offer an environmentally friendly approach to marihuana cultivation with a minimal carbon footprint and became interested in the Property.

C. THE PROPERTY HAS ALWAYS BEEN ZONED AGRICULTURAL

58. Plaintiffs discovered the Property and was interested because the location, size, and existing structure of the Greenhouse/Nursery would allow a marihuana cultivation operation utilizing sunlight with a minimal carbon footprint. *Exhibit 5, Greenhouse Plan*; *Exhibit 6, Tom Piepkow Affidavit.*

59. The Property is 65 acres of agricultural land that is zoned agricultural, upon which sits an approximately 550,000 square foot existing Greenhouse.

60. The Greenhouse was constructed in or about 2013 by Kilbourn Produce, LLC ("KP").

61. During the Greenhouse's construction, KP communicated with the Township concerning what applications and permits would be required for its construction and use.

62. The Township designated the Greenhouse an agricultural use and did not require any permits or applications for a CO.

63. KP went before the Township Planning Commission, who verbally approved the Greenhouse because it was an agricultural use.

64. KP never applied for a building permit and never sought nor obtained a CO. *Ex. 6, Piepkow*.

65. Numerous Township officials visited the Greenhouse during its construction and never raised any issue or concern.

66. Upon its completion, KP operated the Greenhouse from 2013 to 2019. *Ex. 6, Piepkow.*

67. During that time, KP did not receive any violations or citations as the result of its lack of building permits or a CO. *Ex. 6, Piepkow.*

68. Township accordingly accepted and permitted the use of the Greenhouse without a CO or building permits, which is thus a "grandfathered" use.

D. THE TOWNSHIP INDUCED PW TO BUY THE PROPERTY

69. KP began to have financial difficulties and ceased operations at some time in 2019, after it had operated the Greenhouse for several years.

70. On or about November 2019, the Calhoun County Circuit Court appointed a Receiver to take possession of the Property and market its sale for the benefit of KP's creditors.

71. The Receiver then placed the Property on the market.

72. The Property was marketed by the Receiver primarily not as a greenhouse to grow peppers, but rather as a greenhouse to grow marihuana based on the marihuana overlay on top of the agriculture zoning.

73. When the Township adopted the MO Ordinance, it expressly designated the Property as suitable for marihuana cultivation.

74. The Receiver attempted to complete sales of the Property to potential buyers for over two years, and the buyers intended to use the Property and the Greenhouse as a marihuana cultivation facility.

75. At least three different buyers had the Property under contract, but none were able to complete its purchase.

76. In or about mid-2021, POWER REIT, PW's parent company, became aware of the Property.

77. As part of its due diligence, on or about May 13, 2021, David Lesser ("Lesser"), CEO of PW's parent company POWER REIT, met with Greg Shippel ("Shippel"), the Township Planning Commission's then Chairman. *Ex. 4, Lesser*.

78. The purpose of the meeting was to determine whether, if PW were to purchase the Property, it could quickly commence cannabis cultivation operations.

79. Mr. Shippel assured Lesser that POWER REIT and PW could quickly move forward with cannabis cultivation operations. *Ex. 4, Lesser.*

80. Mr. Shippel explained to Lesser that the Township had specifically designated this Property for the cultivation of marihuana and designated it so in the MO Ordinance. *Ex. 4, Lesser.*

81. Mr. Shippel showed Lesser the MO Zoning Map which designated this specific property as part of the Township's MO District, even though it was separate, not contiguous with, and outside of any other property or district where cannabis operations were permitted. *Ex. 4, Lesser.*

82. Mr. Shippel explained to Lesser that the Township's entire marihuana zoning process was designed to get this specific property approved for marihuana cultivation as an

inducement for an operator to get the Greenhouse back into operation and produce jobs and tax revenue for the Township and its community. *Ex. 4, Lesser.*

83. Mr. Shippel led Mr. Lesser to believe that Township was in favor of marihuana cultivation at the Property and that if PW purchased it, the Greenhouse could be put into use for marihuana cultivation quickly, without any lengthy approval process, and all that would be needed would be the purchase of local and state cannabis licenses. *Ex. 4, Lesser.*

84. At no time did Mr. Shippel convey that the Township designated growing marihuana, rather than peppers, as a change of use that would require a CO. *Ex. 4, Lesser.*

85. Lesser left the meeting with Mr. Shippel with the understanding that there would be no impediments to cannabis cultivation at the Property. *Ex. 4, Lesser.*

86. Relying on this information supplied by Mr. Shippel and the understanding of the facts presented by Mr. Shippel, PW decided to purchase the Property. *Ex. 4, Lesser.*

87. After another party failed to close, on or about May 24, 2021 PW executed a contract to purchase the Property.

88. On or about September 3, 2021, PW closed on the purchase of the Property and paid Receiver $18,422,000. *Exhibit 7, Property Transfer Affidavit*.

89. The value of this Property and the existing, grandfathered Greenhouse is and was significantly increased because of the ability to grow cannabis in the Greenhouse – otherwise it would have far less value.

E. PLAINTIFFS EXPERIENCE DELAYS AND DIFFICULTIES WHERE THEIR BUILDING PERMIT APPLICATION IS REJECTED BY THE TOWNSHIP BECAUSE THE GREENHOUSE IS AN AGRICULTURAL PROPERTY

90. Plaintiffs had discussions with Township officials as to the use of the Property.

91. The Township represented that the Property was agriculturally zoned, the Property was fully approved and "ready to go," and should not need any further permits or approvals from the Township. *Exhibit 8, Leise Rosman Affidavit, Park consultant; Ex. 4, Lesser.*

92. After purchasing the Property, Plaintiffs sought and acquired multiple approvals from the Township. *Ex. 4, Lesser; Ex. 8, Rosman.*

93. Plaintiffs sought and acquired a Class C Grower's License, Conditional Use Permit, and Site Plan approval under the MMFLA and MRTMA. *Ex. 8, Rosman.*

94. Although Lesser had been assured these approvals would come quickly, it took three formal hearings and several months for Plaintiffs to obtain them. *Ex. 4, Lesser; Ex. 8, Rosman.*

95. Nevertheless, Plaintiffs did obtain these approvals which certified that the proposed location and use complied with Township's underlying zoning district (agriculture) and the requirements of the Township's Marihuana Overlay District under Ordinance 2020-01, Section 17B. *Ex. 8, Rosman.*

96. Plaintiffs paid the Township in excess of $100,000 for such approvals, a Class C License, and a conditional use permit to grow cannabis at the Property. *Ex. 8, Rosman.*

97. Plaintiffs quickly commenced the minor facility upgrades to ensure the Greenhouse was ready for cultivation.

98. As configured, the Greenhouse is to operate using light-diffusing glass panels, curtains, and hydroponic growing that relies on natural sunlight. *Ex. 6, Piepkow.*

99. The "green" growing methods are sustainable and has a minimal carbon footprint and differentiate Plaintiffs from the vast majority of marihuana growers that utilize high-energy

artificial light sources and significant HVAC and other industrial techniques and equipment which create a significant carbon footprint and are not environmentally friendly.

100. On or around January 21, 2022, Plaintiffs obtained two attestations from Township Clerk Doreen VanSickle ("Ms. VanSickle"), who attested to Park that the Greenhouse was in full compliance with the Township's Ordinances:

> ***The proposed establishment is in compliance with all regulations and ordinances within the municipality, including zoning ordinances.***
>
> ***Exhibit 9, Attestations. (Emphasis added.)***

101. With those attestations in hand, the Greenhouse was ready for cultivation, and Plaintiffs set about to obtain their State operating license from MRA.

F. THE TOWNSHIP'S DECISION NOT TO ISSUE A CERTIFICATE OF OCCUPANCY OR EQUIVALENT PREVENTS PLAINTIFFS' FINAL APPROVAL WITH THE STATE OF MICHIGAN

102. MRA Reg. 420.9(5)(a) requires that an applicant provide MRA with a CO where such documentation is required by the municipality, or "alternative documentation from the building authority" also known as a CO equivalent, when a CO is not applicable.

103. Accordingly, because the Greenhouse did not have nor require a CO, Plaintiffs would have to present a CO equivalent to the MRA in order to complete its license application.

104. Plaintiffs contacted the Township about obtaining an acceptable CO equivalent.

105. Plaintiffs presented the Township with a letter that would meet the CO equivalent requirements, which simply stated:

> ***To whom it may concern:***
>
> ***It is the understanding of the Township that the greenhouse building at the proposed location at 22695 J Drive N, Marshall, Michigan has never required, nor been granted, a Certificate of Occupancy for any prior use. The use of this building for agricultural purposes does not require a Certificate of Occupancy.***

Exhibit 10, Email, CO equivalent letter. (Emphasis added)

106. Brian Hanna, MRA's Manager of Field Operations-Inspections, confirmed that the letter prepared by Plaintiffs was an acceptable CO equivalent that MRA would accept in lieu of a CO:

Yes, we would accept the letter from the township supervisor as a CoO equivalent.

Exhibit 11, Email, CO equivalent confirmation. (Emphasis added)

107. Plaintiffs requested that the Township execute the letter so it could proceed with their State Marihuana application, but the Township refused. *Ex. 9, CO equivalent*.

108. During a series of phone calls, Mr. Israel advised that they would not permit the Township to execute such a CO equivalent letter because Mr. Israel, upon being notified of Plaintiffs' request, took the position that changing the plant grown in the Greenhouse from peppers to cannabis is a change of use, which would require a building permit and CO.

109. Building and Zoning Manager Ms. Hamilton took the same position regarding the use of the Greenhous.

110. Mr. Israel position, reiterated by the Township Attorney Matthew Kuschel, Esq., in a February 24, 2022 email, stated that he believed: (1) the Property's use under the MBC changed from Group U (*agricultural*) to F-1 (*industrial*) and (2) the use has changed from agricultural to industrial. *Exhibit 12, Email, 2-24-2022 Kuschel*.

111. Mr. Israel's opinion was that (A) the use changed to F-1 because, Mr. Kuschel's email explained, the MBC provides that "hemp" is in the F-1 Group and "hemp" is the closest analogous situation to cannabis and (B) the State marihuana laws provide that growing cannabis is an industrial use.

112. However, the MBC does not actually use the term "hemp," but rather "hemp products," which are two very different things as explained below.

113. Mr. Israel's position is legally and factually inaccurate.

114. Seeking to resolve the dispute, Plaintiffs engaged in a series of lengthy communications with the Township attorney. *Exhibit 13, Plaintiff counsel's emails with Township Attorney*; *Exhibit 14, 3-17-2022, Email request for meeting with Supervisor*.

115. Plaintiffs consulted with the Township attorney, who expressed that it was his belief that Plaintiffs were required to bring an appeal before the Township's CBA.

116. That position is in error because the existing, grandfathered Greenhouse is an agricultural building, exempt from the MBC and State Construction Code, and not required to obtain building permits.

117. Indeed, as an agricultural property, there is not even a permit for Plaintiffs to apply for.

118. Plaintiffs continued to engage in conversation with the Township attorney in an attempt to resolve the dispute. To assist in this process, Plaintiffs retained professional engineer David Kubiske, P.E., who has been a licensed engineer for over 40 years, served as a Board-Certified Building Inspection Engineer and a Registered ACT 54 State Plan Reviewer for the State of Michigan #004530, served on Bedford Township's Construction Board of Appeals, Ida Township's Board of Review, and as Township Engineer for numerous Michigan municipalities. *Exhibit 15, Affidavit of David Kubiske, P.E.*

119. Mr. Kubiske advised Plaintiffs that it is common custom and practice in Michigan that in the event of a dispute of the nature that exists between Plaintiffs and the Township, a party may seek review of a determination of a township building official's position by a building official

from an adjacent municipality upon approval from the subject township's supervisor. *Ex. 15, Kubiske.*

120. Plaintiffs thereafter presented such a request to the Township Supervisor and the Township acknowledged that this is in fact a customary and commonly used practice to resolve a dispute like this instant dispute. *Exhibit 16, Email, 3-18-2022, Opinions of Neighboring Communities.*

121. Plaintiffs then submitted to the Township the opinions of three (3) building officials that serve a total of twelve (12) neighboring Townships. *Exhibit 17, Building Official Frank Ballard Letter; Exhibit 18, Building Official Brian Buchanan Letter; Exhibit 19, Building Official Bryan Powers Letter.*

122. Each of those building officials opined that:

A. The Greenhouse is exempt from the building code and does not require a building permit;

B. The Greenhouse does not require a certificate of occupancy;

C. The Greenhouse is an agricultural use;

D. If this Greenhouse was located in any of the seven townships served by these officials, they would have immediately accommodated Plaintiffs' request for alternative documentation.

123. Despite Plaintiffs' attempts and opinions of these building officials, the Township and Mr. Fountain refused to accept these second opinions, did not alter their position, and refused to execute the requested CO equivalent letter. *Ex. 14; Ex. 16.*

124. In an attempt to rebut Plaintiff's multiple supportive opinions from neighboring communities, the Township produced an opinion from an SCMCCI code consultant from Harbor

Springs, Kenneth Cooper, indicating the lack of support pursuant to the Township's "custom and practice." *Exhibit 20, Kenneth Cooper Email and Opinion.*

125. Harbor Springs is not in any way adjacent to the Township, but rather it seems, the Township had to travel to the complete opposite end of the State to find someone to support its position, rendering the presentation of this opinion highly suspicious.

126. Because Plaintiffs' existing Greenhouse is a grandfathered agricultural structure not subject to, and therefore exempt from the MBC and State Construction Code, and an administrative appeal or variance is futile.

127. An administrative appeal will be futile because the Greenhouse is not under the jurisdiction of the CBA.

128. The position of Township Supervisor Mr. Fountain, Building Official Mr. Israel, and Building and Zoning Manager Hamilton, are wrong and contrary to law.

G. MICHIGAN'S REGULATORY SCHEME CONFIRMS THAT GROWING CANNABIS IN A GREENHOUSE IS AN AGRICULTURAL USE

129. Under Michigan law and regulations, marihuana cultivation is an agricultural, and not industrial, process.

130. Pursuant to the Section 302 of the MBC, every structure is classified for use.

131. The MBC and Michigan Energy Code define a "greenhouse" as a "structure or thermally isolated area of a building that maintains a specialized sunlit environment used for, and essential to, the cultivation, protection or maintenance of plants."

132. Section 312.1 of the MBC states that "agricultural buildings" and "greenhouses" are designated a Group U classification.

133. MCL 211.34(c) defines an agricultural building as including one used for "growing and harvesting any agricultural, horticultural, or floricultural commodity."

Michigan's Regulatory Scheme Confirms that Cannabis is a Plant

134. The Michigan Medical Marihuana Regulation Act ("MMMRA") defines the "marihuana plant" as "any **plant** of the species Cannabis sativa L." MCL 333.26423(g).

135. MCL 333.27953(e) defines a "marihuana grower" as a person "licensed to cultivate marihuana." MCL 333.27953(j).

136. MRTMA defines "marihuana' as a "**plant** of the genus Cannabis…"

137. MRTMA, MCL 333.27953(c), defines Industrial hemp as a **plant**.

138. The MMFLA defines a "marihuana **plant**" as "any plant of the species Cannabis sativa L, and a marihuana plant does not include industrial hemp. MCL 333.27102(m); see also, sections (k), (l).

139. Growing a plant is clearly an agricultural use and is what is intended at this existing Greenhouse.

140. Accordingly, growing marihuana, a plant, is an agricultural/horticultural activity and a greenhouse doing so is an agricultural building pursuant to Section 312.1 of the MBC.

Township's Classification of Marihuana As the Same As Hemp Products is Without Support

141. Township contends that since it believes that "hemp [products]" are listed as an F-1 use classification in the MBC (MBC 306.2), that "marihuana plants" should also be considered an F-1 use classification.

142. F-1 Use Groups, which focus on manufacture, are industrial in nature.

143. Notably, Group F occupancies include "the use of a building or structure, or portion thereof, for **assembling, disassembling, fabricating, finishing, manufacturing, packaging, repair or processing operations**…" MBC, Section 306.1.

144. Indeed, Group F occupancies convert harvested crops into goods or products, which will not be done in the Greenhouse.

145. By way of example, the portion of the MBC that the Township and its officials rely upon is titled "Factory Group F" and includes, "among others, the use of a building or structure, or a portion thereof, for assembling, disassembling, fabricating, finishing, manufacturing, packaging, repair or processing operations that are not classified as a Group H hazardous or Group S storage occupancy."

146. Section 306.2, which the Township purportedly relies upon, provides a list of exemplar uses that qualify as F-1, which are manufacturing of the following:

A. Aircraft;

B. Appliances;

C. Athletic equipment;

D. Automobiles and other motor vehicles;

E. Bakeries;

F. Beverages over 16-percent alcohol content;

G. Bicycles;

H. Boats;

I. Brooms or brushes;

J. Business machines;

K. Cameras and photo equipment;

L. Canvas or similar fabric;

M. Carpets and rugs (includes cleaning);

N. Clothing;

O. Construction and agricultural machinery;

P. Disinfectants;

Q. Dry cleaning and dyeing;

R. Electric generation plants;

S. Electronics;

T. Engines (including rebuilding);

U. Food processing establishments and commercial kitchens not associated with restaurants, cafeterias and similar dining facilities more than 2,500 square feet (232 m2) in area;

V. Furniture;

W. Hemp products;

X. Jute products;

Y. Laundries;

Z. Leather products;

AA. Machinery;

BB. Metals;

CC. Millwork (sash and door);

DD. Motion pictures and television filming (without spectators);

EE. Musical instruments;

FF. Optical goods;

GG. Paper mills or products;

HH. Photographic film;

II. Plastic products;

JJ. Printing or publishing;

KK. Recreational vehicles;

LL. Refuse incineration;

MM. Shoes;

NN. Soaps and detergents;

OO. Textiles;

PP. Tobacco;

QQ. Trailers;

RR. Upholstering;

SS. Wood distillation; and

TT. Woodworking (cabinet).

147. The term “hemp products” is not defined by Michigan statute.

148. Hemp products are widely understood to refer to products which are made from hemp plants, just as citrus products, like orange juice, are made from citrus plants, and paper is made from trees.

149. Typical hemp products include hemp oils, hemp fuel (biodiesel), hemp seeds, hemp powders, body washes, creams, hemp fibers, etc. The manufacture of these hemp products requires an industrial designation and offer an important distinction from the hemp plants crop because “hemp product” manufacturing and storage carry more hazard to an occupancy.

150. The MBC recognizes this distinction. Growing plants is an agricultural use while processing those plants into products is an industrial use under Section 306.2 of the MBC where:

A. Growing hops is an agricultural use, but turning it into beer through processing is an F-1 Group use;

B. Growing trees is an agricultural use, but processing them into paper, wood, or cabinets is an F-1 Group use;

C. Growing cotton is an agricultural use, but processing it into textiles or clothes is an F-1 Group use;

D. Growing vegetables is an agricultural use, but food processing establishments are an F-1 Group use;

E. Raising livestock is an agricultural use, but processing leather products is an F-1 Group use;

151. The MBC does not, however, list every single crop that could ever be grown in an agricultural use, as this would take volumes to do.

152. Rather, MBC indicates that growing plants, and especially growing plants in a "greenhouse," is an agricultural use.

153. Manufacturing things from what is grown in an agricultural facility converts the use from agricultural to industrial. This distinction separates occupancies involving growing raw materials, from occupancies where those raw materials are used to manufacture products.

<u>The Use Derives from the Level of Hazard Involved</u>

154. The MBC defines a change in occupancy as a "change in the purpose or level of activity within a building that involves a change in the application of the requirements of this Code." MBC 202.

155. Under the MBC, the deciding factor in whether there has been a change of occupancy is whether the purpose or activity has changed such that the building's *occupant load or hazards* have changed such that different building code requirements should apply.

156. The Plaintiffs will utilize the existing Greenhouse in the same way that it has always been used, namely as a green and environmentally friendly plant growing facility.

157. No significant structural changes are contemplated for the Greenhouse in anticipation of marihuana cultivation.

158. Plaintiffs' plans do not involve utilizing additional power, equipment, or other methods such that the grow operation would be considered more hazardous than any other agricultural use of the facility.

159. Thus, simply changing the plant grown in the Greenhouse does not change the use or occupancy of the Greenhouse which remains a "grandfathered" agricultural structure exempt from the MBC and any CO requirements.

160. The applicable use turns on the level of hazard involved. Agricultural use – growing plants – is a lower hazard than converting raw materials into products derived from those plants. The greater hazard warrants the industrial use designation.

161. Growing plants in a greenhouse is not inherently hazardous.

162. In fact, this Greenhouse in particular maintained its Group U (Agricultural) use designation during the time it was in operation and growing 5.5 million pounds of peppers annually for commercial sale and human consumption.

Cannabis is not an Industrial Use

163. The Township Attorney's letter and position also incorrectly argued that "definitions" provided by the MMFLA and MRTMA support a finding that any cannabis grower facility is "industrial" and therefore subject to permitting pursuant to the MBC based on a reference to a commercial entity.

164. The MMFLA defines "Grower as a "commercial entity," MCL 333.27102(g), which, in plain language, refers to its being "occupied with or engaged in commerce or work intended for commerce." (Merriam-Webster Dictionary).

165. The Township is trying to use the reference to "commercial entity" as a basis to convert the use from "agricultural" to "industrial."

166. A "commercial entity' is not the same as an industrial use. The greenhouse was previously a commercial entity engaged in growing and selling peppers and was clearly considered and Agricultural property.

167. Farms, which are agricultural, can be commercial entities. That farms are commercial entities does not convert them to an industrial designation.

168. Michigan law defines "industrial" in the Plant Rehabilitation and Industrial Development Districts Act, MCL 207.551 et seq., as including:

> ***a high-technology activity, operation of a strategic response center, operation of a motorsports entertainment complex, operation of a logistical optimization center, operation of qualified commercial activity, operation of a major distribution and logistics facility, the manufacture of goods or materials, creation or synthesis of biodiesel fuel, or the processing of goods and materials by physical or chemical change; the operation of a hydro-electric dam by a private company other than a public utility; and agricultural processing facilities.***
> ***(Emphasis added.)***

169. The Greenhouse is more akin in its construction and operation to a garden hoop house than an industrial manufacturing facility. The low-tech Greenhouse has dirt floors; it allows energy from the sun to reach plants through a glass roof; and it protects the plants from the elements by way of membranous walls.

170. None of these characteristics are industrial.

171. No processing of said plants into cannabis infused products, which requires its own unique local and state licenses distinct from the cultivation function, will occur in the Greenhouse.

172. Indeed, as a licensed marihuana grower, Plaintiffs are not permitted to process marihuana but are only permitted to cultivate and sell or transfer such plant product to other licensees. MCL 333.27953(j).

173. Michigan's Industrial Hemp Act, MCL 333.29101 et. seq. ("IHA"), further illustrates the distinction between growing hemp (agricultural process) and processing hemp products (industrial process).

174. A grower cultivates industrial hemp, MCL 333.29201, and is regulated by the Michigan Department of Agriculture and Rural Development, MCL 333.29103.

175. The IHA defines a "grow" or "growing" as "to plant, propagate, cultivate, or harvest live plants or viable seed. Grow or growing includes drying and storing harvested industrial hemp, possessing live industrial hemp plants or viable seed on a premises where the live industrial hemp plants or viable seed are grown, and selling harvested industrial hemp to a processor or processor licensed under the medical marihuana facilities licensing act, 2016 PA 281, MCL 333.27101 to 333.27801, as authorized under this act. Grow or growing does not include selling an industrial hemp product or smokable hemp flower." MCL 333.29103(l).

176. A grower is not a processor, because once industrial hemp enters the processing stage, it is regulated by MMFLA, MCL 333.29313.

177. The IHA makes it clear that growing hemp remains an agricultural activity while processing the plant into products is what becomes industrial.

178. Under the IHA, processing converts industrial hemp from an agricultural to an industrial use.

179. The IHA's distinction between growing hemp and processing hemp into products is directly relevant to Plaintiffs' growing of marihuana. The hemp plant/hemp product example

exhibits that the Township and Mr. Israel's analogy between industrial hemp products and marihuana plants is entirely inapplicable.

180. Since Plaintiffs will be growing plants, in fact a different strain of the same plant as industrial hemp (Cannabis), Plaintiffs' utilization of the existing Greenhouse remains agricultural.

<u>The RTFA Also Supports a Finding of Agricultural Use</u>

181. Highlighting distinction between "commercial" and "industrial" that the Township seems to miss, the Right to Farm Act (RTFA), MCL 286.471 et seq., governs entities that commercially produce plants for sale for a profit.

182. The RTFA defines farm and farm operation as follows:

> (a) "Farm" means the land, plants, animals, buildings, structures, including ponds used for agricultural or aquacultural activities, machinery, equipment, and other appurtenances used in the commercial production of farm products.
>
> (b) "Farm operation" means the operation and management of a farm or a condition or activity that occurs at any time as necessary on a farm in connection with the commercial production….
>
> (c) "Farm product" means those **plants** and animals **useful to human beings** produced by agriculture and includes, but is not limited to … berries, herbs, fruits, vegetables, flowers, seeds, grasses, nursery stock, trees and tree products, mushrooms, and other similar products, or any other product which incorporates the use of food, feed, fiber, or fur, as determined by the Michigan commission of agriculture. *(Emphasis added.)*

183. The MMFLA expressly contemplates that growing marihuana is an agricultural activity.

184. Specifically, a "grower" may not operate in an area "unless the area is zoned for industrial or agricultural uses or is unzoned…" MCL 333.27501(9). *See also*, MRTMA, MCL 333.27956; MCL 333.27956.

185. Accordingly, it was expressly contemplated by the Legislature that growing marihuana plants could be classified as an agricultural activity.

186. The MMFLA allows for both agricultural and industrial zoning – there are different kinds of activities permitted and they can be agricultural, industrial or neither.

187. Like the distinction in use between growing Hemp Plants and manufacturing Hemp Products, growing marihuana can take place on agricultural property while processing marihuana products can be an industrial activity, required to be on industrial zoned land.

188. Michigan's regulatory scheme requires a finding that changing the plant in the Greenhouse does not change the occupancy designation of the Greenhouse.

189. Indeed, there is no authority under the MBC that supports the conclusion that changing the plant grown in the Greenhouse changes the use or occupancy thereof.

H. THE TOWNSHIP AND ITS OFFICIALS VIOLATED PLAINTIFFS' RIGHTS PURSUANT TO A POLICY, PATTERN, AND PRACTICE UNDER THE COLOR OF LAW

190. All acts alleged herein of the Township, its officers, agents, employees, elected or appointed officials, or persons acting at its behest or direction, including but not limited to the Township Board, Township Supervisor, Township Planning Commission, and Township Building and Zoning Officials, have been and are continuing to be done under the color and presence of law.

191. The Township has at all times been aware of the conduct of its officers, agents, employees, elected or appointed officials, or persons acting at its behest or direction, including but not limited to the Township Board, Township Supervisor, Township Planning Commission, and Building and Zoning Officials, but has remained deliberately indifferent.

192. The Township permitted, condoned, and/or ratified the conduct of its officers, agents, employees, elected or appointed officials, or persons acting at its behest or direction, including but not limited to the Township Board, Township Supervisor, Township Planning Commission, and Township Building and Zoning Officials.

193. The Township through its officers, agents, employees, elected or appointed officials, or persons acting at its behest or direction, including but not limited to the Township Board, Township Supervisor, Township Planning Commission, and Township Building and Zoning Officials, adopted the policy, practice, and pattern that changed the Greenhouse from an agricultural to an industrial use, requiring additional structural changes, building permits, and a CO.

194. The Township's policy has been established by officials with final decision-making and policy-making authority, including but not limited to the Township Board, Township Supervisor, Township Planning Commission, and Township Building and Zoning Officials.

195. On or around February 24, 2022, Plaintiffs, their counsel, Township Attorney, Mr. Israel, and Ms. Hamilton, held a conference call wherein Plaintiffs requested that the Township designate the Property/Greenhouse as an agricultural use.

196. The Township denied Plaintiffs' request during the above conference call, as the Township officials stated their policy that the Property/Greenhouse was an industrial use, not agricultural, requiring additional structural changes, building permits, and a CO.

197. On March 4, 2022, the Plaintiffs' requested a CO equivalent, which was communicated to the Township and its Building Department.

198. The Township denied this request. *Exhibit 21, Email, 3-4-2022*.

199. On or around March 18, 2022, Plaintiffs submitted a request to Mr. Fountain for review of the Township's decisions by building officials in neighboring communities. *Ex. 16.*

200. Plaintiffs produced three second-opinions supporting an agricultural use designation of the Property/Greenhouse, but Mr. Fountain denied this request and did not approve the second opinions. *Ex. 16; Ex. 17; Ex. 18; Ex. 19.*

201. On March 29, 2022, Plaintiffs produced a draft version of this instant complaint to Township Attorney requesting that he present the draft complaint to the Township Board. *Exhibit 22, Email, 3-29-2022*.

202. Upon information and belief, the Township Board reviewed the draft complaint and the allegations herein, but denied the Plaintiffs' request to change the Township's policy and designate the Greenhouse as an agricultural use and entitlement to a CO equivalent.

203. The Township, through its final decision-makers and policymakers, has engaged in a policy, practice, and pattern of violating Plaintiffs' constitutional rights.

I. PLAINTIFFS HAVE AND WILL CONTINUE TO SUFFER DAMAGES

204. Plaintiffs purchased the Property and expended significant time, money, and resources on state and local approvals, including a Class C Grower License, Conditional Use Permit, and Site Plan approval.

205. Plaintiffs purchased the Property with the reasonable belief that it would be an agricultural use, not requiring a building permit, because (a) the Property is in an Agricultural Zone, (b) the Property and the Greenhouse/Nursery were designated agricultural uses under the prior owners, (c) the Township made statements and attestations suggesting the opposite, and (d) the Township's Ordinance, Section 17B supports marihuana cultivation.

206. Because of the Township, its policy, and their unnecessary, unjustified, arbitrary, and unexpected delays, Plaintiffs have suffered significant damages, including delays by being forced to start growing plants later in the season. Delaying planting means the most important part of their growth will happen after the summer solstice, when the days are shorter. Less sun means less flower output. *Ex. 8, Rosman.*

207. The Greenhouse does not have grow-lights, except for a small section of starting plants, and therefore every day that passes results in a drastic reduction in plant growth and profitability.

208. Plaintiffs' projections indicate that for each week of delayed plant growth, the crop yields will decrease by $528,000 per week to start, and rise to $1,584,000 in losses each week by the end of the 2022 season. *Ex. 8, Rosman.*

209. If the Township's decision mandating a CO and building permits is left standing, Plaintiffs will be forced to incur significant costs in order to demolish the Greenhouse/Nursery and build an entirely new structure. It is not feasible to adapt the greenhouse into the type of structure that would be subject to a CO.

210. Plaintiffs have not begun their marihuana cultivation operation because of the Township's outright denials. Plaintiffs' marihuana cultivation operation has, and will continue, to lose revenue and suffer from the Township's constitutional violations.

211. While Plaintiffs remain idle due to the Township's arbitrary and unjustified decisions, Plaintiffs must still pay rent payments to POWER REIT, their landlord.

212. Plaintiffs, as tenant-operators of the Property, must pay $644,444 per month in rent payments, despite the inability to generate revenue directly as a result of the extraordinary lengths the Township has taken to derail efforts to put the Greenhouse back into operation. *Ex. 8, Rosman.*

213. Because Plaintiffs cannot obtain a CO or building permits, the Township's arbitrary and unjustified decisions and policy will wholly prevent cannabis cultivation and require non-cannabis plant cultivation, which will be uneconomical. The Greenhouse will fail, as it did for Kilbourn Farms, the former owner and operator of the Greenhouse.

214. Plaintiffs will suffer projected losses at this time of $7,613,334 for 2022 alone.

COUNT I
WRIT OF MANDAMUS

215. Plaintiffs repeat and reallege each of the foregoing allegations as if fully restated herein.

216. Plaintiffs have a clear, legal right under the Township's ordinances, state and federal law, and the United States and Michigan Constitutions, and Michigan Regulation 420.9, to a CO equivalent.

217. The Property is an agricultural use where (a) the Property is in an Agricultural Zone, (b) the Property and the Greenhouse were treated and afforded an agricultural use by the Township which has not changed and is thus "grandfathered", (c) the Township's representations, and (d) the Township's Ordinance, Section 17B requires that the Property be developed as an Agricultural use.

218. The Township, through its Township Board, Township Building and Zoning Officials, Township Planning Commission, and Township Clerk, represented and attested that Plaintiffs had complied with all local regulations and ordinances, and received final local approval.

219. On or about January 21, 2022, Ms. VanSickle attested that Plaintiffs' "proposed establishment is in compliance with all regulations and ordinances within the municipality, including zoning ordinances."

220. The Township has a clear legal duty to issue a CO equivalent through its ordinances, the State Construction Code exempting agricultural buildings, representations, attestations, and Michigan Reg. 420.9, which hold that the Greenhouse is an agricultural use and which require a CO equivalent when a CO is not available.

221. Through the Township's ordinances, representations, and its attestation on January 21, 2022, the issuance of a CO equivalent letter is ministerial and not discretionary.

222. Plaintiffs request a writ of mandamus.

223. The Township should be required to issue a CO equivalent and affirm that the property is exempt from a CO.

224. Without the issuance of a writ of mandamus, Plaintiffs will suffer harm as further stated herein.

225. Upon information and belief, the above relief is the adequate legal and/or equitable remedy.

COUNT II
EQUITABLE AND PROMISSORY ESTOPPEL

226. Plaintiffs repeat and reallege each of the foregoing allegations as if fully restated herein.

227. Equitable and Promissory estoppel are an appropriate remedy where a municipality's misrepresentations are intentional, negligent, or even a mistake.

228. The Township should be estopped from preventing final approvals of the Greenhouse and should be required to issue a CO equivalent letter.

229. The Township should be required to designate the Property and its Greenhouse/Nursery as an agricultural use.

230. The Township intentionally and/or negligently induced Plaintiffs to believe, through representations, admissions, and/or silence of its officials, including but not limited to the Township Board, Building and Zoning Officials, Township Planning Commission, and Township Clerk, that the Property and its Greenhouse were an agricultural use and did not require additional structural changes, building permits, and was "ready to go."

231. Furthermore, on or about January 21, 2022, Ms. VanSickle attested that Plaintiffs' "proposed establishment is in compliance with all regulations and ordinances within the municipality, including zoning ordinances."

232. The Township's representations that the Property and its Greenhouse/Nursery were agricultural uses were in conformity with (a) the Property being located in an Agricultural Zone, (b) the Property and the Greenhouse/Nursery were designated agricultural uses under the prior owners, and (c) the Township's Ordinance, Section 17B.

233. Plaintiffs reasonably relied on these representations by:

A. Purchasing the Property;
B. Investing monies into the marihuana cultivation operation in the Greenhouse/Nursery;
C. Paying for the Class C Grower License;
D. Expending monies, time, and resources hiring professionals and engineers, in order to acquire local approvals such as the Site Plan Approval and Conditional Use Permit;

234. Plaintiffs have been greatly prejudiced because of these false and misleading misrepresentations.

235. Plaintiffs have incurred significant damages and its marihuana cultivation operation remains idle.

236. As a direct and proximate result of the Township's actions, Plaintiffs have suffered and will continue to suffer financial losses, lost profits, and a loss of their constitutionally-protected rights.

COUNT III
VIOLATION OF THE UNITED STATES AND MICHIGAN CONSTITUTIONS: EQUAL PROTECTION (28 U.S.C. § 1983)

237. Plaintiffs repeat and reallege each of the foregoing allegations as if fully restated herein.

238. Amendment XIV, § 1 states in pertinent part, "No state shall make or enforce any law which shall … deny to any person within its jurisdiction the equal protection of the laws."

239. The Michigan Constitution provides that "All political power is inherent in the people. Government is instituted for their equal benefit, security and protection." Mich. Const. 1963, art. 1, § 1.

240. It further guarantees that "No person shall be denied the equal protection of the laws. . . ." Mich. Const. 1963, art. 1, § 2.

241. The equal protection clauses under the U.S. and Michigan Constitutions guarantee the right to equal treatment from the government and prohibit laws and the application of laws that invidiously discriminate between similarly situated individuals.

242. Plaintiffs are similarly situated to the Property's prior owner, KP, where: both businesses owned the Property at one time; the Property was and is located within an agricultural zone; the Greenhouse/Nursery is located in the Property; and both businesses cultivate plants.

243. The Township and its Officials treated Plaintiffs differently than KP as further explained above.

244. All acts alleged herein of the Township, its officers, agents, employees, elected or appointed officials, or persons acting at its behest or direction, have been and are continuing to be done under the color and presence of law.

245. The Township and its officers, agents, employees, elected or appointed officials, or persons acting at its behest or direction, including but not limited to the Township Board, Township Supervisor, Township Planning Commission, and Building and Zoning Officials, have failed to fulfill their duties to Plaintiffs and have engaged in a policy, practice, and pattern of violating Plaintiffs' rights to equal protection under the U.S. and Michigan Constitutions, by changing the Property and Greenhouse's use designation, and selectively enforcing different requirements against Plaintiffs but not enforcing the same requirements against similarly situated businesses.

246. The only difference between the two businesses is that Plaintiffs intend to grow cannabis plants, while KP cultivated pepper plants. No changes exist other than a different plant is being grown.

247. The Township's unequal treatment of Plaintiffs violates the equal protection clauses of the U.S. Constitution and the Michigan Constitution.

248. The Township deprived Plaintiffs of their rights to equal treatment by requiring them to meet different requirements and building codes than other businesses that are similarly situated.

249. The Township treated Plaintiffs differently than similarly situated business by designating the Property only under Plaintiffs as an industrial use, which required different building permits and a CO, while the Township designated the Property under similarly situated

businesses as an agricultural use, exempting it from the State Construction Code, MBC, building permits, and a CO.

250. The similarly situated businesses were not prosecuted when they did not obtain building permits or a CO.

251. The Township's unequal treatment is an unreasonable and arbitrary restriction on the use of land.

252. The Township's unequal treatment does not bear any real nor substantial relation to public health, safety and welfare.

253. The Township's unequal treatment does not advance governmental interest and it is acting in bad faith.

254. The Township's unequal treatment unreasonably regulates Plaintiffs differently than similarly situated businesses.

255. The Township has caused injury to the Plaintiff.

256. As a direct and proximate result of the Township's unequal treatment of Plaintiffs, Plaintiffs have suffered and will continue to suffer a loss of its constitutionally protected rights.

257. As a direct result of the Township's violation of Plaintiffs' rights of equal protection, Plaintiffs are suffering irreparable harm for which there is no adequate remedy of law.

258. As a direct result of the Township's violation of Plaintiffs' rights of equal protection, Plaintiffs have suffered and are entitled to recover compensatory and nominal damages, costs and attorney fees.

COUNT IV
VIOLATION OF THE UNITED STATES AND MICHIGAN CONSTITUTIONS: SUBSTANTIVE AND PROCEDURAL DUE PROCESS (28 U.S.C. § 1983)

259. Plaintiffs repeat and reallege each of the foregoing allegations as if fully restated herein.

260. Amendment XIV of the United States Constitution holds, in pertinent part: "nor shall any state deprive any person of life, liberty, or property without due process of Law."

261. The Due Process Clause of the Michigan Constitution provides that "[n]o person shall ... be deprived of life, liberty or property, without due process of law." Const. 1963, art. 1, § 17.

262. All acts alleged herein of the Township, its officers, agents, employees, elected or appointed officials, or persons acting at its behest or direction, including but not limited to the Township Board, Township Supervisor, Township Planning Commission, and Township Building and Zoning Officials, have been and are continuing to be done under the color and presence of law.

263. The Township and its officers, agents, employees, elected or appointed officials, or persons acting at its behest or direction, including but not limited to the Township Board, Township Supervisor, Township Planning Commission, and Township Building and Zoning Officials, have failed to fulfill their duties to Plaintiffs and have engaged in a policy, practice, and pattern of violating Plaintiffs' rights to procedural and substantive due process under the U.S. and Michigan Constitutions by depriving Plaintiffs' of their vested property rights without due process.

264. The Township's policy, practice, and pattern is unreasonable, arbitrary, and capricious, such that it shocks the conscious.

265. Under the Due Process Clause of the U.S. Constitution and the Michigan Constitution, Plaintiffs have a liberty interest in their use of the Property, the use of the Greenhouse/Nursery, their local approvals, and their Class C Grower License.

266. The right derived to Plaintiffs under the Property, the use of the Greenhouse/Nursery, their local approvals, and their Class C Grower License, are property rights under the U.S. and Michigan Constitutions.

267. The Township's arbitrary and unreasonable policy has deprived Plaintiffs of their vested property rights in violation of the U.S. and Michigan Constitution's guarantees of due process.

268. Plaintiffs had a reasonable expectation that the Property and its Greenhouse/Nursery would be an agricultural use, based on (a) the Property is in an Agricultural Zone, (b) the Property and the Greenhouse/Nursery were treated and afforded an agricultural use by the Township which has not changed and is thus "grandfathered", (c) the Township's representations, and (d) the Township's Ordinance, Section 17B requires that the Property be developed as an Agricultural use.

269. Furthermore, Plaintiffs had a reasonable expectation in the use of the Property as an agricultural use because the Township intentionally induced Plaintiffs to believe, through representations, admissions, and/or silence of its Officials, including but not limited to the Township Board, Township Supervisor, Township Planning Commission, Township Building and Zoning Officials, and Township Clerk, that the Property and its Greenhouse/Nursery would be an agricultural use and did not require additional structural changes, building permits, and was "ready to go."

270. Furthermore, on or about January 21, 2022, Ms. VanSickle attested that Plaintiffs' "proposed establishment is in compliance with all regulations and ordinances within the municipality, including zoning ordinances."

271. The Township changed the Property and the Greenhouse's use designation from an agricultural to an industrial use, and subsequently required additional structural changes, building permits, and a CO.

272. Plaintiffs did not receive notice of the Township's change in the Property's land use designation, changing the Property from an agricultural to an industrial use, until after they purchased the Property.

273. Plaintiffs did not receive notice of Township's change in the Property's use until after they invested money, time, and resources in receiving local approvals and a Class C Grower License.

274. Plaintiffs did not have the opportunity to challenge the Township's decisions depriving Plaintiffs of their property rights.

275. The Township's policy, pattern, and practice has deprived Plaintiffs of their vested property rights.

276. Further, the Township's policy, pattern, and practice forces Plaintiffs to proceed through administrative procedures that they are exempt from such that there is no available opportunity to challenge Township's decisions depriving Plaintiffs of their property rights.

277. After multiple attempts, the Township has not provided any opportunity to resolve this matter.

278. The Township restricts the Property to uses for which it was not intended.

279. The Township's deprivation of Plaintiffs' property rights is not related to a legitimate government interest.

280. To the extent that the Township's actions do advance a legitimate local purpose, this interest could be adequately served by reasonable alternatives.

281. As a direct and proximate result of the Township's actions, Plaintiffs have suffered and will continue to suffer a loss of its constitutionally protected rights.

282. As a direct result of the Township's violation of Plaintiffs' rights of due process, Plaintiffs are suffering irreparable harm for which there is no adequate remedy of law.

283. As a direct result of the Township's violation of Plaintiffs' rights of due process, Plaintiffs have suffered and are entitled to recover compensatory and nominal damages, costs and attorney fees.

COUNT V
VIOLATION OF THE UNITED STATES AND MICHIGAN CONSTITUTIONS: TAKINGS CLAUSE VIOLATION (28 U.S.C. § 1983)

284. Plaintiffs repeats and reallege each of the foregoing allegations as if fully restated herein.

285. The Takings Clause of the Fifth Amendment of the United States Constitution provides that "[N]or shall private property be taken for public use, without just compensation." U.S. Cons., Amdt. V.

286. The Fifth Amendment is applicable to local governments such as the Township through the Fourteenth Amendment.

287. The Takings Clause of the Michigan Constitution provides that "[N]or shall private property be taken for public use, without just compensation." Const. 1963, art. 1, § 17.

288. The Township's land use designation changing the Property and Greenhouse from an agricultural use to an industrial use constitutes a regulatory taking under the Takings Clauses of the U.S. and Michigan Constitutions.

289. The Township's land use designation deprives Plaintiffs of the economically beneficial use of the Property leaving the land economically idle.

290. Courts find Takings Clause violations by reviewing the following factors: (1) the economic impact of the regulation on the claimant; (2) the extent to which the regulation has interfered with distinct investment-backed expectations; and (3) the character of the governmental action.

291. Plaintiffs have been detrimentally impacted by the economic impact of the Township's regulation on Plaintiffs.

292. Plaintiffs cannot utilize the Property and Greenhouse because of the Township's regulation and it remains idle.

293. Plaintiffs have suffered, and will continue to suffer, weekly losses of $528,000 per week that will escalate to $1,584,000 per week by the end of 2022; $644,444 in monthly rent payments while the Greenhouse remains idle and not generating revenue; and total projected losses of $7,613,334 for 2022 alone.

294. Plaintiffs will suffer a severe diminution in the value of the Property where the Township's arbitrary and unjustified regulations will wholly prevent cannabis cultivation and require non-cannabis plant cultivation, which previously caused Kilbourn Farms to fail.

295. Plaintiffs purchased the Property with the reasonable belief and investment-backed expectations that it would be an agricultural use permitting cannabis cultivation, not requiring a building permit or CO, because (a) the Property is in an Agricultural Zone, (b) the Property and

the Greenhouse/Nursery were designated agricultural uses under the prior owners, (c) the Township made statements and attestations suggesting the opposite, and (d) the Township's Ordinance, Section 17B supports marihuana cultivation.

296. The Township's regulation was done in bad faith, is unreasonable, and is not related to any legitimate governmental purpose.

297. The Township's regulation was made only after Plaintiffs purchased the Property, acquired local approvals, acquired a Class C Grower License, and expended time, money, and resources in excess of $100,000.

298. The Township's regulation is arbitrary and irrational where it treats Plaintiffs differently than similarly situated businesses in violation of Plaintiffs' rights to equal protection, as further stated herein.

299. The Township's regulation deprives Plaintiffs of their vested property rights in violation of Plaintiffs' substantive and procedural due process, as further stated herein.

300. As a direct and proximate result of the Township's actions, Plaintiffs have suffered and will continue to suffer a loss of its constitutionally protected rights.

301. As a direct result of the Township's violation of the Takings Clause of the U.S. and Michigan Constitutions, Plaintiffs are suffering irreparable harm for which there is no adequate remedy of law.

302. As a direct result of the Township's regulation constituting a taking, depriving Plaintiffs of their property rights, Plaintiffs have suffered and are entitled to recover compensatory and nominal damages, costs and attorney fees.

COUNT VI
EXPEDITED DECLARATORY JUDGMENT (28 U.S.C. § 2201; 2202)

303. Plaintiffs repeats and reallege each of the foregoing allegations as if fully restated herein.

304. Plaintiffs request an expedited declaratory judgment, trial, speedy decision, and advancement on this Court's calendar under Fed. R. Civ. P. 57 and 28 U.S.C. § 2201, 2202.

305. Without such expedited relief, Plaintiffs will suffer immense and significant losses that may force them out of business by the conclusion of this case.

306. The Property is agricultural because (a) the Property is in an Agricultural Zone, (b) since the construction of the Greenhouse/Nursery, it has never had a CO, building permits, received building violations and has been acknowledged by the Township as agricultural, which has not changed and is thus "grandfathered," (c) the Township's representations, (d) the Township's Ordinance, Section 17B requires that the Property be developed as an Agricultural use; and (e) changing the plant grown in the Greenhouse from peppers to cannabis does not change the use or occupancy.

307. Plaintiffs did not make significant structural changes to Greenhouse/Nursery.

308. The prior owner cultivated peppers and Plaintiffs wish to cultivate cannabis plants in the existing Greenhouse/Nursery.

309. However, the Township, through its officials, have taken the position that Plaintiffs changed the use of the Property and Greenhouse, requiring Plaintiffs to proceed through the administrative process and the CBA. This is legally and factually incorrect.

310. Plaintiffs dispute that changing the plant from peppers to cannabis changes the use or occupancy of the Greenhouse, which remains a "grandfathered" agricultural property that is not

subject to MBC, State Construction Code, does not require building permits or a CO, and is not subject to the jurisdiction of the CBA or State CBA.

311. There is an actual dispute between the Parties, the result of the dispute causes Plaintiffs harm, and Plaintiffs cannot proceed to obtain final state approval with the MRA.

312. An actual justiciable controversy exists such that declaratory judgment is required so that the parties can appropriately govern their conduct going forward.

313. A building permit is not required for this agricultural land use under the State Construction Code, MCL 125.1510(8), or MBC, since the Greenhouse does not meet the definition of "building" provided by the MBC.

314. Since the Greenhouse is an agricultural, grandfathered use, there has been no change of use (substituting cannabis for peppers does not change the use of the Greenhouse), the Greenhouse was and remains exempt from the MBC, was not required to apply for and/or obtain permits and is exempt from and/or not required to submit to the jurisdiction of the CBA, which would accordingly be futile.

315. The Township's false representations, deprivation of Plaintiffs' property, and unequal treatment of Plaintiff, will cause irreparable injury.

316. Plaintiffs cannot operate their marihuana cultivation operation without a CO equivalent.

317. As a direct result of the violations stated within this Complaint, Plaintiffs are suffering irreparable harm for which there is no adequate remedy of law.

318. Plaintiffs will suffer losses of $1,584,000 per week by the end of 2022.

319. The Township will not suffer damages, because they stand to gain annual fees in excess of $100,000, Plaintiffs' job creation will increase employment within the community with approximately 100 full-time jobs, and additional tax benefits. *Ex. 8, Rosman*.

320. Plaintiffs request a declaratory judgment entitling them to issuance of the Township's CO equivalent.

321. Plaintiffs' request for expedited declaratory judgment is severable from the above claims and can be decided on an expedited basis.

322. A judgment in favor of Plaintiffs declaring that the Greenhouse is a "grandfathered," agricultural use/occupancy that this exempt from the MBC, does not require building permits and/or a CO and accordingly is not subject to the jurisdiction of the CBA, rendering any appeal thereto futile, is appropriate.

WHEREFORE, Plaintiffs Park Consulting Group and PW MI CANRE Marengo, LLC, request relief for a judgment against Defendant Marengo Township and that this Court:

A. Issue a writ of mandamus requiring that the Township issue a CO equivalent, by a date certain, which is a ministerial act by the Township's Ordinances, representations, and attestations, including the Township Clerk, Doreen VanSickle's January 21, 2022 signed attestation that Plaintiffs' establishment had complied with all local regulations and ordinances that the Township provided to Plaintiffs in support of their application with the MRA and now, seemingly disavow;

B. Enter an expedited declaratory judgment, trial, speedy decision, and advancement on this Court's calendar under Fed. R. Civ. P. 57 and 28 U.S.C. § 2201, 2202, because without such expedited relief Plaintiffs will

suffer significant losses which could force them out of business if required to wait until the conclusion of this case;

C. Enter a judgment that the Township should be estopped from changing Plaintiffs Property designation to an industrial use and require a building permit, pursuant to Michigan law and 28 U.S.C. § 1343(a)(4);

D. Enter a judgment that the Township violated Plaintiffs' constitutional rights of substantive and procedural due process because Plaintiffs cannot operate their business and have been deprived of their property rights in the Property and their costly permits and licenses, including a Class C Grower License, that cost in excess of $100,000;

E. Enter a judgment that the Township violated Plaintiffs' constitutional rights of equal protection because Plaintiffs have been treated differently from the prior owner, who was similarly situated to Plaintiffs operating the Greenhouse/Nursery on the Property in an agricultural zone, growing plants;

F. Enter a judgment that the Township violated the Takings Clause by depriving Plaintiffs of the use of their Property;

G. Enter a declaratory judgment that the Greenhouse is not subject to an administrative process nor the CBA, because it is an agricultural structure exempt from the MBC as it was built, operated, and "grandfathered" without building permits and a CO, and simply changing the plant from peppers to cannabis, which is not an industrial use under Michigan law, does not change the use or occupancy from agricultural to industrial;

H. Enter a judgment for money damages for Plaintiffs' actual damages including escalating lost profits and revenue caused by the Township's unjustified and arbitrary delays pursuant to Michigan law, 42 U.S.C. § 2202, 42 U.S.C. § 1983, 42 U.S.C. § 1988;

I. Enter a judgment entering all equitable and declaratory relief under 28 U.S.C. § 1343(a)(4) and 28 U.S.C. § 2201, 2202, respectively;

J. Enter a judgment requiring the payment by the Township of Plaintiffs' attorney fees and costs pursuant to 42 U.S.C. § 1988.

JURY DEMAND

Plaintiffs demand a jury trial as to all claims so triable.

Respectfully submitted,

JAFFE, RAITT, HEUER, & WEISS, P.C.

By: /s/ Ethan R. Holtz

Ethan R. Holtz (P71884)
Salvatore A. Amodeo (P80290)
Attorneys for Plaintiff
27777 Franklin Road, Suite 2500
Southfield, MI 48034-8214
(248) 351-3000

Dated: April 4, 2022

MARENGO TOWNSHIP, CALHOUN COUNTY, MICHIGAN
MICHIGAN MARIHUANA FACILITIES LICENSING ORDINANCE
REVISED 09/28/2021 SEC.3.2.C. FROM UNLIMITED TO 90
Ordinance No. 2019-5

At a meeting of the Township Board of Marengo Township, Calhoun County, Michigan, held at the Marengo Township Hall on August 27, 2019, at 7:00 p.m., Township Board Member Duane Hoffman moved to adopt the following Ordinance, which motion was seconded by Township Board Member David Fountain:

An Ordinance to implement the provisions of the Michigan Marihuana Facilities Licensing Act, Public Act 281 of 2016, which authorizes the licensing and regulation of Commercial Medical Marihuana Facilities and affords the Township the option whether or not to allow Commercial Medical Marihuana Facilities; to regulate Commercial Medical Marihuana Facilities by requiring a Permit and compliance with requirements as provided in this Ordinance, in order to maintain the public health, safety and welfare of the residents and visitors to the Township.

MARENGO TOWNSHIP, CALHOUN COUNTY, MICHIGAN, ORDAINS:

SECTION 1: TITLE. This ordinance shall be known as and may be cited as the Marengo Township Michigan Marihuana Facilities Licensing Ordinance.

SECTION 2: DEFINITIONS. The following words and phrases shall have the following definitions when used in this Ordinance:

1. "*Application*" means an Application for a Permit under this Ordinance and includes all supplemental documentation attached or required to be attached thereto; the Person filing the Application shall be known as the *"Applicant."*
2. "*Clerk*" means the Marengo Township Clerk or his/her designee.
3. "*Commercial Medical Marihuana Facility*" or *"Facility"* means one of the following:
    a. "*Provisioning Center,*" as that term is defined in the Medical Marihuana Facilities Licensing Act, Public Act 281 of 2016, as amended ("MMFLA");
    b. "*Processor,*" as that term is defined in the MMFLA;
    c. "*Secure Transporter,*" as that term in the MMFLA;
    d. "*Grower,*" as that term is defined in the MMFLA;
    e. "*Safety Compliance Facility,*" as that term is defined in the MMFLA.

4. "*Department*" means the Michigan State Department of Licensing and Regulatory Affairs or any authorized designated Michigan agency authorized to regulate, issue or administer a Michigan License for a Commercial Medical Marihuana Facility.

5. "*License*" means a current and valid License for a Commercial Medical Marihuana Facility issued by the State of Michigan.

6. "*Licensee*" means a Person holding a current and valid Michigan License for a Commercial Medical Marihuana Facility.

7. "*Permit*" means a current and valid Permit for a Commercial Medical Marihuana Facility issued under this Ordinance, which shall be granted to a Permit Holder only for and limited to a specific Permitted Premises and a specific Permitted Property.

8. "*Permit Holder*" means the Person that holds a current and valid Permit issued under this Ordinance.

9. "*Permitted Premises*" means the particular building or buildings within which the Permit Holder will be authorized to conduct the Facility's activities pursuant to the Permit.

10. "*Permitted Property*" means the real property comprised of a lot, parcel or other designated unit of real property upon which the Permitted Premises is situated.

11. "*Marihuana*" means that term as defined in Section 7106 of the Michigan Public Health Code, 1978 PA 368, MCL 333.7106.

12. "*Medical Marihuana*" means that term as defined in MCL 333.26423.

13. "*Paraphernalia*" means drug paraphernalia as defined in section 7451 of the Michigan Public Health Code, 1978 PA 368, MCL 333.7451, that is or may be used in association with Medical Marihuana.

14. "*Patient*" means a "registered qualifying patient" or a "visiting qualifying patient" as those terms are defined by MCL 333.26421, et seq.

15. "*Person*" means a natural person, company, partnership, profit or non-profit corporation, limited liability company, or any joint venture for a common purpose.

16. "*Public Place*" means any area in which the public is invited or generally permitted in the usual course of business.

17. "*Township*" means Marengo Township, a township located in Calhoun County, Michigan.

SECTION 3: PERMIT REQUIRED; NUMBER OF PERMITS AVAILABLE; ELIGIBILITY; GENERAL PROVISIONS.

1. The Township hereby authorizes the operation of the following types of Commercial Medical Marihuana Facilities, subject to the number of available Permits issued in this Section:

   a. Growers, Class A
   b. Growers, Class B
   c. Growers, Class C
   d. Processor
   e. Provisioning Center
   f. Safety Compliance Facility
   g. Secured Transporter

2. The number of Commercial Medical Marihuana Facility Permits in effect at any time shall not exceed the following maximums within the Township:

   a. Grower Permits, Class A: 5
   b. Grower Permits, Class B: 5
   c. Grower Permits, Class C: 90
   d. Processor: 9
   e. Provisioning Center: 0
   f. Safety Compliance Facility: 1
   g. Secured Transporter: 1
   h. The Township Board may review and amend these numbers by resolution annually or as it determines to be advisable. Such revisions shall not be the basis for termination or non-renewal of a Permit previously issued.

3. No person shall operate a Commercial Medical Marihuana Facility at any time or at any location within the Township unless a currently effective Permit for that person at that location has been issued under this Ordinance and the Commercial Medical Marihuana Facility receives zoning approval under the Township Zoning Ordinance.

4. The requirements set forth in this Ordinance shall be in addition to, and not in lieu of, any other licensing or permitting requirements imposed by applicable federal, state or local laws, regulations, codes or ordinances.

5. At the time of Application, each Applicant shall pay applicable fees, including Application fees, annual fees, renewal fees, transfer fees, and inspection fees, for Permits to the Township to defray the costs incurred by the Township for inspection, administration and enforcement of the local regulations regarding Commercial Medical Marihuana Facilities. The Township Board shall by resolution set the fees in an amount not to exceed any limitations imposed by Michigan law.

6. A Permit or Renewal Permit shall remain valid only for one (1) year following its approval.

7. A Permit and a Renewal Permit shall not confer any vested rights or reasonable expectation of subsequent renewal on the Applicant or Permit Holder.

8. Each year, any pending Applications for renewal, amendment, or transfer of existing Permits shall be reviewed and granted or denied before Applications for new Permits are considered.

9. It is the sole and exclusive responsibility of each Permit Holder or Person applying to be a Permit Holder at all times during the Application period and during its operation to immediately provide the Township with all material changes in any information submitted on an Application and any other changes that may materially affect any state License or its Township Permit.

10. No Permit issued under this Ordinance may be assigned or transferred to any Person unless the assignee or transferee has submitted an Application and all required fees under this Ordinance and the transfer has been authorized under this Ordinance by the Township Board. No Permit issued under this Ordinance is transferrable to any other location except for a change in location requested as part of a renewal application.

11. The original Permit issued under this Ordinance shall be prominently displayed at the Permitted Premises in a location where it can be easily viewed by the public, law enforcement and administrative authorities.

12. Acceptance by the Permit Holder of a Permit constitutes consent by the Permit Holder and its owners, officers, managers, agents and employees for any state, federal or local law enforcement to conduct random and unannounced examinations of the Facility and all articles of property in that Facility at any time to ensure compliance with this Ordinance, any other local regulations, and with the Permit.

13. A Permit Holder may not engage in any other Commercial Medical Marihuana Facility in the Permitted Premises or on the Permitted Property, or in its name at any other location within the Township, without first obtaining a separate Permit.

14. No Permit shall be granted or renewed for a Commercial Medical Marihuana Facility in a residence.

SECTION 4: OTHER LAWS AND ORDINANCES. In addition to the terms of this Ordinance, any Commercial Medical Marihuana Facility shall comply with all Township Ordinances, including without limitation the Township Zoning Ordinance, to the extent such ordinances do not create obligations in conflict with this Ordinance. In addition, any Commercial Medical Marihuana Facility shall comply with the provisions of the Medical Marihuana Facilities Licensing Act.

SECTION 5: APPLICATION FOR, RENEWAL OF, AND TRANSFER OF PERMITS.

1. **Application**. An Application for a Permit for a Facility shall be submitted to the Clerk, and shall contain the following information:

   a. The name, address, phone number and e-mail address of the proposed Permit Holder and the proposed Commercial Medical Marihuana Facility;

   b. The names, home addresses and personal phone numbers for all owners, directors, officers and managers of the Permit Holder and the Commercial Medical Marihuana Facility;

   c. One (1) copy of all the following:

      1) All documentation showing the proposed Permit Holder's valid tenancy, ownership or other legal interest in the proposed Permitted Property and Permitted Premises. If the Applicant is not the owner of the proposed Permitted Property and Permitted Premises, a notarized statement from the owner of such property authorizing the use of the property for a Commercial Medical Marihuana Facility.

      2) If the proposed Permit Holder is a corporation, non-profit organization, limited liability company or any other entity other than a natural person, then it shall indicate its legal status, attach a copy of all company formation documents (including amendments), a statement of all owners and their percentage of ownership in the company or corporation accounting for 100% of the ownership interest in the proposed Facility, proof of registration with the State of Michigan, and a certificate of good standing.

      3) A valid, unexpired driver's license or state issued ID for all owners, directors, officers and managers of the proposed Facility.

      4) Non-refundable Application fee.

      5) Whether any Applicant has ever applied for or has been granted any commercial license or certificate issued by a licensing authority in Michigan or any other jurisdiction that has been denied, restricted, suspended, revoked, or not renewed and a statement describing the facts and circumstances concerning the application, denial, restriction, suspension, revocation, or nonrenewal, including the licensing authority, the date each action was taken, and the reason for each action.

      6) Information regarding any other Commercial Medical Marihuana Facility that the Applicant or any owner, member, or partner of the Applicant is authorized to operate in any other jurisdiction within the State, or another State, and the their involvement in each Facility.

7) An official statement issued by the Department of Licensing and Regulatory Affairs, Marihuana Regulatory Agency, or its successor, that the Applicant has successfully completed prequalification for a License, if any.

d. Any other information reasonably requested by the Township to be relevant to the processing or consideration of the Application.

e. Information obtained from the Applicant or proposed Permit Holder is exempt from public disclosure under state law.

f. Applicant and all related persons acknowledge and consent to a background check and investigation by the Township as a condition of the Township processing and reviewing the application for approval or denial of a permit.

g. A Renewal Application may expressly incorporate by reference information or documentation contained in the original Permit Application or prior Permit Renewal Application, making it clear where such information or documentation can be found, provided that the information or documentation has not changed.

h. Prior to the approval or renewal of an Application for a Grower Permit, an Applicant may amend the Class of the Grower Permit Application by submitting an application form and expressly incorporating by reference the information or documentation contained in the original Permit Application. The Township may impose a fee as established by resolution. The Applicant will be required to show proof of a valid state license allowing operation of the new class of the Grower Permit prior to operation.

2. **Renewal Application**. The same requirements that apply to all new Applications for a Permit apply to all Renewal Applications. Renewal Applications shall require Township Board Approval and shall be submitted to and received by the Clerk not less than ninety (90) days prior to the expiration of the annual Permit, except that an Application requesting a change in the location of the Permitted Premises shall be submitted and received not less than one hundred twenty (120) days prior to the expiration of the Permit.

3. **Transfer Application**. Any unauthorized transfer or attempted transfer of an ownership interest in a Permit or Permit Holder constitutes a violation of this Ordinance.

a. The same requirements that apply to all new Applications for a Permit apply to all Applications to transfer an existing Permit to a new legal entity or individual(s), as well as a certified copy of the meeting minutes of the board of directors or members authorizing the sale of the Permit or, if the Permit Holder is a natural person, a notarized statement or other proof satisfactory to the Township authorizing the transfer. Only after the transferee has applied for and obtained approval for the transfer, including without limitation the payment of the same fees for the transferred Permit as applies for a new Permit, may the Permit be transferred.

b. No Permit Holder shall transfer, sell, or otherwise convey more than 1% of the ownership interest in the entity owning the Permit, whether in a single transaction or the sum of multiple transactions, without the express approval of the Township Board after submitting a transfer application under this Ordinance. The transferee applicant and Permit Holder must submit a change in control transfer Application to the Clerk prior to any sale or transfer of stock or membership interest. The Application shall include all of the following:

1) The names, home addresses and personal phone numbers for all owners, directors, officers and managers of the Permit Holder, the Marihuana Establishment, and Applicant;

2) If the Permit Holder is a corporation, non-profit organization, limited liability company or any other entity other than a natural person, attach a copy of all company formation documents, bylaws, and any amendments, purchase agreement for stock or membership interest, and a certified copy of the meeting minutes of the board of directors or members authorizing the sale of stock or membership interest.

3) If the Applicant is a corporation, non-profit organization, limited liability company or any other entity other than a natural person, it shall indicate its legal status, attach a copy of all company formation documents (including bylaws and amendments), identify all owners and their percentage of ownership in the entity accounting for 100% of the ownership interest in the Applicant, proof of registration with the State of Michigan, and a certificate of good standing.

4) A valid, unexpired driver's license or state issued ID for all owners, directors, officers and managers of the Applicant.

5) Whether any Applicant has ever applied for or has been granted any commercial License or certificate issued by a licensing authority in Michigan or any other jurisdiction that has been denied, restricted, suspended, revoked, or not renewed and a statement describing the facts and circumstances concerning the application, denial, restriction, suspension, revocation, or nonrenewal, including the licensing authority, the date each action was taken, and the reason for each action.

6) Information regarding any other Marihuana Establishment or Commercial Medical Marihuana Facility, or similar Permit or License that the Applicant is authorized to operate in any other jurisdiction within the State, or another State, and the Applicant's involvement in each Establishment.

7) A non-refundable Application fee, as set by resolution by the Board.

8) Any other information reasonably requested by the Township to be relevant to the processing or consideration of the Application.

c. If, prior to the approval of an Application, an individual Applicant wishes to substitute a different Person as Applicant; or an Applicant that is a corporation, non-profit organization, limited liability company or any other entity other than a natural person, seeks to undergo a change in ownership greater than 1%, the current Applicant may submit a written request to the Clerk to amend the Application. Upon approval by the Clerk, the current Applicant may amend the Application to reflect such a change in identity or ownership, provided that the substituted Applicant(s) submits any documents required for a new Permit under this Ordinance. The Township Board may set a fee by resolution for such a change.

d. The following actions constitute transfer of ownership and require a transfer application, application fee, and Township Board approval:

   1) *Persons.* Any transfer of more than 1% of an ownership interest in an Applicant of Permit Holder between Persons constitutes a transfer of ownership.

   2) *Corporations*. Any transfer of more than 1% of stock or any change in principal officers or directors of any corporation holding a Permit constitutes a transfer of ownership.

   3) *Limited Liability Companies*. Any transfer of more than 1% of membership interest or any change in managing members or change in the interest held by any managing members(s) of any limited liability company holding a Permit constitutes a transfer of ownership.

   4) *Partnerships*. Any transfer of more than 1% of a partnership interest or any change in general or managing partners of any partnership holding a Permit constitutes a transfer of ownership.

   5) *Assets*. Any transfer of more than 1% of the assets held by an Applicant or Permit Holder within the Township constitutes a transfer of ownership.

4. **Approval, Issuance, Denial and Appeal**. The Township shall process applications, to the extent practicable, as follows:

   a. Complete Applications for a Commercial Medical Marihuana Facility Permit determined to be in full compliance with the requirements of this Ordinance shall be issued conditional approval by the Township Board or its designee. A conditional approval only means that the Applicant has submitted a valid Application for a Commercial Medical marihuana Facility Permit and it shall allocate any requested available Permit type and number to the application. Such conditional approval shall be provided in writing and shall not provide any right to operate prior to the Township Board's final approval of the Application.

b. Following receipt of conditional approval, the Applicant shall submit for zoning approval within 60 days of notice of conditional approval or the process for zoning approval of Facilities first becomes available. Failure of the Applicant to timely pursue zoning approval shall revoke the Applicant's conditional approval and make a Permit available to another Applicant.

c. Following conditional approval, zoning approval, and certification of an official statement issued by the Department of Licensing and Regulatory Affairs, Marihuana Regulatory Agency, or its successor, that the Applicant has successfully completed prequalification for a License, the Township Board shall approve or deny the Permit. Any denial must be in writing and must state the reason(s) for denial. The Township has no obligation to process or approve any incomplete Application. A determination of a complete Application shall not prohibit the Township from requiring supplemental information.

5. **No Building Currently Existing.** Any Applicant for a Commercial Medical Marihuana Facility Permit whose building is not yet in existence at the time of the Township's initial approval shall have one year immediately following the date of the Township's initial approval to complete construction of the building, in accordance with applicable zoning ordinances, building codes, and any other applicable state or local laws, rules or regulations, and to commence business operations.

6. **Effect of Transfer**. Immediately following the approval of a transfer of ownership by the Township Board, transferee(s) will obtain all the interests, rights, obligations, and responsibilities of the previous Permit Holder. Once a Permit Holder has transferred his or her ownership interest, any privileges enjoyed by that Permit Holder under this Ordinance are terminated. For transfers where no building is yet in existence, the deadline for construction set forth in Section 5(6) shall be extended to one year immediately following the date the transfer is effectuated, but construction must commence within three years after the Township's initial approval of the Permit, regardless of any subsequent transfers.

7. **Duty to Supplement.**

a. If, at any time before or after a Permit is issued pursuant to this Ordinance, any information required in the Permit Application, the MMFLA, or any rule or regulation promulgated thereunder, changes in any way from that which is stated in the Application, the Applicant or Licensee shall supplement such information in writing within ten (10) days from the date upon which such change occurs.

b. An Applicant or Permit Holder has a duty to notify the Township Board in writing of any pending criminal charge, and any criminal conviction of a felony or other offense involving a crime of moral turpitude by the Applicant, any owner, principal officer, director, manager, or employee within ten (10) days of the event.

c. An Applicant or Permit Holder has a duty to notify the Township Board in writing of any pending criminal charge, and any criminal conviction, whether a felony,

misdemeanor, petty offense, or any violation of a local law related to the cultivation, processing, manufacture, storage, sale, distribution, testing or consumption of any form of marijuana, the MMMA, the MMFLA, the MRTMA, any building, fire, health or zoning statute, code or ordinance related to the cultivation, processing, manufacture, storage, sale, distribution, testing or consumption of any form of marijuana by the Applicant, any owner, principal officer, director, manager, or employee within (10) ten days of the event.

SECTION 6: OPERATIONAL REQUIREMENTS – COMMERCIAL MEDICAL MARIHUANA FACILITIES. A Commercial Medical Marihuana Facility issued a Permit under this Ordinance and operating in the Township shall at all times comply with the following operational requirements, which the Township Board may review and amend from time to time as it determines reasonable.

1. *Scope of Operation.* Commercial Medical Marihuana Facilities shall comply with all respective applicable codes of the local zoning, building, and health departments, except to the extent and manner that they are inconsistent with the Medical Marijuana Facilities Licensing Act or this Ordinance. The Facility must hold a valid local Permit and State Commercial Medical Marihuana Facility License for the type of Commercial Medical Marihuana Facility intended to be carried out on the Permitted Property. The Facility operator, owner or Licensee must have documentation available that local and State sales tax requirements, including holding any licenses, if applicable, are satisfied.

2. *Amount of Marihuana.* The amount of Marihuana on the Permitted Property and under the control of the Permit Holder, owner or operator of the Facility shall not exceed that amount permitted by the state License or the Township's Permit.

3. *Permits.* All necessary building, electrical, plumbing, and mechanical permits must be obtained for any part of the Permitted Premises in which electrical, wiring, lighting or watering devices that support the cultivation, growing, harvesting or testing of Marihuana are located.

4. *Additional Conditions*. The Township Board may impose such reasonable terms and conditions on a Commercial Medical Marihuana Facility special use as may be necessary to protect the public health, safety and welfare, and to obtain compliance with the requirements of this Ordinance and applicable law.

SECTION 7: PENALTIES AND CONSEQUENCES FOR VIOLATION. In addition to any other penalties or legal consequences provided under applicable federal, state and local law, regulations, codes and ordinances:

1. Violations of the provisions of this Ordinance or failure to comply with any of the requirements of this Ordinance shall constitute a misdemeanor. Any person who violates this Ordinance or fails to comply with any of the requirements of this Ordinance shall be deemed guilty of a misdemeanor, and upon conviction thereof, shall be fined not more than $500.00,

or imprisoned for not more than 90 days, or both, and, in addition, shall pay all costs and expenses involved. Each day such violation continues shall be considered a separate offense.

2. Violations of the provisions of this Ordinance or failure to comply with any of the requirements of this Ordinance shall be subject to and found responsible for a municipal civil infraction. The forfeiture for any municipal civil infraction shall be five hundred dollars ($500.00) plus court costs, attorney fees and abatement costs of each violation, together with all other remedies pursuant to MCL 600.8701, *et seq*. Each day a violation continues shall be deemed a separate municipal civil infraction.

3. Revocation. A Permit issued under this Ordinance may be denied, limited, revoked, or restricted under any of the following conditions:

    a. Any fraudulent, false, misleading, or material misrepresentation contained in the Application.

    b. Repeat violations of any requirements of this Ordinance or other applicable law, rule, or regulation. As used in this subsection, the term "repeat offense" means a second (or any subsequent) misdemeanor violation or civil infraction of the same requirement or provision committed within any six-month period and upon conviction or responsibility thereof.

    c. A valid License is not maintained as required by this Ordinance.

    d. The Permit Holder, its agent, manager, or employee failed to timely submit any document or failed to timely make any material disclosure as required by this Ordinance.

If a Permit is revoked or limited under this Ordinance, the Township or its designee shall issue a notice stating the revocation, limitation, or restriction including the reason for the action and providing a date and time for an evidentiary hearing before the Township Board.

4. The owner of record or tenant of any building, structure or premises, or part thereof, and any architect, builder, contractor, agent or person who commits, participates in, assists in or maintains such violation may each be found guilty or responsible of a separate offense and suffer the penalties and forfeitures provided in subsections (1) and (2) of this section, except as excluded from responsibility by state law.

5. In addition to any other remedies, the Township may institute proceedings for injunction, mandamus, abatement or other appropriate remedies to prevent, enjoin, abate or remove any violations of this Ordinance. The rights and remedies provided herein are both civil and criminal in nature. The imposition of any fine, jail sentence or forfeiture shall not exempt the violator from compliance with the provisions of this Ordinance.

SECTION 8: SEVERABILITY. The provisions of this Ordinance are hereby declared severable. If any part of this Ordinance is declared invalid for any reason by a court of competent

jurisdiction, that declaration does not affect or impair the validity of all other provisions that are not subject to that declaration.

SECTION 9: SAVINGS CLAUSE. This Ordinance does not affect rights and duties matured, penalties that were incurred, and proceedings that were begun, before its effective date.

SECTION 10: EFFECTIVE DATE. This Ordinance shall become effective 30 days after its publication.

SECTION 11: REPEAL. All Ordinance or parts of Ordinances in conflict herewith are hereby repealed.

YEAS: DShrontz,yes,AFreitel,yes,DFountain,yes,DHoffman,yes

NAYS: 0

ABSENT/ABSTAIN: DVanSickle,absent

ORDINANCE DECLARED ADOPTED:

Duane Shrontz

Duane Shrontz
Township Supervisor

AFFIDAVIT OF POSTING AND PUBLICATION

I hereby certify that:

1. The above is a true copy of an Ordinance adopted by the Marengo Township Board at a duly scheduled and noticed meeting of that Township Board held on August 27, 2019, pursuant to the required statutory procedures.

2. A summary of the above Ordinance was duly published in the Marshall Chronicle Advisor newspaper, a newspaper that circulates within Marengo Township, on September 28, 2019.

3. Within one (1) week after such publication, I recorded the above Ordinance in a book of ordinances kept by me for that purpose, including the date of passage of the ordinance, the names of the members of the township board voting, and how each member voted.

4. I filed an attested copy of the above Ordinance with the Calhoun County Clerk on September 27, 2019.

ATTESTED:

Doreen VanSickle
Township Clerk

Marengo Township, Calhoun County, Michigan
Michigan Marihuana Facilities Licensing Ordinance
Notice of Adoption

Ordinance No. 2019-5

At a meeting of the Township Board of Marengo Township, Calhoun County, Michigan, held at the Marengo Township Hall on August 27, 2019, at 7:00 p.m., the Township Board adopted Ordinance No. 2019-5, which implements the provisions of the Michigan Marihuana Facilities Licensing Act, Public Act 281 of 2016; to regulate Commercial Medical Marihuana Facilities by requiring a Permit and compliance with requirements as provided in this Ordinance, in order to maintain the public health, safety and welfare of the residents and visitors to the Township. Copies of the complete text of the proposed Ordinance are available at the office of the Township Clerk at 14201 23 Mile Road, Albion, MI 49224.

The Ordinance has the following sections and catch lines: Section 1: Title; Section 2: Definitions; Section 3: Permit Required; Number of Permits Available; Eligibility; General Provisions; Section 4: Other Laws and Ordinances; Section 5: Application for, renewal of, and transfer of Permits; Section 6: Operational Requirements – Commercial Medical Marihuana Facilities; Section 7: Penalties and Consequences for Violation; Section 8: Severability; Section 9: Savings Clause; Section 10: Effective Date; Section 11: Repeal.

By Order of the Marengo Township Board

Doreen VanSickle, Township Clerk
(269) 781-8422

SIGNATURE PAGE FOR REVISION, 09/28/2021,

ORDINANCE NO. 2019-5 MICHIGAN MARIJUANA FACILITIES LICENSING

ORDINANCE NO. 2019-6 AUTHORIZING AND PERMITTING RECREATIONAL MARIJUANA ESTABLISHMENTS

ATTESTED:

Doreen Van Sickle
Township Clerk

ORDINANCE REVISION ADOPTED:

September 28, 2021

David L. Fountain Date

EXHIBIT 2

MARENGO TOWNSHIP CALHOUN COUNTY, MICHIGAN
ORDINANCE AUTHORIZING AND PERMITTING
RECREATIONAL MARIHUANA ESTABLISHMENTS
REVISED 09/28/2021 SEC.3.2.C. FROM UNLIMITED TO 90
ORDINANCE NO. 2019-6

At a regular meeting of the Township Board of Marengo Township, Calhoun County, Michigan, held at the Marengo Township Hall on October 29, 2019, at 7 p.m., Township Board Member Duane Hoffman moved to adopt the following Ordinance, which motion was seconded by Township Board Member Dave Fountain:

An Ordinance to implement the provisions of the Michigan Regulation and Taxation of Marihuana Act, Initiated Law 1 of 2018, which authorizes the licensing and regulation of Marihuana Establishments and affords the Township the option whether or not to allow Marihuana Establishments; to regulate Marihuana Establishments by requiring a Permit and compliance with requirements as provided in this Ordinance, in order to maintain the public health, safety and welfare of the residents and visitors to the Township.

MARENGO TOWNSHIP ORDAINS:

SECTION 1: TITLE. This ordinance shall be known as and may be cited as the Marengo Township Recreational Marihuana Establishments Licensing Ordinance.

SECTION 2. DEFINITIONS. The following words and phrases shall have the following definitions when used in this Ordinance:

1. "*Application*" means an Application for a Permit under this Ordinance and includes all supplemental documentation attached or required to be attached thereto; the Person filing the Application shall be known as the *"Applicant."*

2. "*Clerk*" means the Marengo Township Clerk or his/her designee.

3. "*Cultivate*" means as that term is defined in Initiated Act 1 of 2018, Michigan Regulation and Taxation of Marihuana Act ("MRTMA").

4. "*Marihuana Establishment*" or "*Establishment*" means a marihuana grower, marihuana safety compliance facility, marihuana processor, marihuana microbusiness, marihuana retailer, marihuana secure transporter, or any other type of marihuana-related business Licensed by the department.

    a. "*Marihuana grower*," as that term is defined in the MRTMA; and

    b. "*Marihuana microbusiness*," as that term is defined in the MRTMA; and

    c. "*Marihuana processor*," as that term is defined in the MRTMA; and

    d. "*Marihuana retailer*," as that term is defined in the MRTMA; and

    e. "*Marihuana secure transporter*," as that term is defined in the MRTMA.

    f. "*Marihuana safety compliance facility,*" as that term is defined in the MRTMA.

g. "*Designated consumption establishment*," as that term is defined by the Department or as may be defined in the MRTMA;

h. "*Excess marihuana grower*," as that term is defined by the Department or as may be defined in the MRTMA;

i. "*Marihuana event organizer*," as that term is defined by the Department or as may be defined in the MRTMA; and

j. "*Temporary marihuana event*," as that term is defined by the Department or as may be defined in the MRTMA.

5. "*Department*" means the Michigan State Department of Licensing and Regulatory Affairs or any designated Michigan agency authorized to regulate, issue or administer a Michigan License for a Marihuana Establishment.

6. "*License*" means a current and valid License for a Marihuana Establishment issued by the State of Michigan.

7. "*Licensee*" means a Person holding a current and valid Michigan License for a Marihuana Establishment.

8. "*Marihuana*" means that term as defined Section 7106 of the Michigan Public Health Code, 1978 PA 368, MCL 333.7106 and as defined in the MRTMA.

9. "*Marihuana Accessories*" means that term as defined in the Act.

10. "*Permit*" means an approval issued by the Township pursuant to the MRTMA that allows a Person to operate an Establishment in the Township under this Ordinance, which Permit may be granted to a Permit Holder only for and limited to a specific Permitted Premises and a specific Permitted Property.

11. "*Permit Holder*" means the Person that holds a current and valid Permit issued under this Ordinance.

12. "*Permitted Premises*" means the particular building or buildings within which the Permit Holder will be authorized to conduct the Establishment's activities pursuant to the Permit.

13. "*Permitted Property*" means the real property comprised of a lot, parcel or other designated unit of real property upon which the Permitted Premises is situated.

14. "*Person*" means a natural person, company, partnership, trust, profit or non-profit corporation, limited liability company, or any joint venture for a common purpose.

15. "*Process*" or "*Processing*" means to separate or otherwise prepare parts of the marihuana plant and to compound, blend, extract, infuse, or otherwise make or prepare marihuana concentrate or marihuana-infused products.

16. "*Public Place*" means any area to which the public is invited or generally permitted in the usual course of business.

17. "*Township*" means Marengo Township, a township located in Calhoun County, Michigan.

SECTION 3. PERMIT REQUIRED; NUMBER OF PERMITS AVAILABLE; ELIGIBILITY; GENERAL PROVISIONS.

1. The Township hereby authorizes the operation of the following types of Marihuana Establishments, subject to the number of available Permits issued in this Section:

   a. MRTMA Marihuana Growers, Class A - cultivation of not more than 100 marihuana plants; and

   b. MRTMA Marihuana Growers, Class B - cultivation of not more than 500 marihuana plants; and

   c. MRTMA Marihuana Growers, Class C - cultivation of not more than 2,000 marihuana plants.

   d. Marihuana Processors

   e. Marihuana Safety Compliance Facilities

   f. Marihuana Secure Transporters

2. The number of Marihuana Establishment Permits in effect at any time shall not exceed the following maximums within the Township:

   a. Marihuana Grower Permits, Class A: **5**

   b. Marihuana Grower Permits, Class B: **5**

   c. Marihuana Grower Permits, Class C: **<u>90</u>**

   d. Marihuana Processors: **9**

   e. Marihuana Safety Compliance Facilities: **1**

   f. Marihuana Secure Transporters: **1**

   g. Marihuana Retailers: **0**

   h. Temporary Marihuana Events: **0**

   i. Marihuana Microbusinesses: **0**

   j. Designated Consumption Establishments: **0**

   k. Marihuana Event Organizer: **0**

   l. The Township Board may review and amend the above maximums by resolution annually or as it determines to be advisable. Such revisions shall not be the basis for termination or non-renewal of a Permit previously issued.

3. It shall be unlawful for any person to engage in, or be issued a Permit for, the operation of the following Marihuana Establishments:

   a. Marihuana Retailers

   b. Temporary Marihuana Events

   c. Marihuana Microbusiness

   d. Designated Consumption Establishment

   e. Marihuana Event Organizer

4. No Permit shall be issued to any Person under this Ordinance unless the Person has previously obtained and currently holds a permit under the Marengo Township Michigan Marihuana Facilities Licensing Ordinance, number 2019-6, as amended, except for any Person applying for a Marihuana Grower Class A Permit.

   a. No Marihuana Grower Permit under this Ordinance shall issue or be renewed to any Person unless the Person has an equivalent Marengo Township Permit under the Marengo Township Michigan Marihuana Facilities Licensing Ordinance, number 2019-6, and an equivalent State License under the MMFLA, except for any Marihuana Grower Class A Permit.

5. No Person shall operate a Marihuana Establishment at any location within the Township unless a then-currently-effective Permit for a Marihuana Establishment for that Person at that location has been issued under this Ordinance.

6. Marihuana Establishments shall operate only as expressly allowed under this Ordinance.

7. The requirements set forth in this Ordinance shall be in addition to, and not in lieu of, any other Licensing or Permitting requirements imposed by applicable federal, state or local laws, regulations, codes or ordinances.

8. At the time of Application, each Applicant shall pay applicable Application fees, annual fees, renewal fees, transfer fees, and inspection fees for Permits to the Township to defray the costs incurred by the Township for inspection, administration, review, oversight, and enforcement of the local regulations regarding Marihuana Establishments. The Township Board shall by resolution set the required fees in an amount not to exceed any limitations imposed by Michigan law.

9. A Permit or Renewal Permit shall not confer any vested rights or reasonable expectation of subsequent renewal on the Applicant or Permit Holder, and shall remain valid only fore one (1) year following its approval. A completed Renewal Application must be received by the Township Clerk as provided in this Ordinance in order to renew the Permit, except as otherwise provided for a delayed Renewal Application.

10. Each year, any pending Applications for renewal or amendment of existing Permits shall be reviewed and granted or denied before Applications for new Permits are considered.

11. It is the sole and exclusive responsibility of each Permit Holder or Person applying to be a Permit Holder at all times during the Application period and during its operation to immediately provide the

Township with all material changes in any information submitted on an Application and any other changes that may materially affect any state License or Township Permit.

12. No Permit issued under this Ordinance may be assigned or transferred to any Person unless the assignee or transferee has submitted an Application and all required fees under this Ordinance and other applicable Ordinances and the transfer has been authorized under this Ordinance by the Township Board. No Permit issued under this Ordinance is transferrable to any other location except for a change in location requested as part of a renewal application.

13. The original and current Permit issued under this Ordinance shall at all times be prominently displayed at the Permitted Premises in a location where it can be easily viewed by the public, law enforcement officials and administrative authorities.

14. Acceptance by the Permit Holder of a Permit constitutes consent by the Permit Holder and its owners, officers, managers, agents, employees, agents, and representatives for any state, federal or local law enforcement agency to conduct random and unannounced examinations of the Establishment and all records, materials, and property in that Establishment at any time to review compliance with this Ordinance, state law, any other local regulations, and the Permit.

15. A Permit Holder may not engage in any other Marihuana Establishment in the Permitted Premises or on the Permitted Property, or in its name at any other location within the Township, without first obtaining a separate Permit.

16. No Permit shall be granted or renewed for a Marihuana Establishment in a residence.

SECTION 4. OTHER LAWS AND ORDINANCES. In addition to the terms of this Ordinance, any Marihuana Establishment shall comply with all laws, regulations and Ordinances to the extent such ordinances do not create obligations in conflict with this Ordinance, including without limitation the Township Zoning Ordinance and the MRTMA.

SECTION 5. APPLICATION FOR, RENEWAL OF, AND TRANSFER OF PERMITS.

1. **Application**. An Application for a Permit for an Establishment shall be submitted to the Clerk, and shall contain the following information, at a minimum:

   a. The name, address, phone number and e-mail address of the proposed Permit Holder and the proposed Marihuana Establishment;

   b. The names, home addresses and personal phone numbers for all owners, directors, officers and managers of the Permit Holder and the Marihuana Establishment;

   c. One (1) copy of all the following:

      1. All documentation showing the proposed Permit Holder's valid tenancy, ownership or other legal interest in the proposed Permitted Property and Permitted Premises. If the Applicant is not the owner of the proposed Permitted Property and Permitted Premises, a notarized statement from the owner of such property authorizing the use of the property for a Marihuana Establishment shall be provided to the Township.

      2. If the proposed Permit Holder is a corporation, non-profit organization, limited liability company or any other entity other than a natural person, it shall indicate its legal status, attach

a copy of all company formation documents (including amendments), identify all owners and their percentage of ownership in the entity accounting for 100% of the ownership interest in the proposed Establishment, proof of registration with the State of Michigan, and a certificate of good standing.

3. A valid, unexpired driver's license or state issued ID for all owners, directors, officers and managers of the proposed Establishment.

4. Non-refundable Application fee.

5. Whether the Applicant has ever applied for or been granted denied, restricted, suspended, revoked, or not renewed any commercial License, Permit, or certificate issued by a licensing authority in Michigan or any other jurisdiction, and a statement describing the facts and circumstances concerning the application, denial, restriction, suspension, revocation, or nonrenewal, including the licensing authority, the date each action was taken, and the reason for each action.

6. Information regarding any other Marihuana Establishment or Commercial Medical Marihuana Facility, or similar License that the Applicant is authorized to operate in any other jurisdiction within the State, or another State, and the Applicant's involvement in each such operation.

7. An official statement issued by the Department of Licensing and Regulatory Affairs, Marihuana Regulatory Agency, or its successor, that the Applicant has successfully completed prequalification for a License, if any.

d. Any other information reasonably requested by the Township to be relevant to the processing or consideration of the Application.

e. Information obtained from the Applicant or proposed Permit Holder is exempt from public disclosure under state law, to the extent permitted by the Michigan Freedom of Information Act.

f. Applicant and all related persons acknowledges and consents to a background check and investigation by the Township as a condition of the Township processing and reviewing the application for approval or denial of a Permit.

g. A Renewal Application may expressly incorporate by reference information or documentation contained in the original Permit Application or prior Permit Renewal Application, while making clear where such information or documentation can be found, provided that the information or documentation has not changed.

h. Prior to the approval or renewal of an Application for a Marihuana Grower Permit, an Applicant may amend the Class of the Marihuana Grower Permit Application by submitting an application form and expressly incorporating by reference the information or documentation contained in the original Permit Application. The Township may impose a fee as established by resolution. The Applicant will be required to show proof of a valid state License allowing operation of the new class of Marihuana Grower Permit prior to operation.

2. **Renewal Application**. The same requirements that apply to all new Applications for a Permit apply to all Renewal Applications. Renewal Applications shall be submitted to and received by the Clerk not less than ninety (90) days prior to the expiration of the annual Permit, except that an Application

requesting a change in the location of the Permitted Premises shall be submitted and received not less than one hundred twenty (120) days prior to the expiration of the Permit. A Permit Holder whose Permit expires and for which a complete Renewal Application has not been received by the expiration date shall be deemed to have forfeited the Permit under this Ordinance. The Township will not accept Renewal Applications after the expiration date of the Permit.

3. **Transfer Application**. Any unauthorized transfer or attempted transfer of an ownership interest in a Permit or Permit Holder constitutes a violation of this Ordinance.

   a. The same requirements that apply to all new Applications for a Permit apply to all Applications to transfer an existing Permit to a new legal entity or individual(s), as well as a certified copy of the meeting minutes of the board of directors or members authorizing the sale of the Permit or, if the Permit Holder is a natural person, a notarized statement or other proof satisfactory to the Township authorizing the transfer. Only after the transferee has applied for and obtained approval for the transfer, including without limitation the payment of the same fees for the transferred Permit as applies for a new Permit, may the Permit be transferred.

   b. No Permit Holder shall transfer, sell, or otherwise convey more than 1% of the ownership interest in entity owning the Permit, whether in a single transaction or the sum of multiple transactions, without the express approval of the Township Board after submitting a transfer application under this Ordinance. The transferee applicant and Permit Holder must submit a change in control transfer Application to the Clerk prior to any sale or transfer of stock or membership interest. The Application shall include all of the following:

      1. The names, home addresses and personal phone numbers for all owners, directors, officers and managers of the Permit Holder, the Marihuana Establishment, and Applicant;

      2. If the Permit Holder is a corporation, non-profit organization, limited liability company or any other entity other than a natural person, attach a copy of all company formation documents, bylaws, and any amendments, purchase agreement for stock or membership interest, and a certified copy of the meeting minutes of the board of directors or members authorizing the sale of stock or membership interest.

      3. If the Applicant is a corporation, non-profit organization, limited liability company or any other entity other than a natural person, it shall indicate its legal status, attach a copy of all company formation documents (including bylaws and amendments), identify all owners and their percentage of ownership in the entity accounting for 100% of the ownership interest in the Applicant, proof of registration with the State of Michigan, and a certificate of good standing.

      4. A valid, unexpired driver's license or state issued ID for all owners, directors, officers and managers of the proposed Establishment.

      5. Whether any Applicant has ever applied for or has been granted any commercial License or certificate issued by a licensing authority in Michigan or any other jurisdiction that has been denied, restricted, suspended, revoked, or not renewed and a statement describing the facts and circumstances concerning the application, denial, restriction, suspension, revocation, or nonrenewal, including the licensing authority, the date each action was taken, and the reason for each action.

6. Information regarding any other Marihuana Establishment or Commercial Medical Marihuana Facility, or similar License that the Licensee is authorized to operate in any other jurisdiction within the State, or another State, and the Applicant's involvement in each Establishment.

7. A non-refundable Application fee, as set by resolution by the Board.

8. Any other information reasonably requested by the Township to be relevant to the processing or consideration of the Application.

c. If, prior to the approval of an Application, an individual Applicant wishes to substitute a different Person as Applicant; or an Applicant that is a corporation, non-profit organization, limited liability company or any other entity other than a natural person, seeks to undergo a change in ownership greater than 1%, the current Applicant may submit a written request to the Clerk to amend the Application. Upon approval by the Clerk, the current Applicant may amend the Application to reflect such a change in identity or ownership, provided that the substituted Applicant(s) submits any documents required for a new Permit under this Ordinance. The Township Board may set a fee by resolution for such a change.

d. The following actions constitute transfer of ownership and require a transfer application, application fee, and Township Board approval:

1. *Persons.* Any transfer of more than 1% of an ownership interest in an Applicant of Permit Holder between Persons constitutes a transfer of ownership.

2. *Corporations*. Any transfer of more than 1% of stock or any change in principal officers or directors of any corporation holding a Permit constitutes a transfer of ownership.

3. *Limited Liability Companies*. Any transfer of more than 1% of membership interest or any change in managing members or change in the interest held by any managing members(s) of any limited liability company holding a Permit constitutes a transfer of ownership.

4. *Partnerships*. Any transfer of more than 1% of a partnership interest or any change in general or managing partners of any partnership holding a Permit constitutes a transfer of ownership.

5. *Assets*. Any transfer of more than 1% of the assets held by an Applicant or Permit Holder within the Township constitutes a transfer of ownership.

4. **Approval, Issuance, Denial and Appeal**. The Township shall process applications, to the extent practicable, as follows:

a. Complete Applications for a Marihuana Establishment Permit determined to be in full compliance with the requirements of this Ordinance shall be issued conditional approval by the Township Board or its designee. A conditional approval only means that the Applicant has submitted a valid Application for a Marihuana Establishment Permit and it shall allocate any requested available Permit type and number to the application. Such conditional approval shall be provided in writing and shall not provide any right to operate prior to the Township Board's final approval of the Application.

b. Following receipt of conditional approval, the Applicant shall submit for zoning approval within 60 days of notice of conditional approval or the process for zoning approval of

Establishments first becomes available. Failure of the Applicant to timely pursue zoning approval shall revoke the Applicant's conditional approval and make a Permit available to another Applicant.

c. Following conditional approval, zoning approval, and certification of an official statement issued by the Department of Licensing and Regulatory Affairs, Marihuana Regulatory Agency, or its successor, that the Applicant has successfully completed prequalification for a License, the Township Board shall approve or deny the Permit. Any denial must be in writing and must state the reason(s) for denial. The Township has no obligation to process or approve any incomplete Application. A determination of a complete Application shall not prohibit the Township from requiring supplemental information.

5. **No Building Currently Existing.** Any Applicant for a Marihuana Establishment Permit whose building is not yet in existence at the time of the Township's initial approval shall have one year immediately following the date of the Township's initial approval to commence construction of the building, in accordance with applicable zoning ordinances, building codes, and any other applicable state or local laws, rules or regulations, and to thereafter complete construction and commence business operations without unreasonable delay.

6. **Effect of Transfer**. Immediately following the approval of a transfer of ownership by the Township Board, the transferee(s) will obtain all the interests, rights, obligations, and responsibilities of the previous Permit Holder. Once a Permit Holder has transferred his or her ownership interest, any privileges enjoyed by that Permit Holder under this Ordinance are terminated. For transfers where no building is yet in existence, the deadline for construction of buildings not currently existing shall be extended to one year immediately following the date the transfer is approved, but construction must commence within three years after the Township's initial approval of the Permit, regardless of any subsequent transfers.

7. **Duty to Supplement.**

a. If, at any time before or after a Permit is issued pursuant to this Ordinance, any information required in the Permit Application, the MRTMA, or any rule or regulation promulgated thereunder, changes in any way from what is stated in the Application, the Applicant or Permit Holder shall supplement such information in writing within ten (10) days from the date upon which such change occurs.

b. An Applicant or Permit Holder has a duty to notify the Township Board in writing of any pending criminal charge or indictment, and any criminal conviction of a felony or other offense involving a crime of moral turpitude by the Applicant, the Permit Holder, or any owner, principal officer, director, manager, or employee within ten (10) days of the date when the Applicant, Permit Holder, owner, principal officer, director, or manager has notice of the event.

c. An Applicant or Permit Holder has a duty to notify the Township Board in writing of any pending criminal charge or indictment, and any criminal conviction, whether a felony, misdemeanor, or any violation of a local law or ordinance related to the cultivation, processing, manufacture, storage, sale, distribution, testing or consumption of any form of marihuana, the MMMA, the MMFLA, the MRTMA, any building, fire, health, or zoning statute, code or ordinance related to the cultivation, processing, manufacture, storage, sale, distribution, testing, or consumption of any form of marihuana by the Applicant, Permit Holders, owner, principal officer, director, manager,

or employee within (10) ten days of the date when the Applicant, Permit Holder, owner, principal officer, director, or manager has notice of the event.

SECTION 6. OPERATIONAL REQUIREMENTS–MARIHUANA ESTABLISHMENT. A Marihuana Establishment issued a Permit under this Ordinance and operating in the Township shall at all times comply with the following operational requirements, which the Township Board may review and amend from time to time as it determines reasonable.

1. *Scope of Operation.* Marihuana Establishments shall comply with all respective applicable codes of the local zoning, building, and health regulations, except to the extent that they are inconsistent with the MRTMA or this Ordinance. The Establishment must hold a valid local Permit and Michigan Marihuana Establishment License for the type of Marihuana Establishment intended to be carried out on the Permitted Property. The Establishment must also hold both a valid state License under the MRTMA as well as a valid state License and local Permit for the corresponding type of Facility under the MMFLA. The Establishment operator, owner, Licensee or Permit Holder must have documentation available that demonstrates full compliance with all local and State sales tax requirements, including holding any Permits or Licenses, if applicable.
2. *Amount of Marihuana.* The amount of Marihuana on the Permitted Property and under the control of the Permit Holder, owner or operator of the Establishment shall not exceed that amount permitted by the state License or the Township's Permit.
3. *Permits.* All necessary building, electrical, plumbing, and mechanical permits must be obtained for any part of the Licensed Premises in which electrical, wiring, lighting or watering devices that support the cultivation, growing, harvesting or testing of Marihuana are located.
4. *Additional Conditions*. The Township Board may impose such reasonable terms and conditions on a Marihuana Establishment special use as may be necessary to protect the public health, safety and welfare, and to obtain compliance with the requirements of this Ordinance and applicable law.

SECTION 7. PENALTIES AND CONSEQUENCES FOR VIOLATION. In addition to any other penalties or legal consequences provided under applicable federal, state and local law, regulations, codes and ordinances:

1. Violations of the provisions of this Ordinance or failure to comply with any of the requirements of this Ordinance shall be subject to and found responsible for a municipal civil infraction. The forfeiture for any municipal civil infraction shall be not less than five hundred dollars ($500.00) or more than two thousand dollars ($2,000) plus court costs, attorney fees and abatement costs of each violation, together with all other remedies pursuant to MCL 600.8701, *et seq*. Each day a violation continues shall be deemed a separate municipal civil infraction.
2. Revocation. A Permit issued under this Ordinance may be denied, limited, revoked, or restricted under any of the following conditions:
    a. Any fraudulent, false, misleading, or material misrepresentation contained in the Application.
    b. Repeat violations of any requirements of this Ordinance or other applicable law, rule, or regulation. As used in this subsection, the term "repeat offense" means a second (or any subsequent) misdemeanor violation or civil infraction of the same requirement or provision committed within any six-month period and upon conviction or responsibility thereof.

c. A valid License is not maintained as required by this Ordinance.

d. The Permit Holder, its agent, manager, or employee failed to timely submit any document or failed to timely make any material disclosure as required by this Ordinance.

If a Permit is revoked or limited under this Ordinance, the Township or its designee shall issue a notice stating the revocation, limitation, or restriction including the reason for the action and providing a date and time for an evidentiary hearing before the Township Board.

3. The owner of record or tenant of any building, structure or premises, or part thereof, and any architect, builder, contractor, agent or person who commits, participates in, assists in or maintains such violation may each be found guilty or responsible of a separate offense and suffer the penalties and forfeitures provided in subsections (1) and (2) of this section, except as excluded from responsibility by state law.

4. In addition to any other remedies, the Township may institute proceedings for injunction, mandamus, abatement or other appropriate remedies to prevent, enjoin, abate or remove any violations of this Ordinance. The rights and remedies provided herein are both civil and criminal in nature. The imposition of any fine, jail sentence or forfeiture shall not exempt the violator from compliance with the provisions of this Ordinance.

SECTION 8. SEVERABILITY. The provisions of this Ordinance are hereby declared severable. If any part of this Ordinance is declared invalid for any reason by a court of competent jurisdiction, that declaration does not affect or impair the validity of all other provisions that are not subject to that declaration.

SECTION 9: SAVINGS CLAUSE. This Ordinance does not affect rights and duties matured, penalties that were incurred, and proceedings that were begun, before its effective date.

SECTION 10. EFFECTIVE DATE. This Ordinance shall become effective 30 days after its publication.

SECTION 11. REPEAL. All Ordinances or parts of Ordinances in conflict herewith are hereby repealed. The Prohibition of Marihuana Establishments Ordinance, Ordinance 2019-2, is hereby repealed.

YEAS: D Shrontz, A Freitel, D Van Sickle, D Hoffman, and D Fountain

NAYS: 0

ABSENT/ABSTAIN: 0

ORDINANCE DECLARED ADOPTED:

Duane G. Shrontz

Duane Shrontz, Township Supervisor

CERTIFICATION

I hereby certify that:

1. The above is a true copy of an Ordinance adopted by the Marengo Township Board at a duly scheduled and noticed meeting of that Township Board held on October 29, 2019, pursuant to the required statutory procedures.

2. A summary of the above Ordinance was duly published in the Marshall Chronicle Advisor newspaper, a newspaper that circulates within Marengo Township, on November 2, 2019.

3. Within one (1) week after such publication, I recorded the above Ordinance in a book of ordinances kept by me for that purpose, including the date of passage of the ordinance, the names of the members of the township board voting, and how each member voted.

4. I filed an attested copy of the above Ordinance with the Calhoun County Clerk on November 8, 2019.

ATTESTED:

Doreen Van Sickle

Doreen Van Sickle, Township Clerk

Marengo Township, Calhoun County, Michigan
Recreational Marihuana Establishments Licensing Ordinance
Notice of Adoption

Ordinance No. 2019-6

At a meeting of the Township Board of Marengo Township, Calhoun County, Michigan, held at the Marengo Township Hall on October 29, 2019, at 7:00 p.m., the Township Board adopted Ordinance No. 2019-6, which implements the provisions of the Michigan Regulation and Taxation of Marihuana Act, Initiated Law 1 of 2018; to regulate Marihuana Establishments by requiring a Permit and compliance with requirements as provided in the Ordinance, in order to maintain the public health, safety and welfare of the residents and visitors to the Township. Copies of the complete text of the proposed Ordinance are available at the office of the Township Clerk at 14201 23 Mile Road, Albion, MI 49224.

The Ordinance has the following sections and catch lines: Section 1: Title; Section 2. Definitions; Section 3. Permit Required; Number of Permits Available; Eligibility; General Provisions; Section 4. Other Laws and Ordinances; Section 5. Application for, Renewal of, and Transfer of Permits; Section 6. Operational Requirements–Marihuana Establishment; Section 7. Penalties and Consequences for Violation; Section 8. Severability; Section 9. Savings Clause; Section 10 Effective Date; Section 11. Repeal.

By Order of the Marengo Township Board

Doreen VanSickle, Township Clerk
(269) 781-8422

SIGNATURE PAGE FOR REVISION, 09/28/2021,

ORDINANCE NO. 2019-6 AUTHORIZING AND PERMITTING RECREATIONAL MARIJUANA ESTABLISHMENTS

ATTESTED:

Doreen Van Sickle
Township Clerk

ORDINANCE REVISION ADOPTED:

David L. Fountain   September 28, 2021
Date

EXHIBIT 3

MARENGO TOWNSHIP
CALHOUN COUNTY, MICHIGAN
ZONING ORDINANCE AND ZONING ORDINANCE MAP AMENDMENT

ORDINANCE NO. 2020-01

At a regular meeting of the Township Board of Marengo Township, Calhoun County, Michigan, held at the Marengo Township Hall on March 31, 2020, at 7 p.m., Township Board Member Duane Hoffman moved to adopt the following ordinance, which motion was seconded by Township Board Member:

An Ordinance to amend the Marengo Township Zoning Ordinance, as amended, to provide for the zoning regulation of Commercial Medical Marihuana Facilities and Recreational Marihuana Establishments; and designate such Facilities, Establishments, and Operations as conditional uses; in order to maintain the public health, safety and welfare of the residents and visitors to Marengo Township. The Ordinance further amends the Zoning Ordinance Map of the Marengo Township Zoning Ordinance to establish a Marihuana Overlay District consistent with text amendments to the Marengo Township Zoning Ordinance.

THE TOWNSHIP OF MARENGO ORDAINS:

Section 1. Amendment of Article 18, Section 18.02, Definitions: The Marengo Township Zoning Ordinance, Article 18, Section 18.02, Definitions, shall be amended to add the following definitions:

A. "*Commercial Medical Marihuana Facility*" or *"Facility"* means one of the following:

1. "*Provisioning Center,*" as that term is defined in the Medical Marihuana Facilities Licensing Act, MCL 333.27101 *et seq.* ("MMFLA");

2. "*Processor,*" as that term is defined in the MMFLA;

3. "*Secure Transporter,*" as that term in the MMFLA;

4. "*Grower,*" as that term is defined in the MMFLA;

5. "*Safety Compliance Facility,*" as that term is defined in the MMFLA.

B. "*Marihuana*" means that term as defined in Section 7106 of the Michigan Public Health Code, 1978 PA 368, MCL 333.7106.

C. "*Marihuana Establishment*" or "*Establishment*" means one of the following, or any other type of marihuana-related business Licensed by the Department of Licensing and Regulatory Affairs or its authorized Michigan agency.

1. "*Marihuana grower*," as that term is defined in the Michigan Regulation and Taxation of Marihuana Act, MCL 333.27951 *et seq.* ("MRTMA"); and

2. "*Marihuana microbusiness*," as that term is defined in the MRTMA; and

3. "*Marihuana processor*," as that term is defined in the MRTMA; and

4. "*Marihuana retailer*," as that term is defined in the MRTMA; and

5. "*Marihuana secure transporter*," as that term is defined in the MRTMA; and

6. "*Marihuana safety compliance facility*," as that term is defined in the MRTMA; and

7. "*Designated consumption establishment*," as that term is defined by the Department of Licensing and Regulatory Affairs or as may be defined in the MRTMA; and

8. "*Excess marihuana grower*," as that term is defined by the Department of Licensing and Regulatory Affairs or as may be defined in the MRTMA; and

9. "*Marihuana event organizer*," as that term is defined by the Department of Licensing and Regulatory Affairs or as may be defined in the MRTMA; and

10. "*Temporary marihuana event*" as that term is defined by the Department of Licensing and Regulatory Affairs or as may be defined in the MRTMA.

D. "*Permit*" means a current and valid permit for a Commercial Medical Marihuana Facility issued under the Marengo Township Michigan Marihuana Facilities Licensing Ordinance, Marengo Township Ordinance No. 2019-5, or a current and valid permit for a Marihuana Establishment under Marengo Township Ordinance Authorizing and Permitting Recreational Marihuana Establishments No. 2019-6 which shall be granted to a Permit Holder only for and limited to a specific Permitted Premises and a specific Permitted Property.

E. "*Medical Marihuana*" means that term as defined in MCL 333.26423.

F. "*Patient*" means a "registered qualifying patient" or a "visiting qualifying patient" as those terms are defined by MCL 333.26421, *et seq*.

G. "*Person*" means a natural person, company, partnership, profit or non-profit corporation, limited liability company, or any joint venture for a common purpose.

Section 2. Amendment of Article 15, Section 15.03, Conditional Uses: The Marengo Township Zoning Ordinance, Article 15, Section 15.03, Conditional Uses , shall be amended to add the following conditional land uses in addition to those presently listed in the Highway Service Commercial District:

A. - G. See present Ordinance.
H. Safety Compliance Facilities and Marihuana Safety Compliance Facility Establishments.
I. Secure Transporter Facilities and Marihuana Secure Transport Establishments.

Section 3. Amendment of Article 16, Section 16.03, Conditional Uses: The Marengo Township Zoning Ordinance, Article 16, Section 16.04, Conditional Uses, shall be amended to add the following conditional land uses in addition to those presently listed in the LI - Light Industrial District:

A. - E. See present Ordinance.
F. Growers Facilities and Marihuana Grower Establishments.
G. Processor Facilities and Marihuana Processor Establishments.
H. Safety Compliance Facilities and Marihuana Safety Compliance Facility Establishments.

I. Secure Transporter Facilities and Marihuana Secure Transport Establishments.

Section 4. Amendment to add Article 17B, Marihuana Overlay District: The Marengo Township Zoning Ordinance, shall be amended to add Article 17B: MO, Marihuana Overlay District, providing as follows:

Article 17B – Marihuana Overlay District.

Section 17B.01 – Purpose.

The Marihuana Overlay District ("MO District") is intended to provide opportunities for the development of certain Marihuana Facilities or Establishments permitted under the MMFLA and MRTMA and to require compliance with this Ordinance, in order to maintain the public health, safety and welfare of the Township. This Article proposes to accomplish this through the implementation of regulations that promote the use of land within the MO District for certain Commercial Marihuana Facilities and Establishments.

Section 17B.02 – Marihuana Overlay District Boundary.

The MO District is established as an overlay zoning district over portions of the AG Agricultural District in Section 2 (an area north of J Drive), and Section 23 (an area at exit 115 on 22 ½ Mile Road and I-94) of Marengo Township. Land located within such overlay district may be developed according to the provisions of the underlying zoning district or according to the provisions of this Section.

Section 17B.03 – Uses Permitted by Conditional Use Permit.

The following uses are permitted in the MO District with a Conditional Use Permit granted by the Township Board, after review and recommendation by the Planning Commission, in accordance with the provisions of this Article and Article 10 - Conditional Use Permits:

A. Growers Facilities and Marihuana Grower Establishments.
B. Processor Facilities and Marihuana Processor Establishments.

Section 17B.04 – Setbacks

Each building used as a marijuana facility or establishment shall be setback a minimum distance from any lot line, public road or recorded right-of-way not owned by the Licensee:

A. Front Yard: Not less than 85 feet.
B. Side Yard: Not less than 50 feet.
C. Rear Yard: Not less than 50 feet.

Section 5. Amendment of Article 10, Conditional Uses, to add Section 10.40: The Marengo Township Zoning Ordinance, Article 10, Section 10.40, Regulations Associated with Specific Uses, shall be amended to add the following regulations to those already listed:

Section 10.40– Marihuana General Regulations. The following regulations apply to all marihuana Establishments or Facilities within the Township, unless a more specific provision of this Article applies:

A. Location and Lot Requirements

1. LOT AREA: No building or structure shall be established on any lot less than one (1) acre in area.

2. LOT WIDTH: The minimum lot width shall be one hundred fifty (150) feet.

3. LOT COVERAGE: The maximum lot coverage shall not exceed twenty-five (25) percent.

4. RESIDENTIAL SETBACK: No Facility or Establishment building shall be located within three hundred (300) feet from any residential dwelling unit if such uses are in existence at the time the Facility or Establishment is issued an initial permit, with the minimum distance between uses measured horizontally between the corner of the nearest building containing a residential dwelling unit and the nearest Facility or Establishment building.

5. HEIGHT: Except as is otherwise provided in the Ordinance, no building or structure shall exceed a height of forty-five (45) feet.

6. DRIVES: All access drives for a Facility or Establishment shall be at least 10 feet on each side of the centerline and shall extend directly from a public street right-of-way or private street right-of-way. All access drives are further subject to the approval of the Calhoun County Road Department.

7. GREENBELT BUFFER: A greenbelt buffer shall be provided in accordance with the regulations specified in the Landscape and Buffering requirements of this Ordinance between any Facility or Establishment and any public or private road and any adjacent use other than a Facility or Establishment. Any use or structure on any lot in this district fronting a public road, street, or way shall provide in addition to and as an integral part of any site development, on the front yard, a landscaped strip of land twenty (20) feet or more in depth; such landscaped strip to be defined and designed to provide access to the lot and separate off-street parking areas from the public right-of-way. All trees and shrubbery used for landscaped screening of Facility or Establishment shall be planted and maintained through standard husbandry techniques, including but not limited to fertilization, mulching and pruning, so that the vegetation shall reach maturity as soon as practical and so that maximum foliage density may be achieved. Dead or diseased vegetation shall be promptly removed and replanted at the next available planting time. Plants or grasses on the property that are outside of the greenbelt buffer may not exceed 12 inches in height, except for agricultural crops, and must be regularly maintained.

B. General Operating Conditions

1. LOCATION OF OPERATION. Each Marihuana Establishment or Facility shall be operated from the Permitted Premises on the Permitted Property. No Marihuana Establishment or Facility shall be permitted to operate from a moveable, mobile, or transitory location, except for a Permitted and Licensed Secure Transporter when engaged in the lawful transport of marihuana. No person under the age of eighteen

(18) shall be allowed to enter the Permitted Premises without a parent or legal guardian.

2. SECURITY. Permit Holders shall at all times maintain a security system that meets State law requirements, and shall also include the following:

    a. Security surveillance cameras installed to monitor all entrances, along with the interior and exterior of the Permitted Premises; and

    b. Robbery and burglary alarm systems that are professionally monitored and operated 24 hours a day, 7 days a week; and

    c. A locking vault permanently affixed to the Permitted Premises that shall store all marihuana and cash remaining in the Establishment or Facility overnight, except for marihuana actively grown in a Grower Establishment or Facility; and

    d. All marihuana in whatever form stored at the Permitted Property shall be kept in a secure manner and shall not be visible from outside the Permitted Premises, nor shall it be grown, processed, exchanged, displayed or dispensed outside the Permitted Premises; and

    e. All security recordings and documentation shall be preserved for at least seven (7) days by the Permit Holder and made available to any law enforcement upon request for inspection.

    f. A Facility or Establishment shall be entirely fenced as shown on the site plan, compliant with applicable fire code, building code, and any other applicable code or regulation, with a gate that is locked when not in use by the operator of the facility or the operator's agents. The fence shall be a chain link fence or other type designed and installed to prevent unauthorized access. If the fence consists entirely of opaque material, and if it is at least six feet high but not more than eight feet high, then setbacks from the public street or private road may be reduced by 50%. Fencing must be maintained in good safe condition throughout the life of the installation.

3. REQUIRED SPACING. No Facility or Establishment shall be located within two thousand (2,000) feet from any educational institution or school, college or university, church, house of worship or other religious facility, or public or private park, if such uses are in existence at the time the Facility or Establishment is issued an initial permit, with the minimum distance between uses measured horizontally between the nearest property lines.

4. CO-LOCATION. Subject to underlying zoning restrictions, the Facility or Establishment shall be the only principal use located on the Permitted Property, except that the following co-location is permitted:

    a. A Grower Facility, Processor Facility, or Secure Transporter Facility may operate from within a single facility also operating with a Grower Establishment, Processor Establishment, or Secure Transporter Facility

operating pursuant to the MMFLA, MRTMA, and applicable rules promulgated by the Department of Licensing and Regulatory Affairs or its authorized Michigan agency.

b. A Grower Establishment, Processor Establishment, or Secure Transporter Establishment may operate from within a single facility operating pursuant to the MRTMA and applicable rules promulgated by the Department of Licensing and Regulatory Affairs or its authorized Michigan agency.

c. A Grower Facility, Processor Facility, or Secure Transporter Facility may operate from within a single facility operating pursuant to the MMFLA and applicable rules promulgated by the Department of Licensing and Regulatory Affairs or its authorized Michigan agency.

5. STACKING. An applicant for a Grower Facility or Establishment may apply to stack another Grower permit at the Establishment, Facility, or Permitted Premises. Permits or Licenses may only be stacked consistent with the MRTMA, MMFLA, and the rules and regulations promulgated by the Department of Licensing and Regulatory Affairs or its authorized Michigan agency.

6. AMOUNT OF MARIHUANA. The amount of Marihuana on the Permitted Property and under the control of the Permit Holder, owner or operator of the Establishment shall not exceed that amount permitted by the state License or the Township's Permit.

7. SALE OF MARIHUANA. The Marihuana offered for sale and distribution must be packaged and labeled in accordance with state law. A Facility or Establishment is prohibited from selling, soliciting or receiving orders for Marihuana or Marihuana Products over the internet, except to another Facility or Establishment.

8. SIGN RESTRICTIONS. No pictures, photographs, drawings or other depictions of Marihuana or Marihuana Paraphernalia shall appear on the outside of any Permitted Premises nor be visible outside of the Permitted Premises on the Permitted Property. The words "Marihuana," "cannabis" and any other words used or intended to convey the presence or availability of Marihuana shall not appear on the outside of the Permitted Premises nor be visible outside of the Permitted Premises on the Permitted Property.

9. USE OF MARIHUANA OR OTHER SUBSTANCES. Smoking or consumption of marihuana or controlled substances on the Permitted Premises is prohibited. The sale, consumption, or use of alcohol or tobacco products on the Permitted Premises is prohibited, except as may be permitted by rules or regulations of the Department of Licensing and Regulatory Affairs or its authorized Michigan agency or this Ordinance.

10. INDOOR OPERATION. All activities of a Facility or Establishments, including without limitation, distribution, growth, cultivation, or the sale of Marihuana, and all other related activity permitted under the Permit Holder's License or Permit must occur indoors.

11. LIMITED IMPACT. The Facility's or Establishment's operation and design shall minimize any impact to adjacent uses, including the control of any odor by maintaining

and operating an air filtration system or other available technology so that no odor related to the permitted use is detectable at the property line of the Permitted Premises.

12. DISTRIBUTION. No person operating a Facility or Establishment shall provide or otherwise make available Marihuana to any person who is not legally authorized to receive Marihuana under state law.

13. OTHER PERMITS. All necessary building, electrical, plumbing, and mechanical permits must be obtained for any part of the Permitted Premises in which electrical, wiring, lighting or watering devices that support the cultivation, growing, harvesting or testing of Marihuana are located. Code and other permit approval may require, without limitation, the National Electric Safety Code, the Institute of Electrical and Electronics Engineers ("IEEE"), Solar Rating and Certification Corporation ("SRCC"), Electronic Testing Laboratories ("BIL"), or other similar certification organization if the similar certification organization is approved by the Township.

14. WASTE DISPOSAL. The Permit Holder, owner and operator of any Facility or Establishment shall use lawful methods in controlling waste or by-products from any activities allowed under the License or Permit, including:

    a. Ensuring proper handling, use, and disposal of any and all nutrients, pesticides, and other chemicals used at, in connection with, or arising out of the Establishment or Facility.

    b. Ensuring proper disposal of all Marihuana and related byproducts that will be used at, in connection with, or arising out of the Establishment or Facility.

    c. Ensuring the proper use, management, and disposal of all water and other liquids used at, in connection with, or arising out of the Establishment or Facility.

15. TRANSPORTATION. Marihuana may be transported by a Secure Transporter within the Township under this Ordinance, and to effectuate its purpose, only:

    a. By Persons who are otherwise authorized by state law to transport Marihuana;

    b. In a manner consistent with all applicable state laws and rules, as amended;

    c. In a secure manner designed to prevent the loss of the Marihuana;

    d. No vehicle used for the transportation or delivery of Marihuana under this Ordinance shall have for markings the words "Marihuana", cannabis" or any similar words; pictures or other renderings of the Marihuana plant; advertisements for Marihuana or for its sale, transfer, cultivation, delivery, transportation or manufacture, or any other word, phrase, or symbol indicating or tending to indicate that the vehicle is transporting Marihuana.

e. No vehicle may be used for the ongoing or continuous storage of Marihuana, but may only be used incidental to, and in furtherance of, the transportation of Marihuana.

16. UTILITY LINES. On-site utility lines shall be placed underground to a depth as specified by the appropriate utility company requirements

17. LIGHT POLLUTION AND LIGHTING PLAN.

a. All lighting shall be subject to the following general operating standards:

i. All lighting shall be directed away from and be shielded from adjacent properties and shall be so arranged as to not adversely affect adjacent properties or driver visibility on adjacent public roads.

ii. All lighting shall be shielded to the extent possible to reduce glare and visibility.

iii. No flashing lights will be permitted.

iv. Grow lights shall not be used before 6:00 a.m. local time and shall not be used after 9:00 p.m. local time.

b. An external lighting plan for each Permitted Property shall be approved by the Township Board as part of the Site Plan review, after review and recommendation by the Planning Commission, to ensure the general operating standards set forth in this subsection will be satisfied. The lighting plan shall include, but is not limited to the location, dimensions, light color, and types of fixtures to be used for all external lighting, including but not limited to lighting for parking lots, driveways, security lighting or other external illumination, or the illumination of signs, and its overall area of illumination. The Township Board or Planning Commission may request additional detail(s) and information as part of its review. The Township Board may approve a lighting plan if it believes it reasonably conforms to the general operating standards as set forth in this subsection, unless a reasonable person would expect the lighting plan to create, cause, or compound the substantial likelihood that injury would result to the public health, safety, or general welfare.

18. UNPERMITTED GROWING. A Patient may not grow his or her own Marihuana at a Commercial Medical Marihuana Facility.

19. SITE PLAN. Each Facility or Establishment shall comply with all Site Plan and Conditional Use Permit requirements of this Ordinance. The Site Plan shall include the surrounding area and identify any residential dwelling units within 1,500 feet of the Permitted Premises at the time of Application. The Site Plan shall include an interior floor plan and shall be signed and sealed by a Michigan registered architect, surveyor, or professional engineer.

C. **Duration of Permit:** All Conditional Use Permits shall expire 12 months after approval, beginning on the month of approval, if construction is not commenced within 12 months and completed with due diligence. All Conditional Use Permits shall expire 24 months after approval beginning on the month of approval if construction is not completed and a final occupancy permit issued within 24 months, unless renewed by the property owner or Permit Holder on good cause shown. After issuance of the Conditional Use Permit, the Conditional Use Permit applicant or holder shall submit quarterly, written reports on project progress to the Zoning Administrator, until a final occupancy permit is issued.

Section 6. Amendment of Article 10, Conditional Uses, to add Section 10.41: The Marengo Township Zoning Ordinance, Article 10, Section 10.41, Conditional Uses, shall be amended to add the following regulations to those already listed:

Section 10.41 – Grower Regulations. The following regulations apply to all Grower Establishments or Facilities whether Class A, B, or C within the Township:

A. LOT AREA. No Grower building or structure shall be established on any lot less than fifteen (15) acres in area.

B. SETBACKS. Except for uses within the Highway Service Commercial District or Light Industrial District, each building or structure shall be setback a minimum distance at the time of initial siting and permit issuance from any lot line, right-of-way, or easement:
   1. Front Yard: Not less than 85 feet.
   2. Side Yard: Not less than 50 feet.
   3. Rear Yard: Not less than 50 feet.

C. ODOR AND OTHER IMPACTS. Each Grower Facility or Establishment shall submit its plan and methods for controlling odor and other impacts to adjacent uses, including air filtration systems and other enforceable assurances that no odor created by the use will be detectable at the property line of the Permitted Premises. These obligations are continuing on any Facility or Establishment, which may be required to plan, construct, or implement, additional methods for controlling odor and other impacts on adjacent uses.

D. CHARACTER OF BUILDINGS. The size, nature, and character of the buildings and structures to be used shall be harmonious with the character of the surrounding land uses and land use classifications.

E. BUILDING SPACING. The buildings and structures shall be appropriately spaced relative to adjoining properties to ensure safety and avoid congestion and there shall not be less than 20 feet between each building.

F. DRIVES AND TRAFFIC. The location of entrances and drives shall be designed to avoid potential traffic congestion or hazards that may be caused by the land use and sufficient parking and vehicle flow shall be provided on the site.

G. HOURS OF OPERATION. Hours of operation shall not create an unreasonable disturbance or nuisance that disrupts the quiet, comfort or repose of a reasonable person of normal sensitivities on adjoining properties or the surrounding neighborhood or that injures or endangers the health, peace or safety of the public within the Township.

Section 7. Amendment of Article 10, Conditional Uses, to add Section 10.42: The Marengo Township Zoning Ordinance, Article 10, Section 10.42, Conditional Uses, shall be amended to add the following regulations to those already listed:

Section 10.42 – Processor Regulations. The following regulations apply to all Processor Establishments or Facilities within the Township:

A. LOT AREA. No Processor building or structure shall be established on any lot less than ten (10) acres in area.

B. SETBACKS. Except for uses within the Highway Service Commercial District or Light Industrial District, each building or structure shall be setback a minimum distance at the time of initial siting and permit issuance from any lot line, right-of-way, or easement:
   1. Front Yard: Not less than 85 feet.
   2. Side Yard: Not less than 50 feet.
   3. Rear Yard: Not less than 50 feet.

C. SEPARATION DISTANCE. Any building or structure used for specialty processing methods, including but not limited to hydrocarbon processing, must be setback no less than 100 feet from any other building or structure.

D. ODOR AND OTHER IMPACTS. Each Processor Facility or Establishment shall submit is plan and methods for controlling odor and other impacts to adjacent uses, including air filtration systems and other enforceable assurances that no odor will be detectable at the property line of the Permitted Premises. These obligations are continuing on any Facility or Establishment, which may be required to plan, construct, or implement, additional methods for controlling odor and other impacts on adjacent uses.

E. OTHER PERMITS AND LICENSES. Each Processor Facility or Establishment shall hold and remain in good standing with any other professional or occupational license or designation required for any means or methods employed for Marihuana processing at the Permitted Property.

F. CHARACTER OF BUILDINGS. The size, nature, and character of the buildings and structures to be used shall be harmonious with the character of the surrounding land uses and land use classifications.

G. BUILDING SPACING. The buildings and structures shall be appropriately spaced relative to adjoining properties to ensure safety and avoid congestion and there shall not be less than 20 feet between each building.

H. DRIVES AND TRAFFIC. The location of entrances and drives shall be designed to avoid potential traffic congestion or hazards that may be caused by the land use and sufficient parking and vehicle flow shall be provided on the site.

I. HOURS OF OPERATION. Hours of operation shall not create an unreasonable disturbance or nuisance that disrupts the quiet, comfort or repose of a reasonable person of normal sensitivities on adjoining properties or the surrounding neighborhood or that injures or endangers the health, peace or safety of the public within the Township.

Section 8. Amendment of Article 10, Conditional Uses, to add Section 10.43: The Marengo Township Zoning Ordinance, Article 10, Section 10.43, Conditional Uses, shall be amended added to add the following regulations to those already listed:

Section 10.43 – Safety Compliance Regulations. The following regulations apply to all Safety Compliance Establishments or Facilities within the Township:

A. CHARACTER OF BUILDINGS. The size, nature, and character of the buildings and structures to be used shall be harmonious with the character of the surrounding land uses and land use classifications.

B. BUILDING SPACING. The buildings and structures shall be appropriately spaced relative to adjoining properties to ensure safety and avoid congestion and there shall not be less than 20 feet between each building.

C. DRIVES AND TRAFFIC. The location of entrances and drives shall be designed to avoid potential traffic congestion or hazards that may be caused by the land use and sufficient parking and vehicle flow shall be provided on the site.

D. HOURS OF OPERATION. Hours of operation shall not create an unreasonable disturbance or nuisance that disrupts the quiet, comfort or repose of a reasonable person of normal sensitivities on adjoining properties or the surrounding neighborhood or that injures or endangers the health, peace or safety of the public within the Township.

E. SETBACKS & FENCING. Safety Compliance Establishments or Facilities shall comply with the setback requirements of the zoning district in which they are located. The 300-foot Residential Setback does not apply to Safety Compliance Establishments or Facilities. A fence is not required.

Section 9. Amendment of Article 10, Conditional Uses, to add Section 10.44: The Marengo Township Zoning Ordinance, Article 10, Section 10.44, Conditional Uses, shall be amended added to add the following regulations to those already listed:

Section 10.44 – Secure Transporter Regulations. The following regulations apply to all Secure Transporter Establishments or Facilities within the Township:

A. CHARACTER OF BUILDINGS. The size, nature, and character of the buildings and structures to be used shall be harmonious with the character of the surrounding land uses and land use classifications.

B. BUILDING SPACING. The buildings and structures shall be appropriately spaced relative to adjoining properties to ensure safety and avoid congestion and there shall not be less than 20 feet between each building.

C. DRIVES AND TRAFFIC. The location of entrances and drives shall be designed to avoid potential traffic congestion or hazards that may be caused by the land use and sufficient parking and vehicle flow shall be provided on the site.

D. HOURS OF OPERATION. Hours of operation shall not create an unreasonable disturbance or nuisance that disrupts the quiet, comfort or repose of a reasonable person of normal sensitivities on

adjoining properties or the surrounding neighborhood or that injures or endangers the health, peace or safety of the public within the Township.

E. SETBACKS & FENCING. Secure Transporter Establishments or Facilities shall comply with the setback requirements of the zoning district in which they are located. The 300-foot Residential Setback does not apply to Secure Transporter Establishments or Facilities. A fence is not required.

Section 10. Amendment of Article 9, Section 9.06, Parking and Loading Requirements: The Marengo Township Zoning Ordinance, Article 9, Section 9.06, Parking and Loading Requirements, shall be amended to add the following regulations to those already listed:

A. Safety Compliance Facilities: One space for every 200 square feet of gross floor area.

B. Secure Transporters: One space for every 400 square feet of gross floor area.

C. Grow Facilities: One space for each employee on the largest shift.

D. Processors: One space for each employee on the largest shift.

Section 11. Amendment to Township Zoning Map. Consistent with the amendments to the text of the Marengo Township Zoning Ordinance, the Marengo Township Board amends the Official Zoning Map of the Marengo Township Zoning Ordinance to rezone all property within the areas shown on the Special Use District, Marihuana Overlay Map, which is attached hereto and incorporated by reference, as the MO District. The Map demonstrates that the MO District exists as an overlay district over land in Marengo Township generally described as follows: Marengo Twp Sec 2 T2S R5W, the South 60 Acres of the W 1/2 of the SE 1/4 of Sec 2; and Marengo Twp Sec 23 T2S R5W, E 1/2 of NW 1/4 Except Beg 1890 Ft S of N 1/4 Pst Th W 1332' Th N 1890' Th E 1332' TH S 1890', being approximately 14.39 Acres. Those properties within the MO District shall maintain their current zoning classification in addition to those uses provided by the newly-established MO District. The Township Board shall have a new Official Zoning Map prepared consistent with this Ordinance.

Section 12. Severability: The provisions of this Ordinance are declared severable. If any part of this Ordinance is declared invalid for any reason by a court of competent jurisdiction, that declaration does not affect or impair the validity of all other provisions that are not subject to that declaration.

Section 13. Effective Date: This Ordinance shall take effect seven (7) days after publication of a notice of adoption of this Ordinance, unless referendum procedures are initiated under MCL 125.3402. If referendum procedures are initiated, this Ordinance will take effect in accordance with MCL 125.3402.

YEAS: D.Fountain, D. VanSickle, A. Freitel, D. Hoffman, and T. Hazel

NAYS: 0

ABSENT/ABSTAIN: 0

ORDINANCE DECLARED ADOPTED.

David L Fountain

David Fountain, Marengo Township Supervisor

CERTIFICATION

I hereby certify that:

1. The above is a true copy of an Ordinance adopted by the Marengo Township Board at a duly scheduled and noticed meeting of that Township Board held on March 31, 2020, pursuant to the required statutory procedures.

2. A summary of the above Ordinance was duly published in the The Marshall Advisor Chronicle newspaper, a newspaper that circulates within Marengo Township, on April 11, 2020.

3. Within 1 week after such publication, I recorded the above Ordinance in a book of ordinances kept by me for that purpose, including the date of passage of the ordinance, the names of the members of the township board voting, and how each member voted.

ATTESTED:

Doreen VanSickle

Doreen VanSickle, Marengo Township Clerk

Marengo Township, Calhoun County, Michigan
Zoning Ordinance and Zoning Ordinance Map Amendment
Notice of Adoption Ordinance No. 2020-01

At a meeting of the Marengo Township Board held at the Marengo Township Hall on March 31, 2020, at 7 p.m., the Township Board adopted Ordinance No. 2020-01, which amends the Marengo Township Zoning Ordinance, as amended, to provide for the zoning regulation of Commercial Medical Marihuana Facilities and Recreational Marihuana Establishments; and designate such Facilities, Establishments, and Operations as conditional uses; in order to maintain the public health, safety and welfare of the residents and visitors to Marengo Township. The Ordinance further amends the Zoning Ordinance Map of the Marengo Township Zoning Ordinance to establish a Marihuana Overlay District consistent with text amendments to the Marengo Township Zoning Ordinance. Copies of the complete text of the proposed Ordinance are available at the office of the Township Clerk at 14201 23 Mile Road, Albion, MI 49224, by appointment.

The Ordinance has the following sections and catch lines: Section 1: Amendment of Article 18, Section 18.02, Definitions; Section 2: Amendment of Article 15, Section 15.03, Conditional Uses; Section 3: Amendment of Article 16, Section 16.03, Conditional Uses; Section 4: Amendment to add Article 17B, Marihuana Overlay District; Section 5: Amendment of Article 10, Conditional Uses, to add Section 10.40; Section 6: Amendment of Article 10, Conditional Uses, to add Section 10.41; Section 7: Amendment of Article 10, Conditional Uses, to add Section 10.42; Section 8: Amendment of Article 10, Conditional Uses, to add Section 10.43; Section 9: Amendment of Article 10, Conditional Uses, to add Section 10.44; Section 10: Amendment of Article 9, Section 9.06, Parking and Loading Requirements; Section 11: Amendment to Township Zoning Map; Section 12: Severability; Section 13: Effective Date.

By Order of the Marengo Township Board

Doreen Van Sickle, Township Clerk
(269) 781-8422

Published April 11, 2020
Chronicle Advisor

EXHIBIT 4

AFFIDAVIT OF DAVID H. LESSER

State of New York)
) SS
County of New York)

David H. Lesser being first duly sworn, deposes and states the following based on personal knowledge:

1. I am Chairman and CEO of Power REIT.
2. On May 13, 2021, I met with Gregg Shippel who, at the time, was the Chairman of the Planning Committee for Marengo Township.
3. In addition to myself, Tom Piepkow and Jared Schrader also attended the meeting.
4. We met with Mr Shippel in order to determine whether Power REIT should move forward with its purchase of the property located at 22695 J Drive North, Marshall MI 49068 (the "Property") and whether it could move forward and with cannabis cultivation operations quickly.
5. Mr. Shippel described that Marengo Township had specifically established the Property as fully zoned and approved for cannabis cultivation.
6. Mr. Shippel showed me the Marengo Township Zoning Overlay Map that he brought to the meeting and which we discussed, and I took a picture of.
7. Mr. Shippel explained that that the entire zoning process in Marengo Township was specifically designed to allow cannabis cultivation at this Property in an effort to get the greenhouse back into productive operation.
8. Mr. Shippel did not indicate there would be any need for any further approvals or Township processes to grow cannabis, other than to purchase the state and local cannabis licenses.
9. Mr. Shippel's comments led me to understand that Marengo Township was in favor of cannabis cultivation on this Property.
10. At no time during our meeting did Mr. Shippel convey the Township's current view that cannabis cultivation is a change of use. At no time during our meeting did he state that, after our purchase, the Property would require a Certificate of Occupancy. His comments were at all times consistent with the conclusion that the Property would continue to be classified agricultural with an agricultural use. He did not raise any hint of any problematic issues at all from the Township that might contribute to any delay and indicated that the Township would be fully supportive of the cultivation of cannabis at the Property.
11. To prove this point, Mr. Shippel brought with him and showed me the Marengo Township Zoning Overlay Map to evidence that the existing agricultural zoning would remain but with an added overlay specifically to allow for the cultivation of cannabis at the Property.
12. Based on the conversation with Mr. Shippel, I believed that once we received the required state and local licenses that there would be no other impediments to proceeding with cannabis cultivation at the Property.

13. Accordingly, I relied on this understanding in causing a wholly owned subsidiary of Power REIT to purchase the Property.
14. Since the time of the purchase, we have been forced to go through three formal Township meetings seeking approvals, none of which I believed would be necessary based on my conversation with Mr. Shippel. These unnecessary and time consuming processes have caused significant delay and financial damage, threaten the viability of this project and the benefit it brings to the community, including jobs and substantial licensing fees.
15. At this point we have been asked to go through yet another step of pursuing a process that does not even seem to apply to the circumstances at issue.
16. Specifically, we are being asked to pursue a building code appeal process to determine whether the Property needs a building permit and Certificate of Occupancy, despite the fact that this issue was settled long ago when Kilbourne Farms, the prior owner, constructed the greenhouse to grow and produce red peppers which established a Group U classification for the Property.
17. As I understand it, the Michigan Building Code does not require either a building permit or a Certificate of Occupancy for an existing property that is designated as Group U (agricultural) since it will be used for an agricultural purpose (i.e. growing plants).
18. There have been no significant changes that add any further hazards to the use or occupancy load to the greenhouse from the hazards when the property was operated to grow red peppers.
19. This property has been treated by the Township as Group U historically and we have plans from an engineer that continues to classify it as Group U, notwithstanding the projected change of plants contemplated to be grown. The reason the engineer has not changed the classification is because the change of plants grown does not change the loads or hazards of the facility. It is the change of loads or hazards that would require a different classification, not the plant grown.
20. We have repeatedly asked for any written support for the Township's concern that growing cannabis in an existing greenhouse represents a change of use and occupancy.
21. The only argument advanced by the Township is that the Property should fall into the category related to Hemp Products, which is an industrial use. The Township has provided no substantiation for this position, especially given that the Property will be used to grow plants, which is absolutely an agricultural purpose. It goes without saying that our contemplated use does not involve the production or storage of Hemp Products.

Further affiant saith not.

DAVID H. LESSER

Subscribed and sworn to before me
this 13th day of March, 2022
Notary Public
New York County, State of New York

DANIELLE LESSER
Notary Public, State of New York
No. 31-5006580
Qualified in New York County
Commission Expires Jan. 4, 2002

EXHIBIT 5


TRIM, DRY + STORAGE AREA
COMMON PATH OF TRAVEL
MAIN ENTRANCE
AREA 1
AREA 2
AREA 3
AREA 4
AREA 5
AREA 6
IRRIGATION/MECHANICAL AREA
H.W.S.T.

Classification Key Plan

SCALE: 1:600

GREENHOUSE AREA

OCCUPANCY GROUP:	U (AGRICULTURAL) IBC C102.2 GREENHOUSE GROWING OPERATION
AREA OF BUILDING:	575,869 sq.ft.
SPRINKLER SYSTEM:	EXEMPT FROM SPRINKLERS - MBC s.903
CONSTRUCTION TYPE:	NON-COMBUSTIBLE TYPE IIB
OCCUPANT LOAD:	1,200 sq.ft. PER PERSON (LESS 40 PEOPLE PER ACRE)

COMMON PATH OF TRAVEL

NOTE: ALL EXISTING INFORMATION, DATA, AND DIMENSIONS SHOWN ARE BASED UPON INFORMATION SUPPLIED BY THE OWNER. ALL INFORMATION MUST BE FIELD VERIFIED.

DESIGN CODE BASIS:

2015 MICHIGAN BUILDING CODE

GS ENGINEERING CONSULTANTS INC.

A B X

REVISION RECORD

Date	Description	Rev.
21/12/09	SITE PLAN REVIEW APPLICATION	4
21/11/19	SITE PLAN REVIEW APPLICATION	3
21/10/07	CLIENT REVIEW	2
21/07/05	R.F.A. SUBMISSION	1
21/06/25	R.F.A. SUBMISSION	0
21/06/18	PRELIMINARY R.F.A. REVIEW	B
21/06/11	CLIENT REVIEW	A

CLIENT: Power REIT, Old Bethpage, New York

PROJECT: Greenhouse Facility - Cannabis Conversion, Marshall, Michigan

DATE	21/06/10
SCALE	AS SHOWN
DRN. BY	DA
CHK'D. BY	TD/JAS
PROJECT No.	E2117
TITLE	CLASSIFICATION KEY PLAN
DWG. No.	1.0

EXHIBIT 6

AFFIDAVIT OF TOM PIEPKOW

State of Michigan)
) SS
County of Calhoun

Tom Piepkow being first duly sworn, deposes and states the following based on personal knowledge:

1. I was the head grower for Kilbourn Produce at the property located at 22695 J Drive North, Marshall MI 49068 from 2015, when the facility commenced operations, through 2019 when the facility shut down.

2. We utilized a greenhouse on the property. During this entire time, we grew red bell peppers using a hanging gutter hydroponic growing system.

3. The greenhouse benefits from diffused glass to maximize the use of sunlight for growing plants.

4. The greenhouse itself consists of galvanized steel, glass, polycarbonate walls, and a significant amount of water flowing through heating pipes and irrigation pipes.

5. The floor is a mix of concrete and dirt floor with a mesh ground cover.

6. When operational, the greenhouse is filled with plants in a growing medium. There is minimal electrical within the greenhouse used primarily for air circulation fans, motors to operate the roof vents, and curtains.

7. I will serve as the head grower for property's new owner once the greenhouse goes back into operation growing cannabis plants.

8. The method of growing of cannabis is identical to the method previously used to grow peppers.

9. The only significant difference is the addition of blackout curtains which are used to control the photosynthesis period of the cannabis plants which is required for cannabis cultivation and was not relevant to growing peppers.

10. Previously the facility only had "energy" curtains that are used to block excess sunlight on hot summer days and keep in heat on cold winter days.

11. There have been no significant changes to the greenhouse. There have been no significant changes that add any further hazards to the use or occupancy load to the greenhouse from the previous operation growing peppers.

12. This facility is a state-of-the-art greenhouse cultivation facility that has an extremely low carbon footprint, in contrast to the indoor converted warehouse style cultivation facilities that are prevalent in the cannabis industry.

13. The intent of the greenhouse is to bring agricultural approaches to growing cannabis, using the natural sunlight and avoiding the need for such things as HVAC and significant amounts of artificial lighting which consume tremendous energy.

14. I have read the Affidavit submitted by Mr. Lesser regarding a meeting on May 13, 2021 with Gregg Shippel and agree with his description of the discussion.

Further affiant saith not.

Tom Piepkow

TOM PIEPKOW

Subscribed and sworn to before me
this 8 day of March, 2022
Jannette Strykker
Jannette Stryker, Notary Public
Allegan County, State of Michigan
My commission expires: 12-10, 2023

JANNETTE STRYKER
NOTARY PUBLIC, ALLEGAN COUNTY, MI
My Commission Expires 12/10/2023
Acting in the County of Calhoun

EXHIBIT 7

Reset Form

Michigan Department of Treasury
2766 (Rev. 05-16)

L-4260

Property Transfer Affidavit

This form is issued under authority of P.A. 415 of 1994. Filing is mandatory.

This form must be filed whenever real estate or some types of personal property are transferred (even if you are not recording a deed). **The completed Affidavit must be filed by the new owner with the assessor for the city or township where the property is located within 45 days of the transfer.** The information on this form is NOT CONFIDENTIAL.

1. Street Address of Property	2. County Calhoun	3. Date of Transfer (or land contract signed) 9/3/21
4. Location of Real Estate (Check appropriate field and enter name in the space below.) ☐ City ☒ Township ☐ Village Marengo	5. Purchase Price of Real Estate $18,422,000.00 6. Seller's (Transferor) Name	
7. Property Identification Number (PIN). If you don't have a PIN, attach legal description. PIN. This number ranges from 10 to 25 digits. It usually includes hyphens and sometimes includes letters. It is on the property tax bill and on the assessment notice. See attached legal description	8. Buyer's (Transferee) Name and Mailing Address PW MI CanRe Marengo LLC 301 Winding Road Old Bethpage, NY 11804 9. Buyer's (Transferee) Telephone Number (212) 750-0371	

Items 10 - 15 are optional. However, by completing them you may avoid further correspondence.

10. Type of Transfer. Transfers include, but are not limited to, deeds, land contracts, transfers involving trusts or wills, certain long-term leases and business interest. See page 2 for list.

☐ Land Contract ☐ Lease ☒ Deed ☐ Other (specify) ____________

11. Was property purchased from a financial institution? ☐ Yes ☐ No	12. Is the transfer between related persons? ☐ Yes ☒ No	13. Amount of Down Payment
14. If you financed the purchase, did you pay market rate of interest? ☐ Yes ☐ No	15. Amount Financed (Borrowed)	

EXEMPTIONS

Certain types of transfers are exempt from uncapping. If you believe this transfer is exempt, indicate below the type of exemption you are claiming. If you claim an exemption, your assessor may request more information to support your claim.

- ☐ Transfer from one spouse to the other spouse
- ☐ Change in ownership solely to exclude or include a spouse
- ☐ Transfer between certain family members *(see page 2)
- ☐ Transfer of that portion of a property subject to a life lease or life estate (until the life lease or life estate expires)
- ☐ Transfer between certain family members of that portion of a property after the expiration or termination of a life estate or life lease retained by transferor ** (see page 2)
- ☐ Transfer to effect the foreclosure or forfeiture of real property
- ☐ Transfer by redemption from a tax sale
- ☐ Transfer into a trust where the settlor or the settlor's spouse conveys property to the trust and is also the sole beneficiary of the trust
- ☐ Transfer resulting from a court order unless the order specifies a monetary payment
- ☐ Transfer creating or ending a joint tenancy if at least one person is an original owner of the property (or his/her spouse)
- ☐ Transfer to establish or release a security interest (collateral)
- ☐ Transfer of real estate through normal public trading of stock
- ☐ Transfer between entities under common control or among members of an affiliated group
- ☐ Transfer resulting from transactions that qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.
- ☐ Transfer of qualified agricultural property when the property remains qualified agricultural property and affidavit has been filed.
- ☐ Transfer of qualified forest property when the property remains qualified forest property and affidavit has been filed.
- ☐ Transfer of land with qualified conservation easement (land only - not improvements)
- ☐ Other, specify: ____________

CERTIFICATION

I certify that the information above is true and complete to the best of my knowledge.

Printed Name PW MI CanRe Marengo LLC		
Signature [signature]		Date 9/6/21
Name and title, if signer is other than the owner David Lesser, Authorized Agent	Daytime Phone Number (212) 750-0371	E-mail Address David@DLesser.com

EXHIBIT A

The real estate situated in the County of Calhoun, Township of Marengo, State of Michigan and described as follows:

Beginning at the South 1/4 Corner of Section 2, Town 2 South , Range 5 West, Morengo Township, Calhoun County, Michigan; thence North 00° 31' 29" West, 548.35 feet along the North-South 1/4 line of said Section 2; thence South 89° 28' 31" West 150.00 feet perpendicular to said North-South 1/4 line; thence North 00° 31' 29" West, 1365.00 feet; thence North 89° 28' 31" East 150.00 feet to the North-South 1/4 line of said Section 2; thence North 00° 31' 29" West 50.00 feet along said North-South 1/4 line to the North line of the South 60 acres of the West 1/2 of the Southeast 1/4 of said Section 2; thence South 89° 57' 12" East 907.22 feet along said North line; thence South 00° 28' 37" East 365.00 feet; thence South 89° 57' 23" East 425.00 feet to the East line of the West 1/2 of the Southeast 1/4 of said Section 2; thence South 00° 28' 37" East 1598.24 feet along said East line to the South line of said Section 2; thence North 89° 57' 27" West 1330.58 along said South line to the point of beginning.

Together with easement for drainage as set forth in the deed recorded in Liber 4583 page 964 Calhoun County Records.

EXHIBIT 8

AFFIDAVIT OF LEISE ROSMAN

State of Michigan)

) SS

County of Allegan)

Leise Rosman being first duly sworn, deposes and states the following based on personal knowledge:

1. I have been a consultant to cannabis companies across the U.S. since 2012.
2. In just the last five years, I have managed the build out compliant operations of five cannabis cultivation facilities across Illinois, Massachusetts, Montana, and Michigan.
3. I became involved in the greenhouse project in Marengo Township in 2021 when the prospective buyer of the facility approached me about helping to operate this facility for cannabis cultivation under Park Consulting Group's state cannabis license.
4. Having grown up in a small farming community here in Southwest Michigan, I was excited about the opportunity to cultivate quality cannabis products right here in our own backyard in a groundbreakingly sustainable manner through the repurposing of a state-of-the-art agricultural greenhouse structure.
5. I am also excited by the existing facility because of its designation as an existing agricultural use in an agricultural zone, which allowed it to proceed with minimal changes to the building and on its zoning which, I believed, would allow for the immediate commencement of growing within the facility in time for the 2022 growing season.
6. It was my understanding through conversations with the property owner, the facility's former management, Marengo Township representatives, and several contractors during the development process that the ongoing use of the greenhouse for the cultivation of plants would be considered an agricultural use, and that (as we knew from growing up in a family business in a farming

community) we would not have to secure building permits or a Certificate of Occupancy to rehabilitate and occupy this facility as an agricultural use.

7. We also submitted applications to the Township of Marengo for our cannabis operations; we did not expect an extensive approval process, given the reassurances we received about the existing facility's suitability for cannabis cultivation, as demonstrated by the Town's decision to explicitly identify this parcel as one of two sites in the entire Township that its leadership deemed optimal for cannabis cultivation. In our case the property is zoned agricultural and has a marijuana overlay to allow for the cultivation of cannabis.

8. Ultimately, I was stunned to learn of the processes we would have to undertake to receive our cannabis operating license from the Township. We endured months of meetings where Township leadership considered our intentions to use the building exactly for the use they themselves had already approved. These unnecessary and time-consuming processes have caused significant delay and financial damage, threaten the viability of this project and the benefit it brings to the community, including jobs and substantial licensing fees.

9. We wrote checks for fees totaling $100,000 to secure the first of many annual local permits required for this facility, only to wait months for decisions to be made; these same permits have to be renewed at full price every 12 months, regardless of the speed at which the Township allows us to proceed with our operations.

10. When we finally received unanimous approval from the Township Building Official and the Township Planning Committee and the full Township Board for our Site Plan (which required a supposedly thorough evaluation of our architectural drawings and narratives regarding our planned operations), we believed we were finally permitted to pursue our state cannabis operation licenses.

11. We proceeded with our filing for our state cannabis operating licenses and had our application deemed complete with the exception of one element - a certificate of occupancy or similar document verifying our use of this facility was approved for cannabis cultivation. The MI

Marihuana Regulatory Agency took time to understand our situation and permitted us to proceed with licensing if we could verify that the Township would allow us to occupy this facility for our use. This was great news - in fact, the Township Clerk had already completed an attestation to this effect and we had included this attestation in our application to the MRA.

12. We approached the Township to confirm in writing our permitted use of the facility and learned that their Counsel had advised them not to provide this consent because of the Counselor's interpretation of codes that in his mind classified our proposed use as industrial (instead of agricultural) on this parcel.

13. We are now being asked to pursue a process that confirms our claims as an agricultural use, which we consider a zoning matter which has already been settled through a painstaking years-long process to permanently codify in their Zoning Ordinance, which as a result now very clearly identifies this parcel as their preferred location for our use and retained the underlying zoning of this parcel as industrial. This was confirmed when we were encouraged by the Township to submit permit fees of $100,000 to ensure we actually had ***enough*** permits to cover the number of plants we needed to get started in the facility. And was verified when our Site Plan was reviewed extensively at a special meeting of the Township Board, which had been delayed and finally convened to make sure they had enough time to fully review and consider our plans so as not to rush their approval. And was codified when the Township Clerk signed an attestation stating that we had met all local codes and regulations for our occupancy of this facility as a cannabis operation. And to conclude, this greenhouse has been occupied with no issue for five years prior to grow thousands of plants; a building we had every reason to believe, based on everything stated above, we too would be occupying with no issue for years to come to grow plants. We have repeatedly asked for any written support for the Township's concern that growing cannabis in an existing greenhouse represents a change of use and occupancy, but have yet to receive any such actionable justification.

14. Because of these unnecessary, unjustified delays, our conservative projections show lost profits of $7,613,334, in addition to rent payments of $644,444 per month that are due to Power REIT.

Further affiant saith not.

[signature]

Leise Rosman

[signature]

Subscribed and sworn to before me

this ____th day of March 28, 2022

Notary Public

JANNETTE STRYKER
NOTARY PUBLIC, ALLEGAN COUNTY, MI
My Commission Expires 12/10/2023
Acting in the County of________

EXHIBIT 9

Medical Facilities Licensing
Marijuana Regulatory Agency
P.O. Box 30205 Lansing, MI 48909
Telephone: (517) 284-8599
MRA-Applications@Michigan.gov

ATTESTATION I
CONFIRMATION OF SECTION 205 COMPLIANCE
PART 1: MUNICIPALITY

(To be completed by the municipal clerk or their designee and submitted by the applicant)
Do not sign until notary is present

Proposed Facility Name: Park Consulting Group
Proposed Facility Address: 22695 J. Drive North, Marshall, MI 49068
Proposed Facility Type: Adult Use Grower Class C

I, Doreen VanSickle (clerk/designee) of Marengo Township (municipality), attest to and confirm the following:

1. The municipality has not adopted an ordinance prohibiting medical marijuana facilities.
2. The following regulations and ordinances within the municipality, including zoning ordinances, will apply to the proposed medical marijuana facility (identify and briefly describe):

   Article 17 of the Marengo Township Zoning Ordinance, which contains regulations for the operation of marihuana establishments within Marengo Township, including site plan requirements, lighting requirements, odor mitigation requirements, and signage requirements, among other similar restrictions.

3. The proposed facility is in compliance with all regulations and ordinances within the municipality, including zoning ordinances.
4. The municipality will report to the Marijuana Regulatory Agency (MRA) any changes to any municipal ordinance that the municipality has adopted under Section 205 of the Medical Marihuana Facilities Licensing Act (MMFLA).
5. The municipality will report to the MRA any violations by the proposed facility of any municipal regulations or ordinances, including zoning ordinances.

Doreen VanSickle — Clerk (or designee) Signature
martwp@yahoo.com — Clerk (or designee) Email Address
01/21/2022 — Date

Subscribed and sworn to by Doreen VanSickle (Clerk/Designee Name) before me on 1.21.2022 (Date)

Jannette Stryker (Notary Public Signature) — Jannette Stryker (Notary Public Printed Name)

State of MI, County of Allegan Acting in the county of Calhoun (County), Mi (State)

My commission expires: 12.10.2023

JANNÉTTE STRYKER
NOTARY PUBLIC, ALLEGAN COUNTY, MI
My Commission Expires 12/10/2023
Acting in the County of Calhoun

Medical Facilities Licensing
Marijuana Regulatory Agency
P.O. Box 30205 Lansing, MI 48909
Telephone: (517) 284-8599
MRA-Applications@Michigan.gov

ATTESTATION I
CONFIRMATION OF SECTION 205 COMPLIANCE
PART 2: APPLICANT

(To be completed and submitted by the applicant)

Proposed Facility Name: Park Consulting Group
Proposed Facility Address: 22695 J Drive North, Marshall, MI 49068
Proposed Facility Type: Medical Grower Class C
Municipality: Marengo Township

On behalf of Park Consulting Group (Name of Main Applicant), I Alison Park, Owner (Name & Title of Individual Authorized to Sign on Behalf of Main Applicant).

am authorized to sign this attestation on behalf of the proposed medical marijuana facility identified above and attest to and confirm the following:

1. The municipality in which the proposed facility is to be located has not adopted an ordinance prohibiting medical marijuana facilities.
2. The proposed facility is in compliance with all regulations and ordinances within the municipality, including zoning ordinances.
3. The proposed facility will report to the Marijuana Regulatory Agency (MRA) any changes to any municipal ordinance that the municipality has adopted under Section 205 of the Medical Marihuana Facilities Licensing Act (MMFLA).
4. The proposed facility will report to the MRA any violations by the proposed facility of any municipal regulations or ordinances, including zoning ordinances.

Alison Park
Authorized Individual Signature

1.21.22
Date

Adult-Use Licensing
Marijuana Regulatory Agency
P.O. Box 30205 Lansing, MI 48909
Telephone: (517) 284-8599
MRA-AdultUseLicensing@Michigan.gov

ATTESTATION 2-C
CONFIRMATION OF SECTION 6 COMPLIANCE
PART 1: MUNICIPALITY

(To be completed by the municipal clerk or their designee and submitted by the applicant)
Do not sign until notary is present

Proposed Establishment Name: Park Consulting Group
Proposed Establishment Address: 22695 J. Drive North, Marshall, MI 49068
Proposed Establishment Type: Medical Grower Class C

I, Doreen VanSickle (clerk/designee) of Marengo Township (municipality), attest to and confirm the following:

1. The municipality has not adopted an ordinance prohibiting adult-use marijuana establishments.
2. The proposed establishment is in compliance with all regulations and ordinances within the municipality, including zoning ordinances.
3. The municipality will report to the Marijuana Regulatory Agency (MRA) any changes to any municipal ordinance that the municipality has adopted under Section 6 of the Michigan Regulation and Taxation of Marihuana Act (MRTMA), MCL 333.27956.
4. The municipality will report to the MRA any violations by the proposed establishment of any municipal regulations or ordinances, including zoning ordinances.

Doreen VanSickle — Clerk (or designee) Signature
martwp@yahoo.com — Clerk (or designee) Email Address
01/21/2022 — Date

Subscribed and sworn to by Doreen Van Sickle (Clerk/Designee Name) before me on 1.21.2022 (Date)

Jannette Stryker (Notary Public Signature) Jannette Stryker (Notary Public Printed Name)

State of MI, County of Allegan. Acting in the county of Calhoun (county) MI (state)

My commission expires: 12.10.2023.

JANNETTE STRYKER
NOTARY PUBLIC, ALLEGAN COUNTY, MI
My Commission Expires 12/10/2023
Acting in the County of Calhoun

Adult-Use Licensing
Marijuana Regulatory Agency
P.O. Box 30205 Lansing, MI 48909
Telephone: (517) 284-8599
MRA-AdultUseLicensing@Michigan.gov

ATTESTATION 2-C
CONFIRMATION OF SECTION 6 COMPLIANCE
PART 2: APPLICANT

(To be completed and submitted by the applicant)

Proposed Establishment Name: Park Consulting Group

Proposed Establishment Address: 22695 J Drive North, Marshall, MI 49068

Proposed Establishment Type: Adult Use Grower Class C

Municipality: Marengo Township

On behalf of Park Consulting Group (Name of Main Applicant), I Alison Park, Owner (Name & Title of Individual Authorized to Sign on Behalf of Main Applicant), am authorized to sign this attestation on behalf of the proposed marijuana establishment identified above and attest to and confirm the following:

1. The municipality in which the proposed establishment is to be located has not adopted an ordinance prohibiting adult-use marijuana establishments.
2. The proposed establishment is in compliance with all regulations and ordinances within the municipality, including zoning ordinances.
3. The proposed establishment will report to the Marijuana Regulatory Agency (MRA) any changes to any municipal ordinance that the municipality has adopted under Section 6 of the Michigan Regulation and Taxation of Marihuana Act (MRTMA), MCL 333.27956.
4. The proposed establishment will report to the MRA any violations by the proposed establishment of any municipal regulations or ordinances, including zoning ordinances.

Alison Park
Authorized Individual Signature

1.21.22
Date

EXHIBIT 10

Thanks,
Sal

On Feb 28, 2022, 11:02 AM -0500, Hanna, Brian (LARA) <HannaB@michigan.gov>, wrote:

Ari,

Yes, we would accept the letter from the township supervisor as a CoO equivalent.

Thanks.

Brian Hanna

Manager, Field Operations – Inspections

Enforcement Division

Marijuana Regulatory Agency

O: 517-284-8599

C: 517-285-6707

hannab@michigan.gov

www.michigan.gov/MRA

<image001.png>

From: Ari Goldstein <ag@benjamindjoffe.com>
Sent: Monday, February 28, 2022 11:01 AM
To: Hanna, Brian (LARA) <HannaB@michigan.gov>
Cc: Ben Joffe <bdj@benjamindjoffe.com>
Subject: Re: CoO issues

CAUTION: This is an External email. Please send suspicious emails to abuse@michigan.gov

Mr. Hanna,

Thanks again for taking the time to speak with us last Friday.

Per our discussion, have we understood correctly that MRA Enforcement would be willing to accept the language below in a letter from the Township Supervisor as a Certificate of Occupancy equivalent—provided that the signatory can also authenticate the letter and confirm its substance upon request from Enforcement?

We certainly don't want to misrepresent MRA's position on this as we continue discussions with the local authorities, so please feel free to correct me if I've misconstrued or potentially overlooked any key details. We are happy to further discuss any time if you have additional questions or concerns.

Thanks again for helping us resolve this matter; we truly appreciate the guidance!

Best,
Ari

Ari Goldstein
Associate Attorney
Benjamin D. Joffe PLLC
(734) 834-4939

BENJAMIN D. JOFFE PLLC
Attorneys & Counselors
334 EAST WASHINGTON
ANN ARBOR, MI 48104
(734) 368-8595
bdj@benjamindjoffe.com

On Feb 25, 2022, 11:10 AM -0500, Ari Goldstein , wrote:

To whom it may concern:

It is the understanding of the Township that the greenhouse building at the proposed location at 22695 J Drive N, Marshall, Michigan has never required, nor been granted, a Certificate of Occupancy for any prior use. The use of this building for agricultural purposes does not require a Certificate of Occupancy.

Ari Goldstein
Associate Attorney
Benjamin D. Joffe PLLC
(734) 834-4939

BENJAMIN D. JOFFE PLLC
Attorneys & Counselors
334 EAST WASHINGTON
ANN ARBOR, MI 48104
(734) 368-8595
bdj@benjamindjoffe.com

On Feb 24, 2022, 9:50 PM -0500, Ari Goldstein <ag@benjamindjoffe.com>, wrote:

Good evening Mr. Hanna,

Park Consulting Group is the applicant for the prospective greenhouse facility (application number GRA-C-22-001045).

Thanks again for taking the time to address our questions—and please feel free to reach out if we can provide any other information or documentation in advance to assist with the discussion!

Best,
Ari

Ari Goldstein
Associate Attorney
Benjamin D. Joffe PLLC
(734) 834-4939

EXHIBIT 11

From: Matthew Kuschel
To: Sal Amodeo
Cc: Ethan Holtz
Subject: RE: Property at 22695 J Drive North - 7 Cities Group - Park Consulting
Date: Monday, February 28, 2022 1:21:17 PM
Attachments: image003.png
image004.png

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Thank you, Sal. In the proposed text, it looks like the Township's laches, estoppel, and enforcement language was removed. The Township is not willing to proceed with any letter that does not include that language. Was that language discussed with the MRA?

Regards,

Matt

FSBR

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

From: Sal Amodeo <samodeo@jaffelaw.com>
Sent: Monday, February 28, 2022 1:06 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: Ethan Holtz <eholtz@jaffelaw.com>
Subject: Property at 22695 J Drive North - 7 Cities Group - Park Consulting

Matt:

We have received confirmation from the MRA that a letter from the Township with the verbiage below will be accepted as a CoO equivalent. I have copied email communications with the MRA for your review. Ethan is currently in the air but we would like to know if you have a moment later to discuss.

Thanks,
Sal

On Feb 28, 2022, 11:02 AM -0500, Hanna, Brian (LARA) <HannaB@michigan.gov>, wrote:

Ari,

Yes, we would accept the letter from the township supervisor as a CoO equivalent.

Thanks.

Brian Hanna
Manager, Field Operations – Inspections
Enforcement Division
Marijuana Regulatory Agency

O: 517-284-8599
C: 517-285-6707
hannab@michigan.gov
www.michigan.gov/MRA
<image001.png>

From: Ari Goldstein <ag@benjamindjoffe.com>
Sent: Monday, February 28, 2022 11:01 AM
To: Hanna, Brian (LARA) <HannaB@michigan.gov>
Cc: Ben Joffe <bdj@benjamindjoffe.com>
Subject: Re: CoO issues

Mr. Hanna,

Thanks again for taking the time to speak with us last Friday.

Per our discussion, have we understood correctly that MRA Enforcement would be willing to accept the language below in a letter from the Township Supervisor as a Certificate of Occupancy equivalent—provided that the signatory can also authenticate the letter and confirm its substance upon request from Enforcement?

We certainly don't want to misrepresent MRA's position on this as we continue discussions with the local authorities, so please feel free to correct me if I've misconstrued or potentially overlooked any key details. We are happy to further discuss any time if you have additional questions or concerns.

Thanks again for helping us resolve this matter; we truly appreciate the guidance!

Best,

Ari

Ari Goldstein
Associate Attorney
Benjamin D. Joffe PLLC
(734) 834-4939

BENJAMIN D. JOFFE PLLC
Attorneys & Counselors
334 EAST WASHINGTON
ANN ARBOR, MI 48104
(734) 368-8595
bdj@benjamindjoffe.com

On Feb 25, 2022, 11:10 AM -0500, Ari Goldstein , wrote:

To whom it may concern:

It is the understanding of the Township that the greenhouse building at the proposed location at 22695 J Drive N, Marshall, Michigan has never required, nor been granted, a Certificate of Occupancy for any prior use. The use of this building for agricultural purposes does not require a Certificate of Occupancy.

Ari Goldstein
Associate Attorney
Benjamin D. Joffe PLLC
(734) 834-4939

BENJAMIN D. JOFFE PLLC
Attorneys & Counselors
334 EAST WASHINGTON
ANN ARBOR, MI 48104

(734) 368-8595
bdj@benjaminjoffe.com

On Feb 24, 2022, 9:50 PM -0500, Ari Goldstein <ag@benjamindjoffe.com>, wrote:

Good evening Mr. Hanna,

Park Consulting Group is the applicant for the prospective greenhouse facility (application number GRA-C-22-001045).

Thanks again for taking the time to address our questions—and please feel free to reach out if we can provide any other information or documentation in advance to assist with the discussion!

Best,
Ari

Ari Goldstein
Associate Attorney
Benjamin D. Joffe PLLC
(734) 834-4939

Sal Amodeo
samodeo@jaffelaw.com
248.727.1402

JAFFE RAITT HEUER & WEISS, P.C.
27777 Franklin Rd., Suite 2500
Southfield, MI 48034
www.jaffelaw.com

EXHIBIT 12

From: Matthew Kuschel
To: Ethan Holtz
Cc: Christopher Patterson

Subject: RE: 2:30 Call
Date: Thursday, February 24, 2022 4:13:06 PM
Attachments: Ord2020-01 Marengo Zoning Amendment MMFLA and MRTMA.Signatures.pdf
2021.10.20 Marengo Park Consulting Group CUP (unsigned).pdf
Pages from Marengo Zoning Ordinance.pdf

Ethan:

Thanks again for the call. As I said, we will not put form over substance and will work to accept and file whatever plans or appeals your client would like to pursue as efficiently as possible.

"A zoning ordinance regulates the use of land and buildings according to districts, areas, or locations." *Natural Aggregates Corp v Brighton Twp*, 213 Mich App 287, 298 (1995). Here is the zoning ordinance amendment. Section 4 of the Amendment created the overlay as Article 17B. The only way a person can grow marihuana is as an Marihuana Overlay Use under 17B.03(A). Under Section 11 of the Amendment, it is clear that the continued option to utilize prior zoning are "in addition" to the "uses provided by the newly-established MO District." The land use is not permitted by or regulated by the AG district but only by section 17B.03(A) of the MO District.

That is what the conditional use permit does, which is attached. The third Whereas Clause states that your client applied for a conditional use permit within the Marihuana Overlay District. The land use is not within the agricultural district. This conditional use permit cannot be issued in the Agriculture District. The use as permitted is only in the Marihuana Overlay District and those are the regulations that apply. Paragraph 2 of the Resolution requires securing the use to be consistent with the conditional use permit issued. The conditional use is 17B.03(A) Marihuana Grower. Paragraph 3 requires "all applicable permits." Compliance with Section 2.06 of the Zoning Ordinance requires a certificate of occupancy for any land use operating under an issued conditional use permit—without regard to whether they changed the zoning district (like you did here by getting zoning approval under the overlay). The fact that you have a conditional use permit establishes the new land use. Therefore, one of the applicable permits and regulations are the building permits and the certificate of occupancy.

Further, as I understand it, at a minimum, the building official determined that the growing of marihuana in any structure in any zoning district is subject to building code. At least in part, they cite to MCL 333.27102(g) of the MMFLA defining a "Grower" under the Act as "a commercial entity." Additionally, Section 306.2 of the Building Code states that Hemp products are an F1 Use Group. Hemp, while not marihuana, is much closer to marihuana from a building use perspective than growing peppers. Finally, they look to Mich Admin Code, R 420.208 requiring inspection and compliance with the Construction Code Act and issuance of a conditional use permit. It doesn't make much sense to require compliance with the Construction Code Act and then silently and by implication exempt on of the key licensees from that administrative rule because they are agriculture and not specifically regulated marihuana. In short, marihuana is regulated by the MRA not MDARD and MRA requires compliance with the building code.

Regards,

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes
Direct: 517.381.3162 • Cell: 517.927.7300

Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com
4151 Okemos Road, Okemos, MI 48864 USA
▼ U.S. News & World Report Ranked Best Law Firm
-----Original Message-----
From: Ethan Holtz
Sent: Thursday, February 24, 2022 2:30 PM
To: Matthew Kuschel
Cc: David Lesser ; Deborah Stetzel ; David Kubiske ; Sal Amodeo
Subject: Re: 2:30 Call
Importance: High
All - I just noticed a typo in calendar invite; access code should be 8724044

____
From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Date: Thu, Feb 24, 2022, 12:16 PM
To: Ethan Holtz <eholtz@jaffelaw.com>
CC: David Lesser <david@dlesser.com>, Deborah Stetzel <dstetzel@jaffelaw.com>, David Kubiske <dkubiske@daceng.com>
Subject: RE: 2:30 Call
EXTERNAL EMAIL - Be Cautious with Links and Attachments
________________________________ Confirmed; I'll reach out to my folks too; hopefully they are available.
It's also good to see your email signature in operation!
[FSBR]
Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes
Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com<https://nam12.safelinks.protection.outlook.com/?url=https%3A%2F%2Fprotect-us.mimecast.com%2Fs%2FMGjBCmZNPqi1GZp7TGMjhm%2F&data=04%7C01%7C%7C47a00ca9d5c84357ede608d9f7cbf56e%7C413eaf15ce404914b20494ab8093bfd7%7C0%7C1%7C637813277654803706%7CUnknown%7CTWFpbGZsb3d8eyJWIjoiMC4wLjAwMDAiLCJQIjoiV2luMzIiLCJBTiI6Ik1haWwiLCJXVCI6Mn0%3D%7C2000&sdata=QQGPihF8H5Jc%2BuIZNKIlLo64vOxFopQ0d6yTZmiGvj4%3D&reserved=0> • mkuschel@fsbrlaw.com>
4151 Okemos Road, Okemos, MI 48864 USA
▼ U.S. News & World Report Ranked Best Law Firm
[cid:image004.png@01D82978.2BC5B060]
From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Thursday, February 24, 2022 12:01 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David Lesser <david@dlesser.com>; Deborah Stetzel <dstetzel@jaffelaw.com>; David Kubiske <dkubiske@daceng.com>
Subject: 2:30 Call
Matt, confirming our 2:30 call. Thank you for being available. Deborah can you please send around a dial-in. Thanks,

Ethan Holtz
eholtz@jaffelaw.com>
248.727.1388
JAFFE RAITT HEUER & WEISS, P.C.
27777 Franklin Rd., Suite 2500
Southfield, MI 48034
https://nam12.safelinks.protection.outlook.com/?url=http%3A%2F%2Fwww.jaffelaw.com%2F&data=04%7C01%7C%7C47a00ca9d5c84357ede608d9f7cbf56e%7C413eaf15ce404914b20494ab8093bfd7%7C0%7C1%7C637813277654803706%7CUnknown%7CTWFpbGZsb3d8eyJWIjoiMC4wLjAwMDAiLCJQIjoiV2luMzIiLCJBTiI6Ik1haWwiLCJXVCI6Mn0%3D%7C2000&sdata=%2F87w4rtkIBaW5SifE9yn62gzV%2Fj36q9eVS2GB%2BxYW24%3D&reserved=0>
[cid:image005.jpg@01D82978.2BC5B060]

EXHIBIT 13

From: Matthew Kuschel
To: Deborah Stetzel; Ethan Holtz
Cc: "tomp@millcann.com"; "david@dlesser.com"; "leise@go7cities.com"
Subject: RE: Request for Reviewing Opinion
Date: Wednesday, March 16, 2022 12:06:26 PM
Attachments: image003.png
image004.png

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Received; thank you,

FSBR

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▽ U.S. News & World Report Ranked Best Law Firm

From: Deborah Stetzel <dstetzel@jaffelaw.com>
Sent: Wednesday, March 16, 2022 12:04 PM
To: Ethan Holtz <eholtz@jaffelaw.com>; Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: 'tomp@millcann.com' <tomp@millcann.com>; 'david@dlesser.com' <david@dlesser.com>; 'leise@go7cities.com' <leise@go7cities.com>
Subject: RE: Request for Reviewing Opinion

Mr. Kuschel,

I'm resending Mr. Holtz's correspondence as it was just noticed the prior version failed to include intended attachments. My apologies.

Deborah Stetzel
Legal Secretary
dstetzel@jaffelaw.com
248.727.1496

JAFFE RAITT HEUER & WEISS, P.C.
27777 Franklin Rd., Suite 2500
Southfield, MI 48034
www.jaffelaw.com

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Wednesday, March 16, 2022 11:25 AM
To: Deborah Stetzel <dstetzel@jaffelaw.com>; 'mkuschel@fsbrlaw.com' <mkuschel@fsbrlaw.com>
Subject: RE: Request for Reviewing Opinion

Matt, let me know when is a good time to discuss. Thanks,

From: Deborah Stetzel <dstetzel@jaffelaw.com>
Sent: Wednesday, March 16, 2022 11:24 AM
To: 'mkuschel@fsbrlaw.com' <mkuschel@fsbrlaw.com>
Cc: Ethan Holtz <eholtz@jaffelaw.com>
Subject: Request for Reviewing Opinion

Please see attached sent on behalf of Ethan Holtz.

Deborah Stetzel
Legal Secretary
dstetzel@jaffelaw.com
248.727.1496

JAFFE RAITT HEUER & WEISS, P.C.
27777 Franklin Rd., Suite 2500
Southfield, MI 48034
www.jaffelaw.com

From: Matthew Kuschel
To: Ethan Holtz
Subject: RE: Building Inspector Letter
Date: Wednesday, March 23, 2022 10:20:43 AM
Attachments: image001.png
image002.png

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

How about closer to 12:30?

Good luck in the waiting room . . .

FSBR

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Wednesday, March 23, 2022 10:13 AM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Subject: RE: Building Inspector Letter

Thanks Matt, I ve got zoom court right now, could be in the waiting room for a while…talk around noon?

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Wednesday, March 23, 2022 9:35 AM
To: Ethan Holtz <eholtz@jaffelaw.com>
Subject: RE: Building Inspector Letter

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

I am just seeing this this morning but will forward to the township and see if there is an update. I'm fairly flexible today, especially in the afternoon. Is there a good time to chat in your calendar?

FSBR

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Tuesday, March 22, 2022 6:10 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: FW: Building Inspector Letter

Matt,

Attached for the Township's consideration is the opinion of another Building Official, who is from Parma Township. As you can see, he fully agrees with the opinion submitted by Mr. Ballard. Again, we believe pursuant to the discussed custom and practice that the Township is entitled to rely upon these opinions. We ask again that the Township agree to execute the two sentence letter that was proposed. Please let me know as soon as you have time to discuss. Im available tonight. Thank you,

From:	Matthew Kuschel
To:	Ethan Holtz
Cc:	Christopher Patterson
Subject:	RE: legal argument exhibit - 4865-4193-2055.v1
Date:	Wednesday, March 23, 2022 1:03:54 PM
Attachments:	image001.png image002.png

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Ethan: I've received your research which is not a submission to the CBA.

Regards,

FSBR

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Wednesday, March 23, 2022 1:02 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Subject: legal argument exhibit - 4865-4193-2055.v1

From:	Matthew Kuschel
To:	Ethan Holtz
Cc:	Sal Amodeo; Deborah Stetzel; Christopher Patterson
Subject:	RE: letter to Township 4892-8261-1730 v.1
Date:	Friday, March 4, 2022 3:57:03 PM
Attachments:	image001.png image002.png

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Dear Ethan:

I just got off with my folks and we appreciate your position and argument. However, having the MRA accept the letter and arguably make a determination under their Rule 420.208 does not change the position of the building official. In short, the MRA does not have jurisdiction over the building code.

My client and I continue to believe that the correct set of plans—in line with the small carbon footprint vision of your client—could satisfy all the code provisions; but we cannot determine that without a permit application and set of plans. And of course, there remains the Construction Board of Appeals.

Regards,

Matt

FSBR

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▽ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Tuesday, March 1, 2022 5:02 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: Sal Amodeo <samodeo@jaffelaw.com>; Deborah Stetzel <dstetzel@jaffelaw.com>
Subject: FW: letter to Township 4892-8261-1730 v.1

Matt,

As discussed. See attached. I'll give you a call. Thanks,

From: Matthew Kuschel
To: Ethan Holtz
Cc: David H. Lesser
Subject: RE: Another Opinion
Date: Thursday, March 24, 2022 4:13:08 PM
Attachments: image001.png
image002.png

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Thank you, Ethan.

As noted in my earlier correspondence, the informal nature of this custom and practice may not be appropriate here where no building permit has actually been issued.

Looking at the substance of this latest letter, he states that "I am told the green house will not changing in use . . . ." But it is our position that growing agricultural food (red peppers) to growing state regulated marihuana is a change in use. His opinion is premised on "not changing in use." So again, I'm not sure how much weight the building official can put in this opinion.

But I will forward so they are aware of your continuing efforts.

Regards,

Matt

FSBR

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Thursday, March 24, 2022 3:54 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: Another Opinion

Matt,

Please see the attached letter from Bryan Powers, Building Official for Blackman, Sandstone, Sheridan and Springport Townships. Mr. Powers's opinion is submitted consistent with the others already submitted. By my count, that makes 12 areas townships that agree on this position. As we've discussed, give that it is accepted custom and practice to accept the opinions of adjacent

township building officials in the event of a disagreement of interpretation as the one we're currently having, the Township is appropriately entitled to rely on these opinions and grant the request we have made without any further need for conferral or discussion. But, following up on my letter, yesterday, if there is still any doubt, I would hope we could have a zoom meeting tomorrow with all parties, including various building officials and the appropriate Township Officials/Board members, including the Township Supervisor and arrive on a final conclusion. Please let me know. Thank you,

EXHIBIT 14

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Thursday, March 17, 2022 4:01 PM
To: Ethan Holtz <eholtz@jaffelaw.com>
Cc: Christopher Patterson <cpatterson@fsbrlaw.com>; Alana Ballantyne <aballantyne@fsbrlaw.com>
Subject: RE: Frank Ballard Letter (signed)

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Ethan:

Unfortunately, the Supervisor is sitting on the Board of Review all day tomorrow and thus is not free for a meeting. But we are moving forward with your proposal and the Supervisor is reaching out to his counterparts in the region and their building inspectors.

Regards,

Matt

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▽ U.S. News & World Report Ranked Best Law Firm

Best Lawyers BEST LAW FIRMS U.S.News 2022

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Thursday, March 17, 2022 2:06 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Subject: RE: Frank Ballard Letter (signed)

That would be great!

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Thursday, March 17, 2022 2:04 PM

To: Ethan Holtz <eholtz@jaffelaw.com>
Subject: RE: Frank Ballard Letter (signed)

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

That could be possible. Something in the morning? I'll reach out for his schedule.

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Thursday, March 17, 2022 2:03 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Subject: RE: Frank Ballard Letter (signed)

Hey gave you a ring, is there any way we can get a meeting tomorrow with David and the Township Supervisor?

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Thursday, March 17, 2022 10:45 AM
To: Ethan Holtz <eholtz@jaffelaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: RE: Frank Ballard Letter (signed)

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Received. Thank you, Ethan; I'll forward and let you know what I hear.

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Thursday, March 17, 2022 10:30 AM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: FW: Frank Ballard Letter (signed)

Matt,

Further to our discussion yesterday. Please let us know as soon as you have some feedback. Thanks

EXHIBIT 15

AFFIDAVIT OF DAVID KUBISKE P.E.

State of Michigan)
) SS
County of ________)

David Kubiske, P.E., being first duly sworn, deposes and states the following based on personal knowledge:

1. I have a bachelor of science degree in civil engineering from Michigan Technological University and have been a licensed Professional Engineer in the State of Michigan since 1990, License #35793 (I have been a licensed engineer since 1981 and am licensed in California, Ohio and Texas as well).

2. I have also been a licensed contractor in Michigan (and California).

3. I am a Board-Certified Building Inspection Engineer and a Registered ACT 54 State Plan Reviewer for the State of Michigan #004530.

4. I have served on the Construction Board of Appeals for Bedford Township, Michigan, the Board of Review for Ida Township, Michigan and serve as Township Engineer for numerous municipalities in the State of Michigan.

5. I have had the opportunity to review the plans submitted by the Applicant for its operation of the Greenhouse located at 22695 J. Drive North, Marshall, MI 49068 ("Property").

6. Based on my years of experience, it appears to me that none of the renovations noted in the plans for construction of the Property require and/or indicate a change of use of the Property - - the modifications reflected in the plans are minor and do not change the use or classification of use of the Property.

7. Indeed, there is no basis in the plans for this property to consider its use industrial.

8. The applicant has not added significant power, machinery or occupancy such that it would change the nature of the occupancy from agricultural to industrial.

9. Indeed, the essential characteristics of the Property remain the same, it is a greenhouse and a "greenhouse is a greenhouse," which is an agricultural use structure under the Michigan Building Code.

10. Accordingly, in my opinion the Property remains consistent with its prior, grandfathered use and despite any modifications, remains a Group U use (agricultural) under the 2015 Michigan Building Code Section 312.

11. Also, in my experience it is common custom and practice in Michigan that in the event of a dispute of the nature that exists here, an applicant has a right to seek review of a determination of a Township Building Official's position by a building official from an adjacent municipality upon approval from the subject Township's Supervisor.

12. I have seen that take place countless times in my career and it is very common practice.

Further affiant saith not.

DAVID KUBISKE

Subscribed and sworn to before me
this 16 day of March, 2022
Amanda Cl
____________, Notary Public
______ County, State of Michigan
My commission expires: ________, 20__

AMANDA CLAWSON
NOTARY PUBLIC - MICHIGAN
MONROE COUNTY
MY COMMISSION EXPIRES JUNE 25, 2026
ACTING IN MONROE COUNTY

Monroe

EXHIBIT 16

From: Matthew Kuschel
To: Ethan Holtz
Subject: RE: Letter
Date: Friday, March 18, 2022 4:25:18 PM
Attachments: image001.png
image002.png

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

I'll forward but I am not sure the Supervisor will have availability given his all day commitment today.

Regards,

FSBR

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Friday, March 18, 2022 4:22 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Subject: RE: Letter

Matt, Thanks for the response, David was hoping to get a call with you and Mr. fountain, if possible tomorrow. Thanks.

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Friday, March 18, 2022 4:12 PM
To: Ethan Holtz <eholtz@jaffelaw.com>
Cc: Christopher Patterson <cpatterson@fsbrlaw.com>; Alana Ballantyne <aballantyne@fsbrlaw.com>
Subject: RE: Letter

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Dear Ethan:

Thank you for your note and the position of your client. Unfortunately, as you know, Supervisor Fountain was engaged all day in other governmental functions and is unavailable. Regarding the substance of your note, we respectfully disagree but will continue to evaluate if this offers a path to resolution.

First, the "second opinion" path is acknowledged only as an informal "custom and practice" among building inspectors. (Kubiske Affidavit, ¶ 11). No statute or code section has been cited or provided for any such "right." Rather, the Act (MCL 125.1514), the Rules (Mich Admin Code, R 408.30414), and the relevant Code (MBC 113.1) all direct an interested person who believes that provisions of the code do not apply or that the code has been incorrectly interpreted appeal to the construction board of appeals. Therefore, not only has the applicant failed to exhaust its administrative remedies (See MCL 125.1514 through MCL 125.1518) but unfortunately the applicant has consistently refused to even initiate its administrative remedies.

Second, Supervisor Fountain is not "clearly going beyond his authority." Initially, it is not clear how he could go beyond his authority when the process is admittedly only a "custom and practice." But in any event, under the affidavit offered by Mr. Kubiske, any second opinion is contingent upon "approval from the subject Township's Supervisor." (Affidavit, ¶ 11). Supervisor Fountain has not approved any second opinion nor approved any party to seek a second opinion. According to your own expert, Supervisor Fountain retains authority to approve any path forward. Of course, he and the Township are entitled to their own counselors and consultants.

The Township has merely acknowledged that their building inspector is aware that in certain circumstances, another building official can be valuable in resolving personality or other non-technical conflicts when working with an applicant. A recognition that the alternative offered by Mr. Kubiske is something they have "heard about" is a far cry from approving an opinion subsequently offered or binding the Township to any submitted information.

Third, questions remain about whether such a custom is utilized only after a permit has been issued and communication about compliance with the code has broken down. In the present situation, the Applicant has not and continues to refuse to submit a building permit application with the required supporting documentation. It is unclear whether the "common custom" extends to decisions about whether a building permit is required in the first instance or merely applies to how best to comply with the code under an active permit.

Fourth, the reliance of the Applicant upon the reviews and inspections of the MRA and BFS is well known. However, the MRA reviews for compliance with their rule set (MAC 420.1 *et seq.*) and the BFS reviews for compliance with the fire code. Neither body reviews for or enforces the building, plumbing, mechanical, electrical or other code because the jurisdiction to review and enforce those codes rest with the local enforcing agency. MCL 125.1502(t), (v); MCL 125.1511. The crux of the current dispute is a building code question which is not in the jurisdiction of the MRA or BFS but rather squarely a question for the enforcing agency.

Finally, while certainly any economic damages are regrettable, undesired, and unintended, the Township has worked diligently with Park Consulting Group and Power REIT. The Township has issued a conditional use permit under the zoning ordinance (which you have), approved the issuance of their local marihuana permits (which you have), and approved the site plan (attached) which itself identifies the "Greenhouse Area" as an "F-2 Low Hazard Industrial" occupancy group. And regarding the specific continuing dispute on the application of the building code, I understand that the building official has encouraged either a set of plans under a prescriptive method or an appeal to the construction board of appeals since at least December 2021. And we have consistently provided several viable paths forward to the Applicant for at least a month.

The Township has consistently sought to work in good faith with the applicant in the same mode and manner as the other approved marihuana growers within the Township. We continue to seek a path forward for the Applicant, continue to stress the available administrative remedies, and are evaluating the creative alternatives from your office to determine if they are viable here.

We hope to have more information for you soon. If there are any questions, comments, or concerns in the interim please do not hesitate to contact me.

Regards,

Matt

Bcc: client

FSBR

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Thursday, March 17, 2022 10:13 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David H. Lesser <david@dlesser.com>; Leise Rosman <leise@go7cities.com>; Tom Piepkow <tomp@millcann.com>
Subject: RE: Letter

I wanted to follow up on our discussion from earlier today in which you advised me that the Township intends to seek another opinion on whether growing cannabis at the Property is an agricultural use. Ultimately, we reject the idea that the Township should seek another opinion. First, you have acknowledged that receiving an opinion from a building official from a neighboring municipality is a legitimate and commonly used practice. Second, the Supervisor has agreed to consider this opinion. Given the foregoing, we reject the notion that the Supervisor can now alter this common practice and seek yet another, perhaps differing opinion. We have already provided an opinion from a building official from an adjacent Township (in fact several adjacent townships) as well as from an engineer from another part of Michigan who is well qualified to opine on this matter. We have provided the Township with two highly reliable opinions confirming that our plans are not a change in use. But even if the Township continued to harbor doubts, it will benefit from the State's inspections of the greenhouse. Again, all that we need is a simple two-sentence letter the parties have discussed. There is simply no justification to not issue the requested letter and to continue to delay the process by seeking more opinions.

At this point, if the Township Supervisor is unwilling to proceed immediately, he is clearly going beyond his authority. The continued delay in providing the requested support of this project is causing tremendous damages not just to Applicant but also to the Township itself in the form of lost revenue and jobs. These losses increase on a daily basis and we believe we have exhausted our administrative remedies to resolve this at this point.

Please let us know if there is a break in the Board of Review meeting tomorrow so we can figure out a time for a much needed call to discuss. Thanks,

---

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Thursday, March 17, 2022 5:48 PM
To: Ethan Holtz <eholtz@jaffelaw.com>
Subject: RE: Letter

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Thanks,

FSBR

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▼ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Thursday, March 17, 2022 5:40 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: Letter

Matt,

Also for the Township's consideration. Thanks,

EXHIBIT 17

Frank Ballard
213 Country Club Terrace
Battle Creek, MI 49015

To whom it may concern:

I am the Building Inspector for Lee Township which is the Township north of Marengo Township. In addition, I am the Building Inspector for the following Townships: Fredonia, Clarence, Marshall, Athens, Leroy and Newton.

I have reviewed the letter (the "Letter") dated March 16, 2022 by Ethan Holtz from Jaffe Raitt Heuer & Weiss and hereby agree to offer an opinion related to the Property as a Building Inspector from an adjacent Township.

I have reviewed the Affidavit provided by David Kubiske, P.E. that is an attachment the Letter and agree with his description of the situation. In addition, I have been supplied with facts and circumstances related to this property and the prior and proposed continued use of this property.

As a Building Inspector from an adjacent township, I hereby state:

- This existing greenhouse property is exempt from requiring a building permit pursuant to the Michigan Building Code because it is already a grandfathered use as a greenhouse (Michigan Building Code 2015).
- This existing greenhouse property is also exempt from requiring a Certificate of Occupancy pursuant to the Michigan Building Code because it is already a grandfathered use as a greenhouse (Michigan Building Code 2015).
- This existing property is zoned agricultural and the building itself is a greenhouse and the use of a greenhouse is an agricultural use.
- To be clear, if this property was located in Lee Township or any of the other Townships which I serve, I would have immediately agreed to submit any requested paperwork to support the fact that this property does not require building permits or a Certificate of Occupancy. I hereby submitting this letter in support of these conclusions.

If you have any questions or require any further information, please do not hesitate to contact me at 269 209-2094.

Sincerely,

Frank Ballard

EXHIBIT 18

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Wednesday, March 23, 2022 9:35 AM
To: Ethan Holtz <eholtz@jaffelaw.com>
Subject: RE: Building Inspector Letter

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

I am just seeing this this morning but will forward to the township and see if there is an update. I'm fairly flexible today, especially in the afternoon. Is there a good time to chat in your calendar?

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Tuesday, March 22, 2022 6:10 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: FW: Building Inspector Letter

Matt,

Attached for the Township's consideration is the opinion of another Building Official, who is from Parma Township. As you can see, he fully agrees with the opinion submitted by Mr. Ballard. Again, we believe pursuant to the discussed custom and practice that the Township is entitled to rely upon these opinions. We ask again that the Township agree to execute the two sentence letter that was proposed. Please let me know as soon as you have time to discuss. Im available tonight. Thank you,

Brian Buchanan
29951 H Dr N
Albion, MI 49224

To whom it may concern:

I am the Building Inspector for Parma Township which is East of Marengo Township.

I have reviewed the letter (the "Letter") dated March 16, 2022 by Ethan Holtz from Jaffe Raitt Heuer & Weiss and hereby agree to offer an opinion related to the Property as a Building Inspector from an adjacent Township.

I have reviewed the Affidavit provided by David Kubiske, P.E. that is an attachment the Letter and agree with his description of the situation. In addition, I have been supplied with facts and circumstances related to this property and the prior and proposed continued use of this property.

As a Building Inspector from an adjacent township and a Residential Builder for over 30yrs I hereby state:

- This existing greenhouse property is exempt from requiring a building permit pursuant to the Michigan Building Code because it is already a grandfathered use as a greenhouse (Michigan Building Code 2015).
- This existing greenhouse property is also exempt from requiring a Certificate of Occupancy pursuant to the Michigan Building Code because it is already a grandfathered use as a greenhouse (Michigan Building Code 2015).
- This existing property is zoned agricultural and the building itself is a greenhouse and the use of a greenhouse is an agricultural use.
- To be clear, if this property was located in Lee Township or any of the other Townships which I serve, I would have immediately agreed to submit any requested paperwork to support the fact that this property does not require building permits or a Certificate of Occupancy. I hereby submitting this letter in support of these conclusions.
- Simply put, growing a plant is agriculture including if it is done in a greenhouse.
-

If you have any questions or require any further information, please do not hesitate to contact me at 517-331-1303

Sincerely,

Brian Buchanan

EXHIBIT 19

SANDSTONE TOWNSHIP

SANDSTONE CHARTER TOWNSHIP

7940 County Farm Road
Parma, MI 49269
517-784-4712
Fax 517-784-2605
www.sandstonetownship.org

to whom it may concern:

I am the building official for Blackman, Sandstone, Sheridan and Springport Township. I was asked my opinion regarding a certificate of occupancy being required for a green house. From what I am told the green house will not be changing in use therefore my opinion is that a new certificate of occupancy is not required. Under section 105.2 (work exempt from a permit) (X) it would be my interpretation that a green house would be exempt from the building code to require a building permit.

3-24-22

Bryan Powers

Sandstone Township Building Official

Cell: 517 9378205

EXHIBIT 20

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Friday, March 25, 2022 12:58 PM
To: Ethan Holtz <eholtz@jaffelaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: RE: Another Opinion

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Dear Ethan:

The Township and building folks are not available for a call today. But more to the substance, the Township is comfortable with its current position. As I mentioned yesterday, I understand the various building inspectors have been backchanneling and discussing the letters; after discussion, our folks are unpersuaded. For example, see the attached opinion of Mr. Kenneth Cooper. Therefore, the Supervisor has not and will not approve a review by a neighboring building inspector, as contemplated by Mr. Kubiske.

The Township reiterates that it believes this project can and should move forward. The applicant can submit a set of building plans (under whatever prescriptive method or rehabilitation code their engineer believes is appropriate under the code) and detail how and why a greenhouse use group should apply to the majority of the building. Alternatively, interpretations of the code and other administrative remedies provided for in statute and rule are available to resolve disputes about the interpretation and application of the building code and other codes.

Also, I was able to contact the City of Coldwater's building inspector who worked on the greenhouse referenced the other day. He stated that the state plan reviewers advised him that growing tomatoes was agriculture under the building code and therefore there were no inspections or a certificate of occupancy of that greenhouse—similar to the J Drive greenhouse with red peppers. He also stated his understanding that growing marihuana was not considered agriculture by the state. In that case, if the tomato greenhouse became a marihuana greenhouse he would look at the industrial or factory nature of the cultivation and would classify it as a light industrial type use consistent with an F use group.

Please let us know if your client would like to submit materials to the construction board of appeals for interpretation.

Regards,

Matt

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Thursday, March 24, 2022 4:22 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: RE: Another Opinion

Thanks Matt, as we have stated many times there is no change in use - - plants were being grown before and plants intend to be grown now and that is agriculture - - there has been no authority presented otherwise. Please let me know about tomorrow as you can. thanks very much,

---

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Thursday, March 24, 2022 4:12 PM
To: Ethan Holtz <eholtz@jaffelaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: RE: Another Opinion

Thank you, Ethan.

As noted in my earlier correspondence, the informal nature of this custom and practice may not be appropriate here where no building permit has actually been issued.

Looking at the substance of this latest letter, he states that "I am told the green house will not changing in use . . . ." But it is our position that growing agricultural food (red peppers) to growing state regulated marihuana is a change in use. His opinion is premised on "not changing in use." So again, I'm not sure how much weight the building official can put in this opinion.

But I will forward so they are aware of your continuing efforts.

Regards,

Matt

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300

Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

Best Lawyers BEST LAW FIRMS U.S.News 2022

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Thursday, March 24, 2022 3:54 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: Another Opinion

Matt,

Please see the attached letter from Bryan Powers, Building Official for Blackman, Sandstone, Sheridan and Springport Townships. Mr. Powers's opinion is submitted consistent with the others already submitted. By my count, that makes 12 areas townships that agree on this position. As we've discussed, give that it is accepted custom and practice to accept the opinions of adjacent township building officials in the event of a disagreement of interpretation as the one we're currently having, the Township is appropriately entitled to rely on these opinions and grant the request we have made without any further need for conferral or discussion. But, following up on my letter, yesterday, if there is still any doubt, I would hope we could have a zoom meeting tomorrow with all parties, including various building officials and the appropriate Township Officials/Board members, including the Township Supervisor and arrive on a final conclusion. Please let me know. Thank you,

KPC BUILDING CODE CONSULTANTS
524 Arcadia
Harbor Springs, Michigan 49740
(231) 373-7192

March 22, 2022

SCMCCI
P.O. Box 509
113 South Capital Ave
Athens, Michigan 49011

RE: 22695 J. Drive North

I was requested by SCMCCI to review several documents regarding building permits, plan reviews, use and occupancy, inspections, and certificate of occupancy for the above referenced address. Also, I was asked to provide comments regarding statements made within the provided documents.

1. Comments were made that it's "customary practice in Michigan and that an applicant has the right to request a review from an adjacent municipality upon approval from the subject Township Supervisor". *That statement is false. There is no language within the State Construction Code Act (Public Act 230) or within the Michigan Building Code (2015 MBC) that provides a right for an applicant to make such a request. If the applicant believes the code official has misinterpreted the code or is not applying the code correctly the applicant's first recourse is to request a hearing before the local Construction Board of Appeals.*
2. Comments were made "there is no Change of Use". *That statement is false. It appears that some are under the belief the last known Certificate of Occupancy issued, with Use and Occupancy Classification was a Group U. That may or may not be true, however in this situation it is a mute point. The proposed use and occupancy is an F-1. Group U is for buildings that are of an accessory character. The proposed use and occupancy of the building is not an accessory building, it's the main use. The proposed use and occupancy fits within some examples noted within 2015 MBC Section 306.2, F-1, particularly tobacco and hemp products.*
3. Comments were made "property does not require a building permit and / or a Certificate of Occupancy". *That statement is false. The Marihuana Facilities Act (PA 281) requires compliance with the State Construction Code (PA 230) and the Skilled Trades Regulation Act (PA 407) for facilities. With that language within PA 281 the requirements*

of PA 230 and PA 407 must be complied with. With that said applications for building, electrical, plumbing, and mechanical permits must be submitted to the Authority Having Jurisdiction (AHJ). Along with permit applications, construction documents must be provided for plan review that indicates how all code requirements are met. After plan reviews are approved the required permits can be issued. When the applicants are issued a valid permits, then and only then construction may proceed. During the construction process all required inspections must be approved before the required Certificate of Occupancy can be issued.

4. Comments were made "The existing property is **z**oned agricultural and the building itself is a greenhouse and the use of a greenhouse is an agricultural use". *That statement is false. It appears someone is mixing zoning requirements with building code requirements together. Building code requirements and zoning regulations are never mixed and intertwined together.*

If you have any questions regarding these comments please feel free to contact me at (231) 373-7192. I have previously enclosed my International Code Council Certifications and my State of Michigan Building Official, Inspector, Plan Review registrations previously.

Sincerely,

Kenneth P. Cooper

EXHIBIT 21

From: Matthew Kuschel
To: Ethan Holtz
Cc: Sal Amodeo; Deborah Stetzel; Christopher Patterson
Subject: RE: letter to Township 4892-8261-1730 v.1
Date: Friday, March 4, 2022 3:57:04 PM
Attachments: image001.png
image002.png

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Dear Ethan:

I just got off with my folks and we appreciate your position and argument. However, having the MRA accept the letter and arguably make a determination under their Rule 420.208 does not change the position of the building official. In short, the MRA does not have jurisdiction over the building code.

My client and I continue to believe that the correct set of plans—in line with the small carbon footprint vision of your client—could satisfy all the code provisions; but we cannot determine that without a permit application and set of plans. And of course, there remains the Construction Board of Appeals.

Regards,

Matt

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Tuesday, March 1, 2022 5:02 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: Sal Amodeo <samodeo@jaffelaw.com>; Deborah Stetzel <dstetzel@jaffelaw.com>
Subject: FW: letter to Township 4892-8261-1730 v.1

Matt,

As discussed. See attached. I'll give you a call. Thanks,

EXHIBIT 22

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Wednesday, March 30, 2022 11:06 AM
To: Ethan Holtz <eholtz@jaffelaw.com>
Cc: Christopher Patterson <cpatterson@fsbrlaw.com>
Subject: RE: Another Opinion

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Ethan,

This development is indeed regrettable. We will accept service on behalf of the Township when and if you finalize and file.

I hope you can salvage some of your planned vacation.

Regards,

Matt

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▿ U.S. News & World Report Ranked Best Law Firm

Best Lawyers BEST LAW FIRMS U.S.News 2022

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Tuesday, March 29, 2022 4:16 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David H. Lesser <david@dlesser.com>; Leise Rosman <leise@go7cities.com>; Tom Piepkow <tomp@millcann.com>
Subject: RE: Another Opinion

We are troubled with the township's continued refusal to meet with us. Even more troubling, is that after agreeing that an opinion from an adjacent Township building official is common in Michigan and after we provided such an opinion, you said the Township wanted yet another opinion, which is

not common. Not only did we provide an additional opinion but provided two additional opinions for a total of three opinions that collectively cover 12 area townships. Instead of proceeding, the Township then determined to rely on an unsigned "opinion" from someone in Harbor Springs, the complete opposite end of the State and nowhere near the subject area (and this person is not, as near as we can tell, actually a building official of any municipality and certainly not in Emmett County where this individual resides). This person's qualifications are not even provided and we could find no information on him on the internet. Somehow the Township feels this trumps the 12 adjacent townships plus the affidavit provided by Dave Kubiske. This position is simply not supportable.

With respect to your continued assertion that the proper forum for resolution of this dispute is the CBA, we again disagree. As we have discussed many times, since the greenhouse is an agricultural property it is exempt from the MBC and thus the jurisdiction of the building official and the CBA. In that instance, there is no administrative remedy to exhaust and our clients are not bound to that process. *See Huggett v Department of Natural Resources*, 232 Mich.App. 188.

As to the substantive points, I am not going to repeat them again except to say that we disagree with your position and it seems we are now indeed at an impasse. As that is the case and the Township is refusing to meet with us, since we have no proper administrative remedy, it seems we have no choice but to commence litigation to break this dispute. Attached is a draft copy of the complaint we anticipate filing shortly. Please advise if you will accept service of the complaint and please notify the Township's carrier.

Thank you,

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Friday, March 25, 2022 12:58 PM
To: Ethan Holtz <eholtz@jaffelaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: RE: Another Opinion

****EXTERNAL EMAIL - Be Cautious with Links and Attachments****

Dear Ethan:

The Township and building folks are not available for a call today. But more to the substance, the Township is comfortable with its current position. As I mentioned yesterday, I understand the various building inspectors have been backchanneling and discussing the letters; after discussion, our folks are unpersuaded. For example, see the attached opinion of Mr. Kenneth Cooper. Therefore, the Supervisor has not and will not approve a review by a neighboring building inspector, as contemplated by Mr. Kubiske.

The Township reiterates that it believes this project can and should move forward. The applicant can submit a set of building plans (under whatever prescriptive method or rehabilitation code their engineer believes is appropriate under the code) and detail how and why a greenhouse use group should apply to the majority of the building. Alternatively, interpretations of the code and other administrative remedies provided for in statute and rule are available to resolve disputes about the

interpretation and application of the building code and other codes.

Also, I was able to contact the City of Coldwater's building inspector who worked on the greenhouse referenced the other day. He stated that the state plan reviewers advised him that growing tomatoes was agriculture under the building code and therefore there were no inspections or a certificate of occupancy of that greenhouse—similar to the J Drive greenhouse with red peppers. He also stated his understanding that growing marihuana was not considered agriculture by the state. In that case, if the tomato greenhouse became a marihuana greenhouse he would look at the industrial or factory nature of the cultivation and would classify it as a light industrial type use consistent with an F use group.

Please let us know if your client would like to submit materials to the construction board of appeals for interpretation.

Regards,

Matt

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▼ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Thursday, March 24, 2022 4:22 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: RE: Another Opinion

Thanks Matt, as we have stated many times there is no change in use - - plants were being grown before and plants intend to be grown now and that is agriculture - - there has been no authority presented otherwise. Please let me know about tomorrow as you can. thanks very much,

---

From: Matthew Kuschel <MKuschel@fsbrlaw.com>
Sent: Thursday, March 24, 2022 4:12 PM
To: Ethan Holtz <eholtz@jaffelaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: RE: Another Opinion

Thank you, Ethan.

As noted in my earlier correspondence, the informal nature of this custom and practice may not be appropriate here where no building permit has actually been issued.

Looking at the substance of this latest letter, he states that "I am told the green house will not changing in use . . . ." But it is our position that growing agricultural food (red peppers) to growing state regulated marihuana is a change in use. His opinion is premised on "not changing in use." So again, I'm not sure how much weight the building official can put in this opinion.

But I will forward so they are aware of your continuing efforts.

Regards,

Matt

Matthew A. Kuschel
Associate • Fahey Schultz Burzych Rhodes

Direct: 517.381.3162 • Cell: 517.927.7300
Office: 517.381.0100 • Fax: 517.381.5051
fsbrlaw.com • mkuschel@fsbrlaw.com

4151 Okemos Road, Okemos, MI 48864 USA
▽ U.S. News & World Report Ranked Best Law Firm

From: Ethan Holtz <eholtz@jaffelaw.com>
Sent: Thursday, March 24, 2022 3:54 PM
To: Matthew Kuschel <MKuschel@fsbrlaw.com>
Cc: David H. Lesser <david@dlesser.com>
Subject: Another Opinion

Matt,

Please see the attached letter from Bryan Powers, Building Official for Blackman, Sandstone, Sheridan and Springport Townships. Mr. Powers's opinion is submitted consistent with the others already submitted. By my count, that makes 12 areas townships that agree on this position. As we've discussed, give that it is accepted custom and practice to accept the opinions of adjacent township building officials in the event of a disagreement of interpretation as the one we're currently having, the Township is appropriately entitled to rely on these opinions and grant the request we have made without any further need for conferral or discussion. But, following up on my letter, yesterday, if there is still any doubt, I would hope we could have a zoom meeting tomorrow with all parties, including various building officials and the appropriate Township Officials/Board members, including the Township Supervisor and arrive on a final conclusion. Please let me know. Thank you,